EXECUTION COPY















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                            ASSET EXCHANGE AGREEMENT

                                     between

                          DOBSON CELLULAR SYSTEMS, INC.

                                       and

                          AT&T WIRELESS SERVICES, INC.



                          Dated as of December 24, 2002


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
                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
ARTICLE 1 EXCHANGE ............................................................1

         Section 1.1.      Asset Consolidation.................................1
         Section 1.2.      Exchange............................................2
         Section 1.3.      Like-Kind Exchange..................................2

ARTICLE 2 EXCHANGED ASSETS; EXCLUDED ASSETS....................................3

         Section 2.1.      California Assets...................................3
         Section 2.2.      Excluded California Assets..........................4
         Section 2.3.      Alaska Assets.......................................5
         Section 2.4.      Excluded Alaska Assets..............................7

ARTICLE 3 ASSUMED LIABILITIES; EXCLUDED LIABILITIES............................8

         Section 3.1.      Assumed Alaska Liabilities..........................8
         Section 3.2.      Assumed California Liabilities......................8

ARTICLE 4 INSTRUMENTS OF ASSIGNMENT AND ASSUMPTION.............................9

         Section 4.1.      Assignment Documents................................9
         Section 4.2.      Assumption Documents................................9

ARTICLE 5 WORKING CAPITAL ADJUSTMENT..........................................10

         Section 5.1.      Definitions........................................10
         Section 5.2.      Post-Closing Determinations........................11
         Section 5.3.      Post-Closing Objections............................11
         Section 5.4.      Post-Closing Adjustment............................12

ARTICLE 6 CLOSING.............................................................13

ARTICLE 7 REPRESENTATIONS OF DCS..............................................13

         Section 7.1.      Organization; Qualification........................13
         Section 7.2.      Authorization, Execution and Delivery..............14
         Section 7.3.      Title to and Condition of Assets...................14
         Section 7.4.      Real Property......................................15
         Section 7.5.      Assumed Contracts and Subscribers..................16
         Section 7.6.      Governmental Licenses; FCC Matters.................18
         Section 7.7.      Compliance with Laws...............................19
         Section 7.8.      No Conflicts; Consents.............................19
         Section 7.9.      Litigation and Legal Proceedings...................19
         Section 7.10.     California System Employees........................20
         Section 7.11.     California System Employee Benefits................21
         Section 7.12.     Tax Matters........................................22
         Section 7.13.     Financial Statements; Changes......................22
         Section 7.14.     Insurance..........................................23
         Section 7.15.     Brokers............................................23
         Section 7.16.     Environmental Compliance...........................24
         Section 7.17.     Accounts Receivable................................25
         Section 7.18.     Solvency...........................................25
         Section 7.19.     Valid Transaction..................................25
         Section 7.20.     Undisclosed Liabilities............................26
         Section 7.21.     DCS Cell Sites.....................................26
         Section 7.22.     CALEA..............................................26
         Section 7.23.     Subscriber Agreements..............................26
         Section 7.24.     Inventory..........................................26
         Section 7.25.     Pre-Paid Subscribers...............................27

ARTICLE 8 REPRESENTATIONS OF AWS..............................................27

         Section 8.1.      Organization; Qualification........................27
         Section 8.2.      Authorization, Execution and Delivery..............27
         Section 8.3.      Title to and Condition of Assets...................28
         Section 8.4.      Real Property......................................28
         Section 8.5.      Assumed Contracts and Subscribers..................29
         Section 8.6.      Governmental Licenses; FCC Matters.................31
         Section 8.7.      Compliance with Laws...............................33
         Section 8.8.      No Conflicts; Consents.............................33
         Section 8.9.      Litigation and Legal Proceedings...................33
         Section 8.10.     Alaska System Employees............................34
         Section 8.11.     Alaska System Employee Benefits....................34
         Section 8.12.     Tax Matters........................................35
         Section 8.13.     Financial Statements; Changes......................36
         Section 8.14.     Insurance..........................................37
         Section 8.15.     Brokers............................................37
         Section 8.16.     Environmental Compliance...........................37
         Section 8.17.     Accounts Receivable................................38
         Section 8.18.     Solvency...........................................38
         Section 8.19.     Valid Transaction..................................38
         Section 8.20.     Undisclosed Liabilities............................38
         Section 8.21.     AWS Cell Sites.....................................38
         Section 8.22.     CALEA..............................................39
         Section 8.23.     Subscriber Agreements..............................39
         Section 8.24.     Inventory..........................................39

ARTICLE 9 COVENANTS OF THE PARTIES............................................40

         Section 9.1.      Financial Statements and System Information........40
         Section 9.2.      FCC Approvals......................................40
         Section 9.3.      Third Party Consents; Closing Conditions...........41
         Section 9.4.      Conduct of Business................................42
         Section 9.5.      Access.............................................46
         Section 9.6.      Alaska System Employees............................46
         Section 9.7.      California System Employees........................48
         Section 9.8.      No Shop............................................51
         Section 9.9.      Post-Closing Non-Compete...........................51
         Section 9.10.     Personal Computers.................................54
         Section 9.11.     Contracts Held by Affiliates.......................54
         Section 9.12.     Negative Covenants.................................55
         Section 9.13.     Certain Expenses...................................56
         Section 9.14.     FCC Compliance.....................................56
         Section 9.15.     Cell Site Compliance...............................56
         Section 9.16.     Transition Branding................................56
         Section 9.17.     Tagline Branding...................................57
         Section 9.18.     Environmental Security Deposit.....................57

ARTICLE 10 CONDITIONS PRECEDENT TO AWS'S OBLIGATION TO CLOSE..................57

         Section 10.1.     Accuracy of Representations and Warranties;
                           Performance of this Agreement......................57
         Section 10.2.     Authorizing Resolutions............................58
         Section 10.3.     Third Party Consents; FCC; HSR Act.................58
         Section 10.4.     Bills of Sale; Assumption Agreement................58
         Section 10.5.     Regulatory and Corporate Opinions of Counsel
                           for DCS............................................58
         Section 10.6.     No Threatened or Pending Litigation................59
         Section 10.7.     Release of Liens...................................59
         Section 10.8.     Other Transaction Documents........................59
         Section 10.9.     Governmental Authorizations........................59
         Section 10.10.    Asset Consolidation Transactions...................59
         Section 10.11.    Lender Acknowledgement.............................59

ARTICLE 11 CONDITIONS PRECEDENT TO DCS'S OBLIGATION TO CLOSE..................60

         Section 11.1.     Accuracy of Representations and Warranties;
                           Performance of this Agreement......................60
         Section 11.2.     Authorizing Resolutions............................60
         Section 11.3.     Third Party Consents; FCC; HSR Act.................60
         Section 11.4.     Bills of Sale; Assumption Agreement................61
         Section 11.5.     Regulatory and Corporate Opinions of Counsel
                           for AWS............................................61
         Section 11.6.     No Threatened or Pending Litigation................61
         Section 11.7.     Release of Liens...................................61
         Section 11.8.     Other Transaction Documents........................61
         Section 11.9.     Governmental Authorizations........................61
         Section 11.10.    Asset Consolidation Transactions...................61

ARTICLE 12 CASUALTY LOSSES....................................................62

         Section 12.1.     Casualty Losses Relating to the California Assets..62
         Section 12.2.     Casualty Losses Relating to the Alaska Assets......62

ARTICLE 13 INDEMNIFICATION....................................................62

         Section 13.1.     Indemnification by DCS.............................62
         Section 13.2.     Indemnification by AWS.............................63
         Section 13.3.     Notice and Defense of Claims.......................63
         Section 13.4.     Set-Off............................................64
         Section 13.5.     Limitations........................................65
         Section 13.6.     Survival of Representations and Warranties.........66
         Section 13.7.     Disclaimer of Other Representations and Warranties.66
         Section 13.8.     Payment............................................67

ARTICLE 14 CONFIDENTIALITY AND PRESS RELEASES.................................68

         Section 14.1.     Confidentiality....................................68
         Section 14.2.     Press Releases.....................................68
         Section 14.3.     Disclosures Required by Law........................68

ARTICLE 15 TERMINATION........................................................69

         Section 15.1.     Breaches and Defaults; Opportunity to Cure.........69
         Section 15.2.     Termination........................................69

ARTICLE 16 BROKERS' FEES......................................................70

ARTICLE 17 ARBITRATION........................................................70

ARTICLE 18 MISCELLANEOUS......................................................71

         Section 18.1.     Additional Instruments of Transfer.................71
         Section 18.2.     Notices............................................72
         Section 18.3.     Expenses...........................................74
         Section 18.4.     Transfer Taxes.....................................74
         Section 18.5.     Collection Procedures..............................74
         Section 18.6.     Governing Law......................................74
         Section 18.7.     Assignment.........................................74
         Section 18.8.     Successors and Assigns.............................75
         Section 18.9.     Amendments; Waivers................................75
         Section 18.10.    Entire Agreement...................................75
         Section 18.11.    Counterparts.......................................75
         Section 18.12.    Severability.......................................75
         Section 18.13.    Section Headings...................................76
         Section 18.14.    Interpretation.....................................76
         Section 18.15.    Further Assurances.................................76
         Section 18.16.    Third Parties......................................76
         Section 18.17.    Remedies...........................................77
         Section 18.18.    Certain Defined Terms..............................77

Exhibits

Exhibit A             Form of Bill of Sale
Exhibit B             Form of Instrument of Assignment
Exhibit C             Form of Assumption Agreement
Exhibit D             Form of Opinion of Corporate Counsel
Exhibit E             Form of Opinion of FCC Counsel
Exhibit F             Form of Addendum No. 3 to Operating Agreement
Exhibit G             Form of GSM Build-Out Agreement (Alaska)
Exhibit H             Form of GSM Roaming Agreement (Alaska)
Exhibit I             Form of SOC Letter
Exhibit J             Form of Lender Acknowledgement


Schedules

(Attached)

                            ASSET EXCHANGE AGREEMENT

     ASSET EXCHANGE AGREEMENT, dated as of December 24, 2002, between DOBSON CELLULAR SYSTEMS, INC., an Oklahoma corporation ("DCS"), and AT&T WIRELESS SERVICES, INC., a Delaware corporation ("AWS").

     WHEREAS, AWS directly or indirectly owns (either by itself or with others) and operates wireless telecommunications systems (the "Alaska Systems") in the territory covered by the Alaska Cellular Authorizations (as defined in Section 2.3(a)) (collectively, the "Alaska Markets"); and DCS directly or indirectly owns (either by itself or with others) and operates wireless telecommunications systems (the "California Systems") in the territory covered by the California Cellular Authorizations (as defined in Section 2.1(a)) (collectively, the "California Markets"); and

     WHEREAS, AWS and its Affiliates are engaged in the business of marketing, selling and providing wireless telecommunications services in the Alaska Markets (such business, as conducted by AWS, is referred to herein as the "Alaska Business"); and DCS and its Affiliates are engaged in the business of marketing, selling and providing wireless telecommunications services in the California Markets (such business, as conducted by DCS, is referred to herein as the "California Business"); and

     WHEREAS, AWS and DCS desire to effect an exchange (the "Exchange") of, among other things, the assets and rights of DCS that relate primarily to the ownership and operation of the California Systems, including certain licenses issued by the Federal Communications Commission (the "FCC"), for the assets and rights of AWS that relate primarily to the ownership and operation of the Alaska Systems, including certain licenses issued by the FCC, all subject to the terms and conditions set forth herein; and

     WHEREAS, the parties desire that the Exchange be structured as a like-kind exchange under section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), to the fullest extent practicable.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                    EXCHANGE

     Section 1.1. Asset Consolidation

     At or prior to Closing, (a) AWS and DCS will use all commercially reasonable efforts, at the expense of DCS (except with regard to any fees of AWS's outside counsel), to effect the transactions described on Schedule 1.1(a) (the assets, properties and rights to be conveyed to AWS pursuant to such transactions are referred to herein as the "Redemption Assets") and (b) AWS will use all commercially reasonable efforts, at the expense of AWS, to effect the transactions described on Schedule 1.1(b).

     Section 1.2. Exchange

     Except as otherwise provided and subject to the terms and conditions set forth in this Agreement:

     (a) At Closing, AWS will, and will cause its Affiliates to, assign, transfer, deliver and convey to DCS, free and clear of all security interests, liens, pledges, charges, encroachments, defects of title, options, rights of first refusal or other rights of third parties (absolute or contingent), easements or any other encumbrance or restriction on the use or exercise of any attribute of ownership (collectively, "Liens") other than Permitted Liens (as defined in Section 18.18), and DCS will acquire, all right, title, and interest of AWS and its Affiliates in and to, the Alaska Assets (as defined in Section 2.3), in exchange for the California Assets (as defined in Section 2.1).

     (b) At Closing, DCS will, and will cause its Affiliates to, assign, transfer, deliver and convey to AWS, free and clear of all Liens other than Permitted Liens, and AWS will acquire, all right, title and interest of DCS and its Affiliates in and to the California Assets, in exchange for the Alaska Assets.

     (c) At Closing, AWS will assign, transfer, deliver and convey to Dobson Communications Corporation ("DCC"), free and clear of all Liens (other than Liens created by any agreement to which DCC is a party), all right, title and interest of AWS in and to the shares of Series AA Preferred Stock of DCC owned by AWS, including any right to receive dividends or other distributions thereon (the "DCC Securities").

     Section 1.3. Like-Kind Exchange

     (a) The parties shall cause the Exchange to be treated in such a manner that such exchange qualifies as a tax-free exchange of multiple, like-kind assets to the maximum extent permitted by section 1031 of the Code. Notwithstanding any other provision in this Agreement, including this Section 1.3, each party acknowledges and agrees that it (i) has obtained its own, separate tax advice with respect to the characterization of the exchanges hereunder as like-kind exchanges of property under section 1031 of the Code, and
(ii) is not relying on any representations of the other party with respect to the characterization of the exchanges hereunder as like-kind exchanges of property under section 1031 of the Code.

     (b) On or prior to the Closing Date, DCS and AWS shall agree upon the relative fair market values of the assets to be delivered to the other party pursuant to Section 1.2. AWS and DCS agree to cause all tax returns and reports relating to the transactions contemplated hereby, including Internal Revenue Service Form 8594, to be filed in accordance with such agreement and not to take any position inconsistent therewith unless required to do so pursuant to a "determination" as such term is defined in section 1313 of the Code.

                                   ARTICLE 2
                        EXCHANGED ASSETS; EXCLUDED ASSETS

     Section 2.1. California Assets. The assets, properties and rights to be conveyed to AWS pursuant to this Agreement shall be all of the assets, properties and rights of DCS and its Affiliates that relate primarily to the California Business (the "California Assets"), including the following assets, properties and rights of DCS and its Affiliates:

     (a) (i) the FCC licenses and authorizations, including (x) FCC licenses and authorizations to construct, own and operate a cellular telecommunications system in the California Markets (the "California Cellular Authorizations") and certain microwave licenses used in connection with such cellular operations (the "California Microwave Authorizations") and (y) construction permits, if any, that have been issued by the FCC to DCS or an Affiliate with respect to construction of a cellular telecommunications system in the California Markets (together with the California Cellular Authorizations and the California Microwave Authorizations, the "California FCC Authorizations"), that are listed on Schedule 2.1(a)(i) and (ii) the licenses and authorizations issued by any state body having jurisdiction over the California Business that are listed on
Schedule 2.1(a)(ii);

     (b) all rights of DCS and its Affiliates under (i) all Contracts (as defined in Section 18.18) between DCS or an Affiliate and subscribers that are related primarily to the California Business, (ii) all Contracts listed on
Schedule 7.5(a), (iii) all Contracts that are not required to be listed on
Schedule 7.5(a) solely because they involve dollar amounts that are below the thresholds for inclusion on such Schedule, and (iv) all Contracts, entered into during the period commencing on the date hereof and ending on the Closing Date, which AWS agrees to assume in accordance with clause (ii) of the first sentence of Section 3.1 (all such Contracts that are not Excluded California Contracts (as defined in Section 2.2(d)) are referred to collectively as the "Assumed California Contracts");

     (c) all right, title and interest of DCS and its Affiliates in and to the towers, tower equipment, antennas, switching and cell site equipment and buildings, microwave equipment, mobile identification numbers, tools, testing equipment, motor vehicles, office equipment, furniture and fixtures, supplies and inventory, electrical power units, transmission lines, installations, appliances, improvements and other equipment, machinery and tangible personal property used primarily in the California Business, including such as are listed on Schedule 2.1(c);

     (d) all interests of DCS and its Affiliates in all those certain lots and pieces of real property that are owned by or leased to DCS or an Affiliate that are used primarily in the California Business including those set forth on
Schedule 2.1(d), together with the buildings, structures, facilities and other improvements erected thereon, and together with all easements, rights-of-way and other appurtenances thereto;

     (e) all right, title and interest of DCS and its Affiliates to the engineering records, files (including customer information and records), data, drawings, blueprints, books of account, schematics, maps, reports, lists (including customer and supplier lists) and plans and processes used primarily in the California Business, provided that DCS may retain copies thereof so long as AWS is provided with the originals thereof;

     (f) all right, title and interest of DCS and its Affiliates in and to the accounts receivable (billed or unbilled), prepaid assets, and security deposits (the "California Deposits"), in each case which are used primarily in the operation of the California Business;

     (g) to the extent assignable, all licenses, certificates of occupancy, permits, franchises, registrations, certificates of public convenience and necessity, approvals and operating rights, including any applications therefor, used primarily in the operation of the California Business;

     (h) all computer software owned or licensed by DCS or its Affiliates (including all related documentation) that is necessary to operate the switches and other cell site equipment described in paragraph (c) above;

     (i) all rights or choses in action relating primarily to the California Business, including all rights under express or implied warranties relating to the California Assets, except to the extent listed on Schedule 2.2(f);

     (j) subject to Section 12.1, all rights and claims under insurance policies with respect to the California Assets;

     (k) all inventory of cellular telephone handsets and related accessories;
and

     (l) any rights in blocks of NPA-NXX numbers assigned to DCS or its Affiliates for use in the California Business.

     Except as otherwise expressly provided herein, the California Assets shall be deemed to include the Redemption Assets for all purposes of this Agreement.

     Section 2.2. Excluded California Assets

     All other assets owned by DCS or an Affiliate, except the California Assets, shall be retained by DCS or such Affiliate and shall not be sold, assigned or transferred to AWS (the "Excluded California Assets"), including the following assets, properties and rights of DCS or an Affiliate, all of which shall be deemed to be Excluded California Assets:

     (a) all cash on hand (other than the California Deposits) and in financial institutions, cash equivalents, marketable securities and bonds;

     (b) all claims for refunds and/or credits for Taxes (as defined in Section 18.18);

     (c) the minute books and tax returns of DCS or an Affiliate;

     (d) all roaming agreements and the other Contracts listed or described in
Schedule 2.2(d) (the "Excluded California Contracts");

     (e) the rights which accrue or will accrue to DCS or an Affiliate under this Agreement;

     (f) the assets, rights and claims listed in Schedule 2.2(f) and that relate primarily to the California Business;

     (g) subject to Section 2.1(j), all insurance policies and rights and claims thereunder arising from events, matters, conditions arising prior to the Closing Date and which have not been assigned to AWS pursuant to Section 12.1;

     (h) trademarks, trade names, service marks, service names, logos and similar rights and all other intellectual property;

     (i) copies of the documents referred to in Section 2.1(e);

     (j) all California Benefit Plans (as defined in Section 7.11);

     (k) all assets relating primarily to paging products and services offered by DCS or its Affiliates in the California Markets (the "California Paging Assets");

     (l) all motor vehicles owned or leased by DCS or its Affiliates and used primarily with respect to the California Business; and

     (m) inventory that is off-specification, damaged, dormant, obsolete, non-salable, non-usable or not first quality.

     Section 2.3. Alaska Assets

     The assets, properties and rights to be conveyed to DCS pursuant to this Agreement shall be all of the assets, properties and rights of AWS and its Affiliates that relate primarily to the Alaska Business (the "Alaska Assets"), including the following assets, properties and rights of AWS and its Affiliates:

     (a) (i) the FCC licenses and authorizations, including (x) FCC licenses and authorizations to construct, own and operate a cellular telecommunications system in the Alaska Markets (the "Alaska Cellular Authorizations") and certain microwave licenses used in connection with such cellular operations (the "Alaska Microwave Authorizations") and (y) construction permits, if any, that have been issued by the FCC to AWS or an Affiliate with respect to construction of a cellular telecommunications system in the Alaska Markets (together with the Alaska Cellular Authorizations and the Alaska Microwave Authorizations, the "Alaska FCC Authorizations"), that are listed on Schedule 2.3(a)(i) and (ii) the licenses and authorizations issued by any state body having jurisdiction over the Alaska Business that are listed on Schedule 2.3(a)(ii);

     (b) all rights of AWS and its Affiliates under (i) all Contracts between AWS or an Affiliate and subscribers that are related primarily to the Alaska Business, (ii) all Contracts listed on Schedule 8.5(a), (iii) all Contracts that are not required to be listed on Schedule 8.5(a), solely because they involve dollar amounts that are below the thresholds for inclusion on such Schedule, and
(iv) all Contracts, entered into during the period commencing on the date hereof and ending on the Closing Date, which DCS agrees to assume in accordance with clause (ii) of the first sentence of Section 3.1 (all such Contracts that are not Excluded Alaska Contracts (as defined in Section 2.4(d)) are referred to collectively as the "Assumed Alaska Contracts");

     (c) all right, title and interest of AWS and its Affiliates in and to the towers, tower equipment, antennas, switching and cell site equipment and buildings, microwave equipment, mobile identification numbers, tools, testing equipment, motor vehicles, office equipment, furniture and fixtures, supplies and inventory, electrical power units, transmission lines, installations, appliances, improvements and other equipment, machinery and tangible personal property used primarily in the Alaska Business, including such as are listed on
Schedule 2.3(c);

     (d) all interests of AWS and its Affiliates in all those certain lots and pieces of real property that are owned by or leased to AWS or an Affiliate that are used primarily in the Alaska Business including those set forth on Schedule 2.3(d), together with the buildings, structures, facilities and other improvements erected thereon, and together with all easements, rights-of-way and other appurtenances thereto;

     (e) all right, title and interest of AWS and its Affiliates to the engineering records, files (including customer information and records), data, drawings, blueprints, books of account, schematics, maps, reports, lists (including customer and supplier lists) and plans and processes used primarily in the Alaska Business, provided that AWS may retain copies thereof so long as DCS is provided with the originals thereof;

     (f) all right, title and interest of AWS and its Affiliates in and to the accounts receivable (billed or unbilled), prepaid assets and security deposits (the "Alaska Deposits"), in each case which are used primarily in the operation of the Alaska Business;

     (g) to the extent assignable, all licenses, certificates of occupancy, permits, franchises, registrations, certificates of public convenience and necessity, approvals and operating rights, including any applications therefor, used primarily in the operation of the Alaska Business;

     (h) all computer software owned or licensed by AWS or its Affiliates (including all related documentation) that is necessary to operate the switches and other cell site equipment described in paragraph (c) above;

     (i) all rights or choses in action relating primarily to the Alaska Business, including all rights under express or implied warranties relating to the Alaska Assets, except to the extent listed on Schedule 2.4(f);

     (j) subject to Section 12.2, all rights and claims under insurance policies with respect to the Alaska Assets;

     (k) all inventory of cellular telephone handsets and related accessories;
and

     (l) any rights in blocks of NPA-NXX numbers assigned to AWS or its Affiliates for use in the Alaska Business.

     Section 2.4. Excluded Alaska Assets

     All other assets owned by AWS or an Affiliate, except the Alaska Assets, shall be retained by AWS or such Affiliate and shall not be sold, assigned or transferred to DCS (the "Excluded Alaska Assets"), including the following assets, properties and rights of AWS or an Affiliate, all of which shall be deemed to be Excluded Alaska Assets:

     (a) all cash on hand (other than the Alaska Deposits) and in financial institutions, cash equivalents, marketable securities and bonds;

     (b) all claims for refunds and/or credits for Taxes;

     (c) the minute books and tax returns of AWS or an Affiliate;

     (d) all roaming agreements and the other Contracts listed or described in
Schedule 2.4(d) (the "Excluded Alaska Contracts");

     (e) the rights which accrue or will accrue to AWS or an Affiliate under this Agreement;

     (f) the assets, rights and claims listed in Schedule 2.4(f) and that relate primarily to the Alaska Business;

     (g) subject to Section 2.3(j), all insurance policies and rights and claims thereunder arising from events, matters, conditions arising prior to the Closing Date and which have not been assigned to DCS pursuant to Section 12.2;

     (h) trademarks, trade names, service marks, service names, logos and similar rights and all other intellectual property;

     (i) copies of the documents referred to in Section 2.3(e);

     (j) all Alaska Benefit Plans (as defined in Section 8.11);

     (k) the block of NPA-NXX numbers beginning with 907-831-9XXX assigned to AWS or its Affiliates for use in the Alaska Business (it being agreed that AWS shall use such numbers solely as E.164 addresses for GSM nodes);

     (l) all right, title and interest of AT&T Wireless Services of Alaska, Inc. ("AWS Alaska") in and to its partnership interest (the "Cordova Interest") in the Cordova Wireless Partnership, an Alaska general partnership (the "Cordova Partnership") formed pursuant to a partnership agreement, dated February 11, 1997, between McCaw Communications of Anchorage, Inc. (predecessor to AWS Alaska) and Cordova Wireless Communications, Inc., as amended by that certain Letter Agreement between the same parties dated May 20, 1997 (the "Cordova Partnership Agreement"); and

     (m) inventory that is off-specification, damaged, dormant, obsolete, non-salable, non-usable or not first quality.

                                   ARTICLE 3
                    ASSUMED LIABILITIES; EXCLUDED LIABILITIES

     Section 3.1. Assumed Alaska Liabilities

     At the Closing, DCS shall assume and agree to perform and discharge as of the Closing the following Liabilities of AWS and its Affiliates to the extent not previously performed or discharged, and no others: (i) all Liabilities of AWS and its Affiliates which are to be performed from and after the Closing under the Assumed Alaska Contracts, but only to the extent such Liabilities relate to periods or goods or services provided to DCS on or after the Closing Date, provided, that DCS shall not assume any Liabilities arising out of any breach by AWS or its Affiliates of any provision of any Assumed Alaska Contract,
(ii) all Liabilities of AWS and its Affiliates entered into during the period from the date hereof to the Closing by AWS and its Affiliates that were identified by AWS in writing as Assumed Alaska Liabilities and consented to in writing by DCS, and (iii) all Alaska Closing Date Current Liabilities (as defined in Section 5.1) (the Liabilities described in clauses (i), (ii) and
(iii) are collectively referred to herein as the "Assumed Alaska Liabilities"). The Assumed Alaska Liabilities shall specifically exclude all other Liabilities of AWS and its Affiliates or the Alaska Business (the "Excluded Alaska Liabilities"), including (w) all Liabilities associated with the ownership of the Cordova Interest under the Cordova Partnership Agreement or otherwise, (x) all Liabilities in connection with, resulting from, or arising out of, directly or indirectly, the ownership, operation or control of the Alaska Assets or the Alaska Business prior to the Closing Date, other than the Assumed Alaska Liabilities, (y) all Liabilities relating to any Alaska Benefit Plan, and (z) all Liabilities in connection with, resulting from, or arising out of, directly or indirectly, the ownership, operation or control of the Excluded Alaska Assets.

     Section 3.2. Assumed California Liabilities

     At the Closing, AWS shall assume and agree to perform and discharge as of the Closing the following Liabilities of DCS and its Affiliates to the extent not previously performed or discharged, and no others: (i) all Liabilities of DCS and its Affiliates which are to be performed from and after the Closing under the Assumed California Contracts, but only to the extent such Liabilities relate to periods or goods or services provided to AWS on or after the Closing Date, provided, that AWS shall not assume any Liabilities arising out of any breach by DCS or its Affiliates of any provision of any Assumed California Contract, (ii) all Liabilities of DCS and its Affiliates entered into during the period from the date hereof to the Closing by DCS and its Affiliates that were identified by DCS in writing as Assumed California Liabilities and consented to in writing by AWS, and (iii) all California Closing Date Current Liabilities (as defined in Section 5.1) (the Liabilities described in clauses (i), (ii) and
(iii) are collectively referred to herein as the "Assumed California Liabilities"). The Assumed California Liabilities shall specifically exclude all other Liabilities of DCS and its Affiliates or the California Business (the "Excluded California Liabilities"), including (x) all Liabilities in connection with, resulting from, or arising out of, directly or indirectly, the ownership, operation or control of the California Assets or the California Business prior to the Closing Date, other than the Assumed California Liabilities, (y) all Liabilities relating to any California Benefit Plan, and (z) all Liabilities in connection with, resulting from, or arising out of, directly or indirectly, the ownership, operation or control of the Excluded California Assets.

                                   ARTICLE 4
                    INSTRUMENTS OF ASSIGNMENT AND ASSUMPTION

     Section 4.1. Assignment Documents

     (a) At the Closing, AWS or its Affiliates will deliver to DCS (i) one or more Bills of Sale in substantially the form attached hereto as Exhibit A, (ii) one or more Instruments of Assignment in substantially the form attached hereto as Exhibit B, (iii) all such other good and sufficient instruments of sale, transfer and conveyance, including assignments of leases, warranty deeds in recordable form and certificates of title for motor vehicles, as shall be effective to vest in DCS all of the right, title and interest of AWS and its Affiliates in and to the Alaska Assets and the DCC Securities and (iv) a FIRPTA Certificate as required by Section 1445 of the Code.

     (b) At the Closing, DCS or its Affiliates will deliver to AWS (i) one or more Bills of Sale in substantially the form attached hereto as Exhibit A, (ii) one or more Instruments of Assignment in substantially the form attached hereto as Exhibit B, (iii) all such other good and sufficient instruments of sale, transfer and conveyance, including assignments of leases, and warranty deeds in recordable form and certificates of title for motor vehicles, as shall be effective to vest in AWS all of the right, title and interest of DCS and its Affiliates in and to the California Assets (other than the Redemption Assets), and (iv) a FIRPTA Certificate as required by Section 1445 of the Code.

     Section 4.2. Assumption Documents

     (a) At the Closing, DCS and AWS and, if appropriate, their respective Affiliates will execute and deliver an Assumption Agreement in substantially the form attached hereto as Exhibit C in order to effect the assumption of the Assumed Alaska Liabilities by DCS.

     (b) At the Closing, DCS and AWS and, if appropriate, their respective Affiliates will execute and deliver an Assumption Agreement in substantially the form attached hereto as Exhibit C in order to effect the assumption of the Assumed California Liabilities by AWS.

                                   ARTICLE 5
                           WORKING CAPITAL ADJUSTMENT

     Section 5.1. Definitions

     As used in this Article 5, the following terms shall have the following meanings:

     "Alaska Closing Date Current Assets" means, as of the Closing Date, the following Alaska Assets: (i) customer accounts receivable, including roaming accounts receivable (except any such accounts receivable owed by AWS or any Affiliate), excluding an allowance for uncollectible accounts receivable (not including roaming accounts receivable), calculated as follows: 2% for subscriber receivables that are less than or equal to 30 days past due, 5% for subscriber receivables that are between 31 and 60 days past due, 20% for subscriber receivables that are between 61 and 90 days past due and 100% for subscriber receivables that are more than 90 days past due, and (ii) inventory (other than inventory that is non-salable), including cellular telephone handsets and ancillary equipment held for sale to subscribers, valued in accordance with GAAP consistently applied, and (iii) prepaid items relating to the Alaska Assets, including prepaid rent, property taxes, utility charges, fees and deposits paid (but excluding prepaid insurance), all determined as of 12:01 a.m. on the Closing Date in accordance with GAAP consistently applied. A physical audit of AWS's inventory will be taken by representatives of AWS and DCS during the afternoon or evening prior to the Closing Date, the results of which shall be final and binding upon the parties (i.e., the physical inventory count shall not be reviewable by the Independent Accountants pursuant to Section 5.3(c)) for purposes of determining the number and type of inventory items existing as of the Closing, which information shall be used to derive the value of the inventory of AWS included as Alaska Closing Date Current Assets and reflected in the AWS Determination.

     "Alaska Closing Date Current Liabilities" means, as of the Closing Date, all of the (i) subscriber deposits received, (ii) deferred revenue, (iii) accrued payroll and benefits, and (iv) other trade payables and accrued expenses of the Alaska Systems incurred in the normal course of business, all determined as of 12:01 a.m. on the Closing Date in accordance with GAAP that are of a type determined to be current liabilities in accordance with GAAP.

     "Alaska Closing Date Working Capital" means an amount equal to the Alaska Closing Date Current Assets less the Alaska Closing Date Current Liabilities.

     "California Closing Date Current Assets" means, as of the Closing Date, the following California Assets: (i) customer accounts receivable, including roaming accounts receivable (except any such accounts receivable owed by DCS or any Affiliate), excluding an allowance for uncollectible accounts receivable (not including roaming accounts receivable), calculated as follows: 2% for subscriber receivables that are less than or equal to 30 days past due, 5% for subscriber receivables that are between 31 and 60 days past due, 20% for subscriber receivables that are between 61 and 90 days past due and 100% for subscriber receivables that are more than 90 days past due, (ii) inventory (other than inventory that is non-salable and other than the California Paging Assets), including cellular telephone handsets and ancillary equipment held for sale to subscribers, valued in accordance with GAAP consistently applied, and (iii) prepaid items relating to the California Assets, including prepaid rent, property taxes, utility charges, fees and deposits paid (but excluding prepaid insurance), all determined as of 12:01 a.m. on the Closing Date in accordance with GAAP consistently applied. A physical audit of DCS's inventory will be taken by representatives of DCS and AWS during the afternoon or evening prior to the Closing Date, the results of which shall be final and binding upon the parties (i.e., the physical inventory count shall not be reviewable by the Independent Accountants pursuant to Section 5.3(c)) for purposes of determining the number and type of inventory items existing as of the Closing, which information shall be used to derive the value of the inventory of DCS included as California Closing Date Current Assets and reflected in the DCS Determination.

     "California Closing Date Current Liabilities" means, as of the Closing Date, all (i) subscriber deposits received, (ii) deferred revenue, (iii) accrued payroll and benefits, and (iv) other trade payables and accrued expenses of the California Systems incurred in the normal course of business, all determined as of 12:01 a.m. on the Closing Date in accordance with GAAP that are of a type determined to be current liabilities in accordance with GAAP.

     "California Closing Date Working Capital" means an amount equal to the California Closing Date Current Assets less the California Closing Date Current Liabilities.

     "GAAP" means generally accepted accounting principles consistently applied.

     Section 5.2. Post-Closing Determinations

     (a) Within 60 days after the Closing Date, (i) DCS shall deliver to AWS a written good faith estimate of the Alaska Closing Date Working Capital prepared in accordance with this Article 5 (the "DCS Determination") and (ii) AWS shall deliver to DCS a written good faith estimate of the California Closing Date Working Capital prepared in accordance with this Article 5 (the "AWS Determination"). The DCS Determination and the AWS Determination shall be based upon the books and records of the Alaska Business and the California Business, respectively, and shall be accompanied by (i) supporting documents, work papers, subscriber records and other supporting data and (ii) a certificate of a senior executive officer of DCS or AWS, as the case may be, certifying that the DCS Determination or the AWS Determination, as applicable, was calculated in good faith and in accordance with the provisions of this Article 5.

     Section 5.3. Post-Closing Objections

     (a) After delivery of the DCS Determination and the AWS Determination, AWS and DCS shall attempt to resolve any disputes between DCS and AWS with respect to the DCS Determination and the AWS Determination. In connection therewith, AWS shall have full access to DCS's records related to the DCS Determination, and DCS shall have full access to AWS's records related to the AWS Determination. Within 30 days after delivery of the DCS Determination, AWS shall advise DCS in writing as to any dispute AWS has with the DCS Determination (the "AWS Post-Closing Objection"). Within 30 days after delivery of the AWS Determination, DCS shall advise AWS in writing as to any dispute DCS has with the AWS Determination (the "DCS Post-Closing Objection"). The AWS Post-Closing Objection (if any) and the DCS Post-Closing Objection (if any) shall be accompanied by (i) a certificate signed by a senior executive officer of AWS or DCS, as the case may be, certifying that the AWS Post-Closing Objection or the DCS Post-Closing Objection, as applicable, was made in good faith and (ii) supporting documents and information, to the extent the same is available to AWS or DCS, as the case may be.

     (b) If AWS does not timely deliver an AWS Post-Closing Objection to DCS, then the calculation of the California Closing Date Working Capital set forth in the DCS Determination shall be controlling. If DCS does not timely deliver a DCS Post-Closing Objection to AWS, then the calculation of the Alaska Closing Date Working Capital set forth in the AWS Determination shall be controlling. If neither party timely delivers a Post-Closing Objection, then the payment contemplated by Section 5.4 shall be made within two business days following the 90th day after the Closing Date.

     (c) If either party timely delivers a Post-Closing Objection, AWS and DCS shall use good faith efforts to jointly resolve their dispute within 15 days thereafter, which resolution, if achieved, shall be binding upon all parties to this Agreement and not subject to further dispute or review. If the parties resolve their dispute, then the payment contemplated by Section 5.4 shall be made within two business days after such resolution is reached. If AWS and DCS cannot resolve their dispute within such 15-day period, then the dispute shall be submitted for resolution to Ernst & Young LLP (the "Independent Accountants"). In submitting a dispute to the Independent Accountants, each of the parties shall furnish, at its own expense, the Independent Accountants and the other party with such documents and information as the Independent Accountants may reasonable request. Each party may also furnish to the Independent Accountants such other information and documents as it deems relevant with the appropriate copies and notification being given to the other party. The Independent Accountants may conduct a conference concerning the disagreements between DCS and AWS at which conference each party shall have the right to present additional documents, materials and other evidence and to have present its or their advisors, accountants or counsel. The Independent Accountants shall promptly, and no later than 30 days after submission of the dispute, render a decision on the issues presented, and such decision shall be final and binding on the parties. The payment contemplated by Section 5.4 shall be made within two business days after receipt of the Independent Accountants' decision.

     Section 5.4. Post-Closing Adjustment

     If the California Closing Date Working Capital is greater than the Alaska Closing Date Working Capital, then AWS will pay DCS an amount equal to the excess of the California Closing Date Working Capital over the Alaska Closing Date Working Capital. If the Alaska Closing Date Working Capital is greater than the California Closing Date Working Capital, then DCS will pay AWS an amount equal to the excess of the Alaska Closing Date Working Capital over the California Closing Date Working Capital. Any such payment shall be made by wire transfer of immediately available funds on the date specified in Section 5.3, and shall not bear any interest.

                                    ARTICLE 6
                                     CLOSING

     Subject to the terms and conditions hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Edwards & Angell, LLP, 750 Lexington Avenue, New York, New York 10022, on the date (the "Closing Date") which is the latest of (a) the second day after the date that the FCC's consent to the assignment of the California Cellular Authorizations from DCS to AWS becomes a Final Order (as defined in Section 10.3), (b) the second day after the date that the FCC's consent to the assignment of the Alaska Cellular Authorizations from AWS to DCS becomes a Final Order, (c) the fifth (5th) day after the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") (if applicable to the transactions contemplated by this Agreement) or (d) the date on which all conditions to Closing set forth in
Article 10 and Article 11 have been satisfied or waived; provided if such latest date is not a business day, the Closing Date shall be the next following business day; provided, further, if such latest date is within ten days of the last day of any calendar month, the Closing Date shall be the first day of the next calendar month and the Closing shall take place at 12:01 a.m. local time on the Closing Date.

                                   ARTICLE 7
                             REPRESENTATIONS OF DCS

     DCS hereby represents and warrants to AWS that:

     Section 7.1. Organization; Qualification

     DCS is a corporation duly incorporated, validly existing and in good standing under the Laws (as defined in Section 7.7) of the state of its incorporation and has all necessary corporate power and authority to own and operate its properties and to carry on its business as it is now being conducted and to carry out the transactions contemplated by this Agreement and the other Transaction Documents. DCS has the power and authority to execute, deliver and, subject to DCS obtaining the Required California Consents (as defined in Section 7.8) and giving the Required California Notices (as defined in Section 7.8), to perform its obligations under this Agreement and the other Transaction Documents and to undertake the transactions contemplated hereby and thereby, and to cause its Affiliates that are direct or indirect subsidiaries of DCS to perform their obligations under this Agreement and the other Transaction Documents and to undertake the transactions contemplated hereby and thereby.

     Section 7.2. Authorization, Execution and Delivery

     The execution, delivery and performance of the Transaction Documents by DCS, and the transfer of the California Assets to AWS have been duly and validly authorized and approved by all necessary corporate action, including the unanimous approval by the Board of Directors of each of DCS and DCC. The execution, delivery and performance of the Transaction Documents to which any Affiliate of DCS is a party have been duly and validly authorized and approved by all necessary corporate action, including approval by such Affiliate's Board of Directors. This Agreement is, and each of the other Transaction Documents when executed and delivered will be, a valid and binding obligation of DCS or its Affiliate, as applicable, enforceable against DCS or such Affiliate in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors' rights generally.

     Section 7.3. Title to and Condition of Assets

     (a) DCS, its Affiliates that are direct or indirect wholly-owned subsidiaries of DCS and (before giving effect to the transactions contemplated by Section 1.1(a)) Santa Cruz Cellular Telephone Company have good and marketable title or a valid leasehold interest, as applicable, to all of the California Assets, including all properties and assets reflected on the California Balance Sheet and not sold, retired or otherwise disposed of since the date thereof in the ordinary course of the California Business consistent with past practices, free and clear of all Liens except for Permitted Liens and except for the Liens listed on Schedule 7.3(a) which will be discharged at Closing. DCS, its Affiliates that are direct or indirect wholly-owned subsidiaries of DCS and (before giving effect to the transactions contemplated by Section 1.1(a)) Santa Cruz Cellular Telephone Company have full power, right and authority to sell and convey to AWS good and marketable title to the California Assets, free and clear of all Liens other than Permitted Liens. Immediately prior to the Closing, no person other than DCS and its wholly-owned subsidiaries will have any right, title or interest in or to any of the assets, properties and rights of DCS and its Affiliates (including Affiliates that are not wholly-owned subsidiaries of DCS) that relate primarily to the California Business. Notwithstanding the foregoing, the representations and warranties made in this paragraph (a) with respect to the Redemption Assets are made solely on the date hereof and shall not be required or deemed to be made on or as of any other date.

     (b) Except (i) for the Excluded California Assets and (ii) for the services to be provided to AWS pursuant to the Transition Services Agreement, the California Assets include all material rights, assets and property necessary or material to operate the California Business as it is currently operated.

     (c) All buildings, structures, facilities, Machinery and Equipment and other items of tangible property and assets (excluding inventory) which would be included in the California Assets if the Closing took place on the date hereof, including all network equipment, are, in the aggregate and taken as a whole, in good working condition and repair, subject to normal wear and maintenance, and are located such that they are not materially encroaching on the property or rights of any person (as defined in Section 18.18).

     Section 7.4. Real Property

     Schedule 2.1(d) lists all real property and interests in real property owned or leased by DCS or an Affiliate and used primarily in the California Business, and specifying the address and legal description suitable to identify the property, a reasonable description of the use of each property, and which of the properties are owned and which are leased.

     (a) With respect to each parcel of owned real property included in the California Assets, and except for matters set forth on Schedule 7.4(a):

          (i) DCS or an Affiliate has good and marketable title to the parcel of real property, free and clear of all Liens, except for Permitted Liens and except for the Liens listed on Schedule 7.3(a) which will be discharged at Closing;

          (ii) there are no leases, subleases, licenses, concessions, or other agreements to which DCS or an Affiliate is a party or, to the knowledge of DCS, subleases, licenses, concessions or other agreements to which DCS or an Affiliate is not a party, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property; and

          (iii) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein.

     (b) With respect to each parcel of real property listed on Schedule 2.1(d), and except for matters set forth on Schedule 7.4(b) :

          (i) To the knowledge of DCS, DCS or an Affiliate has valid and enforceable rights of physical and legal ingress and egress to and from such parcel; and

          (ii) Neither DCS nor any Affiliate has received any notice of, and DCS has no knowledge of, any non-compliance with applicable building codes, zoning regulations, occupational health and safety Laws or any other Laws, including environmental laws enforced by the FCC, applicable to such parcel or DCS's or an Affiliate's use or occupancy thereof.

     (c) Schedule 7.4(c) contains a list of all leases and occupancy and/or use agreements of real property used primarily in the California Business to which DCS or an Affiliate is a tenant, lessee, licensee or grantee, together with any amendments thereto (the "DCS Real Property Leases"). True, correct and complete copies of each of the DCS Real Property Leases have been delivered by DCS to AWS, together with any subleases granted with respect to the real property covered by the DCS Real Property Leases (the "DCS Leased Property"). Each DCS Real Property Lease that has not expired in accordance with its terms is valid, binding and enforceable and in full force and effect. None of DCS, any Affiliate, or, to the knowledge of DCS, any other party to any DCS Real Property Lease, is in default, violation or breach of any material term thereunder or received any written notice of default thereunder. Except as set forth on
Schedule 7.4(c), no DCS Leased Property (or any portion thereof) has been subleased, licensed or otherwise had a right to use granted by DCS or an Affiliate with respect thereto to any other Person. No improvement on any DCS Leased Property materially encroaches upon adjoining real estate, and all such improvements have been constructed in conformity with all "setback" lines, easements, and other restrictions, or rights of record, that have been established by any applicable building or zoning ordinances.

     Section 7.5. Assumed Contracts and Subscribers

     (a) Set forth on Schedule 7.5(a) is a list of all Contracts currently in effect to which DCS or an Affiliate is a party that relate primarily to the California Business, including those that fall within any one or more of the following categories, other than Excluded California Contracts:

          (i) any Contract with any present or former employee or consultant or for the employment of any person, including any consultant;

          (ii) any Contract with any labor union or other representative of employees;

          (iii) any confidentiality or non-disclosure agreement pursuant to which DCS or an Affiliate has agreed to keep information which is related to the California Assets obtained from any other person confidential;

          (iv) any Contract limiting or restraining DCS or an Affiliate or any successor thereto from engaging or competing in any manner or in any business;

          (v) any Contract with any shareholder, director or officer of DCS or an Affiliate, or with any Affiliate of any shareholder, director or officer of DCS or an Affiliate;

          (vi) any retail store lease or cell site lease or license;

          (vii) any interconnection agreement or contour extension agreement;

          (viii) any material commission, representative, distributorship or sales agency Contract;

          (ix) any material conditional sale or lease under which DCS or an Affiliate is either purchaser or lessee relating to the California Assets or any property at which the California Assets are located;

          (x) any note, debenture, bond, trust agreement, letter of credit agreement, loan agreement or other Contract for the borrowing or lending of money or for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person;

          (xi) any Contract for any charitable or political contribution;

          (xii) any material license, franchise, distributorship or other agreement which relates in whole or in part to any software (other than standard form licenses for commercially available software), patent, trademark, trade name, service mark or copyright or technical assistance;

          (xiii) any Contract granting power of attorney to any other person;

          (xiv) any Contract for the performance of services by a third party involving annual payments of $100,000 or more;

          (xv) any Contract for the future purchase of, or payment for, supplies or products, involving in any one case $100,000 or more;

          (xvi) any Contract for any capital expenditure or leasehold improvement in excess of $100,000;

          (xvii) any equipment lease with annual payments of more than $100,000;

          (xviii) any Contract having annual payments greater than $100,000 or a commitment of $200,000 or more in the aggregate; and

          (xix) any other material Contract not made in the ordinary course of business consistent with past practice.

     DCS has heretofore delivered to AWS true and correct copies of the Assumed California Contracts in effect as of the date hereof that are required to be set forth on Schedule 7.5(a), including all amendments, supplements and modifications thereto or waivers currently in effect thereunder.

     (b) Except as disclosed on Schedule 7.5(b), neither DCS nor any Affiliate is in Default (as defined in Section 18.18) in any material respect with respect to, nor to the knowledge of DCS is there any Default in any material respect by the other parties to, any Assumed California Contracts. The Assumed California Contracts are in full force and effect, enforceable against DCS or an Affiliate in accordance with their terms.

     (c) As of September 30, 2002, there were approximately 59,087 subscribers of the California Business. Schedule 7.5(c) sets forth, for each California System, the total number of subscribers, the name of each of the price plans presently in the process of being implemented or presently covering the active subscribers of the California Business, together with the approximate number of subscribers, as of September 30, 2002, under each such plan, and the approximate number of such subscribers whose account balances have been outstanding for more than 60 days.

     (d) To the knowledge of DCS, no party to an Assumed California Contract (which party accounts for $50,000 or more annually in business with DCS or an Affiliate) has informed DCS or an Affiliate in writing of its intent to cancel or otherwise modify in any material respect, other than in the ordinary course of its relationship with DCS or an Affiliate or the California Business, or to decrease significantly or limit significantly its purchases, services, supplies or materials under such Assumed California Contract.

     Section 7.6. Governmental Licenses; FCC Matters

     (a) DCS or its Affiliates hold all those licenses, permits and/or certificates of public convenience and necessity issued by any governmental body having jurisdiction over the California Business or any California Assets, which are required in connection with the ownership and operation of the California Assets and the California Business as it is presently being conducted except for such licenses, consents, permits, approvals and authorizations for which the failure to so hold would not be material. DCS or an Affiliate is the exclusive holder of, and has good, complete and marketable title to, free and clear of all Liens, the California FCC Authorizations. No person other than DCS or an Affiliate has any right, title or interest (legal or beneficial) in or to, or any right or license to use, any California FCC Authorizations. Each California FCC Authorization has been granted to DCS or an Affiliate by Final Order and is in full force and effect. Neither DCS nor any Affiliate has entered into any obligation, agreement, arrangement or understanding to sell, transfer, deliver, convey, assign or otherwise dispose of any California FCC Authorization or that would affect the ownership or use of any California FCC Authorization by AWS or an Affiliate after Closing.

     (b) Except as set forth on Schedule 7.6(b)(i), neither DCS nor any Affiliate is operating in material conflict with, or in material default or violation of, any Laws applicable to any California FCC Authorization, and each is in compliance in all material respects with the terms and conditions of each California FCC Authorization. Except as set forth on Schedule 7.6(b)(ii), and except for proceedings affecting the wireless industry or wireless licenses generally, there is not pending or, to the knowledge of DCS, threatened against DCS or an Affiliate or any California FCC Authorization, nor does DCS have knowledge of any basis for, any application, action, complaint, claim, investigation, suit, notice of violation, petition, objection or other pleading, or any proceeding against DCS or an Affiliate or any California FCC Authorization, with the FCC or any other Governmental Authority (as defined in Section 18.18), which questions or contests the validity of, or seeks the revocation, cancellation, forfeiture, non-renewal or suspension of, any California FCC Authorization, or which seeks the imposition of any modification or amendment with respect thereto, or the payment of a fine, sanction, penalty, damages or contribution in connection with the use of any California FCC Authorization by DCS or an Affiliate.

     (c) Except as set forth on Schedule 7.6(c), all documents required to be filed during the ownership of the California Systems by DCS or its Affiliates with the FCC or FAA pursuant to FCC Law with respect to each California FCC Authorization have been timely filed or the time period for such filing has not lapsed except where the failure to make such filing would not be material. All of such filings are complete and correct in all material respects. No California FCC Authorization is subject to any conditions other than those appearing on its face and those imposed by FCC Law. All amounts owed to the FCC in connection with the ownership of the California FCC Authorizations have been timely paid, the calculation of all such amounts is accurate in all material respects and no further amounts currently are due to the FCC in respect of any California FCC Authorization.

     (d) DCS or its designated Affiliate is legally qualified to (A) receive and hold any Alaska FCC Authorization(s) to be acquired thereby and (B) receive any authorization or approval from any state or local regulatory authority necessary for it to acquire any such Alaska FCC Authorization(s).

     Section 7.7. Compliance with Laws

     Except as set forth on Schedule 7.7, DCS and its Affiliates are in material compliance with and there is no material Default under any statute, law, ordinance, regulation, judgment, decree, injunction, ruling, order or rule of any federal, state, local, foreign or other governmental or quasi-governmental agency or body ("Laws") applicable to the California Business.

     Section 7.8. No Conflicts; Consents

     Except for compliance with any applicable requirements of the HSR Act, consent by the FCC to the assignment of the California FCC Authorizations from DCS to AWS or its designated Affiliate, and the consents, authorizations and approvals identified on Schedule 7.8 (collectively, the "Required California Consents") and the registrations, filings and notices identified on Schedule 7.8 (collectively, the "Required California Notices"), neither the execution and delivery of this Agreement or any of the other Transaction Documents by DCS or an Affiliate nor the performance by them of the transactions contemplated hereby or thereby will result in a Default under any term, condition or provision of, or require the consent, authorization or approval of, or any registrations or filings with or notices to, any person or Governmental Authority under, (i) any Law to which DCS or an Affiliate or any of the California Assets or the California Business is subject, (ii) any Assumed California Contract listed on
Schedule 7.5(a), or any California FCC Authorization, or any material note, bond, mortgage, indenture, lease, agreement or other instrument, to which DCS or an Affiliate is a party or subject or by which any of the California Assets or the California Business is bound or affected, or (iii) the certificate of incorporation or bylaws of DCS or, if applicable, the governing documents of any Affiliate; except, with respect to clauses (i) and (ii) above, to the extent such Default does not (x) result in a material adverse effect to the California Business as a whole, or (y) impair the ability of DCS or its Affiliates to consummate the Transactions.

     Section 7.9. Litigation and Legal Proceedings

     Except as set forth on Schedule 7.9, there is no outstanding judgment, order, writ, injunction, decree or award of any arbitrator or Governmental Authority (including the FCC or any state body having jurisdiction over the California Business or any California Asset) against DCS or an Affiliate primarily affecting the California Business or the California Assets or which questions the validity of any action taken or to be taken pursuant to this Agreement or in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement. Except as set forth on
Schedule 7.9, there is no litigation, arbitration, investigation or other proceeding of or before any arbitrator or Governmental Authority (including the FCC or any state body having jurisdiction over the California Business or any California Asset) pending, or, to the knowledge of DCS, threatened, against DCS or an Affiliate, the result of which, alone or in the aggregate, could reasonably be expected to materially adversely affect the California Business (taken as a whole), the California Assets (taken as a whole) or the transactions contemplated by this Agreement, and DCS has no knowledge of any reasonably likely basis therefor.

     Section 7.10. California System Employees

     Schedule 7.10 sets forth a true and complete list of the names and base salaries of all employees of DCS and its Affiliates primarily involved in the operation of the California Business (the "California System Employees"). DCS and its Affiliates: (i) have in all material respects withheld and reported all amounts required by Law or by Contract to be withheld and reported with respect to wages, salaries and other payments to California System Employees; (ii) are not liable for any material arrears of wages or any material Taxes or any material penalty for failure to comply with any of the foregoing; and (iii) are not liable for any material payment to any trust or other fund governed by or maintained by or on behalf of any arbitrator or Governmental Authority (including the FCC or any state body having jurisdiction over the California Business or any California Asset), with respect to unemployment compensation benefits, social security or other benefits or obligations for California System Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no material pending or to the knowledge of DCS threatened claims or actions against DCS or its Affiliates under any worker's compensation policy or long-term disability policy involving any California System Employee. There are no actions, suits, claims or grievances pending, or, to the knowledge of DCS, threatened relating to any labor, safety or discrimination matters involving any California System Employee, including, charges of unfair labor practices or discrimination complaints. Neither DCS nor any Affiliate has engaged in any unfair labor practices within the meaning of the National Labor Relations Act with respect to any California System Employee or the California Business. Neither DCS nor any Affiliate is presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or other labor union contract applicable to the California Business and no such collective bargaining agreement is being negotiated by DCS or any Affiliate. No consent of any union (or similar group or organization) is required in connection with the consummation of the transactions contemplated hereby. There are no pending, or, to the knowledge of DCS, threatened (a) union representation petitions respecting the California System Employees, (b) efforts being made to organize any of the California System Employees, or (c) strikes, slow downs, work stoppages, or lockouts or threats affecting the California System Employees. Neither DCS nor any Affiliate has made any representation, warranty or agreement with any of its California System Employees or any other employees of DCS concerning employment with AWS after the Closing.

     Section 7.11. California System Employee Benefits

     Except as set forth on Schedule 7.11, neither DCS nor any Affiliate maintains or sponsors any California Benefit Plans. For purposes of this Agreement, the term "California Benefit Plans" means any material plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including, each "employee benefit plan," within the meaning of Section 3(3) of ERISA (a) which is or has been maintained, contributed to, or required to be contributed to, by DCS or any "ERISA Affiliate" (which means any Affiliate of a person which is required to be aggregated with such person under
Section 414 of the Code), (b) which is for the benefit of any California System Employee, or (c) for which DCS or any Affiliate has or could have any liability. Neither DCS nor any Affiliate has any agreement or obligation, whether formal or informal, to create, enter into or contribute to any additional California Benefit Plan or to modify or amend any existing California Benefit Plan, unless such amendment or modification is required by applicable Law. Each California Benefit Plan has been established and administered in material compliance with its terms and the applicable provisions of ERISA, the Code and other applicable Laws. Neither DCS nor any Affiliate has incurred, and there exists no condition or set of circumstances in connection with which DCS, AWS or any of their respective Affiliates could incur, directly or indirectly, any liability or expense (except for routine contributions and benefit payments) under applicable Laws or pursuant to any indemnification or other agreement with respect to the California Benefit Plans. None of the California Benefit Plans is subject to Title IV of ERISA (including any multiemployer plan within the meaning of ERISA Sections 3(37) or 4001(a)(3) or Section 412 of the Code, or any multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413(c) of the Code). No California Benefit Plan provides, reflects or represents any Liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and neither DCS nor any ERISA Affiliate has represented, promised or contracted (whether in oral or written form) to any California System Employee (either individually or to California System Employees as a group) or any other person that such California System Employee(s) or other person would be provided with retiree health, except to the extent required by statute. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any California Benefit Plan or employment agreement or under any related trust or loan agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former California System Employee. Each California Benefit Plan that is intended to be a "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified by issuance and receipt of a favorable determination letter or reliance upon an opinion letter which states that the California Benefit Plan meets all requirements under the Code and that any trust(s) associated with such California Benefit Plan is tax exempt under Section 501(a) of the Code. There are no claims (other than routine claims for benefits), actions or lawsuits pending, or to the knowledge of DCS, threatened, with respect to any California Benefit Plan or the fiduciaries responsible for such California Benefit Plan, and to the knowledge of DCS, there are no circumstances that would reasonably be expected to give rise to any action, lawsuit or claim, on behalf of or against any of the California Benefit Plans or any trusts related thereto.

     Section 7.12. Tax Matters

     Except as set forth on Schedule 7.12, as relates to the California Assets and the California Business, DCS and its Affiliates have timely filed all Tax returns and statements which they were required to file, and have paid all Taxes due prior to the date hereof and will pay when due (or contest in good faith by appropriate proceedings) all Taxes which may become due on or before the Closing Date. Except as set forth on Schedule 7.12, neither DCS nor any Affiliate has waived any statute of limitations in respect of Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency related to the California Assets or the California Business. To the knowledge of DCS, there are no unresolved claims raised by any Tax authority concerning the Tax liability of DCS or an Affiliate related to the California Assets or the California Business. All Taxes related to the California Assets and the California Business which DCS or an Affiliate is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid.

     Section 7.13. Financial Statements; Changes

     (a) DCS has delivered to AWS complete and correct copies of (i) the unaudited financial statements of the California Markets as at and for the periods ended December 31, 2000 and December 31, 2001, each of which include a balance sheet and related statement of income for the year then ended (the "California Historical Financial Statements") and (ii) the unaudited financial statements of the California Markets at September 30, 2002 (the "California Balance Sheet Date") including a balance sheet (the "California Balance Sheet") and related statements of income for the nine (9) month period then ended (collectively, the "California Interim Financial Statements"). Except as set forth on Schedule 7.13(a), the California Historical Financial Statements and the California Interim Financial Statements fairly present in all material respects, in accordance with GAAP, the financial position of the California Markets and the results of its operations for the periods specified therein (subject to the absence of footnotes, and, in the case of the California Interim Financial Statements, to normal year end audit adjustments).

     (b) Except as set forth on Schedule 7.13(b) or as otherwise set forth in this Agreement, with respect to the California Assets, since the California Balance Sheet Date, neither DCS nor any Affiliate has:

          (i) sold, assigned, or transferred any of the material, assets, properties or rights included in the California Assets (except for the Excluded California Assets and except pursuant to existing Contracts relating to the California Business disclosed on any Schedule to this Agreement or inventory in the ordinary course of business consistent with past practice);

          (ii) entered into any other material transaction primarily relating to the California Business other than in the ordinary course of business consistent with past practices;

          (iii) suffered any material damage, destruction or casualty loss with respect to the California Assets not covered by insurance;

          (iv) suffered any events which, individually or in the aggregate, have, or could be reasonably expected to, materially adversely affect the California Assets (as a whole), the California Business (as a whole) or the transactions contemplated by this Agreement; or

          (v) entered into any agreement or understanding to do any of the foregoing.

     (c) DCS has delivered to AWS complete and correct copies of the unaudited financial statements of DCS as at the California Balance Sheet Date, including a balance sheet and related statement of income for the nine (9) month period then ended (collectively, the "DCS Financial Statements"). Except as set forth on
Schedule 7.13(c), the DCS Financial Statements fairly present in all material respects, in accordance with GAAP, the financial position of DCS and the results of its operations for the period specified therein (subject to the absence of footnotes and to normal year end audit adjustments).

     Section 7.14. Insurance

     DCS and its Affiliates have maintained all policies of title, liability, fire, worker's compensation and other forms of insurance (including bonds) that relate to the California Assets and which insure against risks and Liabilities to an extent and in a manner customary in the cellular industry. All such insurance policies and binders are in full force and effect. Neither DCS nor any Affiliate has received any notice of cancellation or non-renewal of any such policy or binder. No insurance carrier has canceled or reduced any insurance coverage for DCS or an Affiliate or has given any notice or other indication of its intention to cancel or reduce any such coverage. DCS and its Affiliates have complied in all material respects with each of such insurance policies and binders, and have not failed to give any notice or present any claim thereunder in a due and timely manner.

     Section 7.15. Brokers

     Except for Lehman Brothers, DCS has not engaged any agent, broker or other person acting pursuant to the express or implied authority of DCS which is or may be entitled to a commission or broker or finder's fee in connection with the transactions contemplated by this Agreement or otherwise with respect to the sale of the California Assets.

     Section 7.16. Environmental Compliance

     (a) Except as set forth on Schedule 7.16, (i) neither DCS nor any Affiliate has generated, used, transported, treated, stored, released or disposed of, or knowingly permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance (as defined in subsection (b) below) at, on or in connection with the ownership or occupancy of the California Assets in violation of any applicable Environmental Laws (as defined in subsection (c) below); (ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with DCS's or an Affiliate's ownership, occupancy or use of the California Assets or on, in or under any property or facility owned or leased by DCS or an Affiliate and included in the California Assets which has created or might reasonably be expected to create any Liability under any applicable Environmental Laws; (iii) any Hazardous Substance handled or dealt with by DCS or an Affiliate at, on or in connection with the ownership or occupancy of the California Assets has been and is being handled or dealt with in material compliance with all Environmental Laws; (iv) to the knowledge of DCS, the operation of the California Business by DCS and its Affiliates is in compliance with all Environmental Laws; and (v) to the knowledge of DCS, there are no claims against DCS or any Affiliate by third parties, including Governmental Authorities, pending or threatened under Environmental Laws arising out of DCS's or any Affiliate's ownership or use of the California Assets or the condition of the California Assets.

     (b) For purposes of this Agreement, the term "Hazardous Substance" shall mean any hazardous or toxic substance, pollutant, contaminant or other material which, as of the date of this Agreement, is defined as hazardous or toxic under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), and its implementing regulations; defined as a hazardous waste or regulated substance under the Resource Conservation and Recovery Act of 1976, as amended ("RCRA") and its implementing regulations; or is regulated under any applicable Environmental Laws, including any substance which has been determined by regulation, ruling or otherwise by any Governmental Authority to be a hazardous or toxic substance regulated under federal or state law, and shall include petroleum and petroleum products.

     (c) For purposes of this Agreement, the term "Environmental Laws" shall mean common law, CERCLA, RCRA, NEPA and any applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, directives, authorizations, concessions, franchises and similar items of all Governmental Authorities and all applicable judicial, administrative and regulatory decrees, judgments and orders, any of which relate to (i) the protection of human health or the environment from the effects of Hazardous Substances, including those pertaining to reporting, licensing, permitting, investigating and remediating discharges, releases or threatened releases of Hazardous Substances into the air, surface water, sediments, groundwater or land; (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances; or (iii) the ownership, occupancy or operation of the California Assets or Alaska Assets, as applicable.

     (d) DCS has delivered to AWS true and complete copies of all transaction screens (to the extent any transaction screens were performed) and Phase I environmental site assessment reports (as such terms are commonly understood in the industry) that DCS has on file with respect to the California Assets. AWS acknowledges that it is not entitled to rely on such reports (since the consultants did not prepare them for the benefit of AWS).

     Section 7.17. Accounts Receivable

     All accounts receivable of DCS and any Affiliate relating to the California Business as set forth on the California Balance Sheet are or will be valid and genuine, have arisen or will arise solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of the California Business consistent with past practices, and the allowance for collection losses on such balance sheets have been or will be determined in accordance with GAAP and based upon DCS's historical experience in collecting its accounts receivable. As of the date of this Agreement, to the knowledge of DCS, there are no facts or circumstances that will, or would reasonably be expected to, result in the allowances for collection losses on the California Balance Sheet being inadequate to cover expected collection losses.

     Section 7.18. Solvency

     DCS is Solvent. "Solvent" means, at any time, that (i) the fair value of the applicable entity's property is greater than the amount of its Liabilities (whether subordinated, contingent, unmatured, unliquidated or otherwise); (ii) the present fair saleable value of the applicable entity's property is not less than the amount that will be required to pay its probable liability on its debts as they become absolute and matured; (iii) the applicable entity is able to realize upon its property and pay its debts and other liabilities as they mature in the normal course of business; (iv) the applicable entity does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; and (v) the applicable entity is not engaged in business or a transaction for which its property would constitute unreasonably small capital.

     Section 7.19. Valid Transaction

     Any transfer made by DCS or any Affiliate of any right, title or interest in or to the California Assets does not constitute a fraudulent conveyance under any applicable Law. Without limiting the generality of the foregoing, (a) such transfer is being made for a valid business purpose and (b) such transfer is being made for fair consideration. Neither DCS nor any of its Affiliates has taken any action with the intent to hinder or delay payment to any creditors of DCS or any Affiliate.

     Section 7.20. Undisclosed Liabilities

     Neither DCS nor any Affiliate has any Liabilities arising out of or relating to the California System or any of the California Assets, except as and to the extent reflected or reserved for in the California Interim Financial Statements and except (i) as set forth in Schedule 7.20, (ii) for Liabilities incurred in the ordinary course of business consistent with past practice since the California Balance Sheet Date and in each case to the extent permitted to be incurred in accordance with the terms hereof, (iii) for executory obligations under any Assumed California Contract, and (iv) for those that are not required to be disclosed under GAAP.

     Section 7.21. DCS Cell Sites

     Schedule 7.21 lists each cell site (including each cell site on which DCS or an Affiliate has placed one or more antennas and the number of antennas placed on such cell site) (a "DCS Cell Site") currently operated or used by each of DCS or an Affiliate in respect of the California System as of the date hereof, indicating the address of such Cell Site and the geographical coordinates thereof, whether DCS or such Affiliate is the owner of such Cell Site and, if so, whether any other person is permitted to co-locate towers or antennas thereon or has any other rights with respect thereto. Schedule 7.21 also sets forth (i) each instance where DCS or an Affiliate co-locates its antennas relating to the California System on another person's tower or antenna structure and (ii) whether any antenna structure on which DCS or an Affiliate locates antennas is one which requires registration with the FCC under 47 C.F.R. 17.4, by reason of the obligation to file notification with the FAA under 47 C.F.R. 17.7 and, if so, the Antenna Structure Registration Number thereof.

     Section 7.22. CALEA

     Except as set forth in Schedule 7.22, there has been validly and timely filed a Flexible Deployment Submission with the Federal Bureau of Investigation (the "FBI") in accordance with the FBI's Flexible Deployment Assistance Guide with respect to the California Systems, and a Petition for Extension with the FCC requesting an extension of the current CALEA capability compliance deadline with respect to the California Systems until November 19, 2003.

     Section 7.23. Subscriber Agreements

     Each subscriber agreement with a customer of the California Business provides either (a) that DCS (or its successor, including, following the Closing, AWS) may increase the rates for service upon 30 days' notice to the customer, in which event the customer may without penalty terminate the agreement, or (b) that DCS may without penalty terminate the subscriber agreement upon 30 days' notice.

     Section 7.24. Inventory

     The inventory included in the California Assets as of the dates set forth on Schedule 7.24, together with the locations thereof, are set forth in Schedule
7.24. Except as set forth on Schedule 7.24, such inventory is of good, usable and merchantable quality in all material respects and does not include items which, in the ordinary course of the California Business, have been discontinued or are off-specification, damaged, dormant, obsolete, non-salable, non-usable, or not first quality; provided, that DCS is not representing hereby that such inventory would not, in the ordinary course of AWS's business, be discontinued or be considered off-specification, damaged, dormant, obsolete, non-salable, non-usable, or not first quality. No mobile phones included in inventory are pre-programmed to search for the SOC of DCS or an Affiliate on a preferred or exclusive basis and any pre-programming contained in such phones may be eliminated without incurring additional costs, in an immaterial amount of time and without affecting the utility or marketability of such phones.

     Section 7.25. Pre-Paid Subscribers

     The California Systems have fewer than 500 pre-paid subscribers in the aggregate.

                                   ARTICLE 8
                             REPRESENTATIONS OF AWS

     AWS hereby represents and warrants to DCS that:

     Section 8.1. Organization; Qualification

     AWS and AWS Alaska are corporations duly incorporated, validly existing and in good standing under the Laws of the states of their incorporation and have all necessary corporate power and authority to own and operate their properties and to carry on their business as it is now being conducted and to carry out the transactions contemplated by this Agreement and the other Transaction Documents. AWS and AWS Alaska have the power and authority to execute and deliver and, subject to obtaining the Required Alaska Consents (as defined in Section 8.8) and giving the Required Alaska Notices (as defined in Section 8.8), perform their obligations under this Agreement and the other Transaction Documents and to undertake the transactions contemplated hereby and thereby. AWS has the power and authority to cause its Affiliates that are direct or indirect subsidiaries of AWS to perform their obligations under this Agreement and the other Transaction Documents and to undertake the transactions contemplated hereby and thereby.

     Section 8.2. Authorization, Execution and Delivery

     The execution, delivery and performance of the Transaction Documents by AWS, and the transfer of the Alaska Assets and the DCC Securities to DCS or its designated Affiliate have been duly and validly authorized and approved by all necessary corporate action, including approval by AWS's Board of Directors. The execution, delivery and performance of the Transaction Documents to which any Affiliate of AWS is a party have been duly and validly authorized and approved by all necessary corporate action, including approval by such Affiliate's Board of Directors. This Agreement is, and each of the other Transaction Documents when executed and delivered will be, a valid and binding obligation of AWS or its Affiliate, as applicable, enforceable against AWS or such Affiliate in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting creditors' rights generally.

     Section 8.3. Title to and Condition of Assets

     (a) AWS, its Affiliates that are direct or indirect wholly-owned subsidiaries of AWS and (before giving effect to the transactions contemplated by Section 1.1(b)) Cellular Alaska Partnership have good and marketable title or a valid leasehold interest, as applicable, to all of the Alaska Assets, including all properties and assets reflected on the Alaska Balance Sheet and not sold, retired or otherwise disposed of since the date thereof in the ordinary course of the Alaska Business consistent with past practices, free and clear of all Liens except for Permitted Liens and except for the Liens listed on
Schedule 8.3(a) which will be discharged at Closing. AWS, its Affiliates that are direct or indirect wholly-owned subsidiaries of AWS and (before giving effect to the transactions contemplated by Section 1.1(b)) Cellular Alaska Partnership have full power, right and authority to sell and convey to DCS good and marketable title to the Alaska Assets, free and clear of all Liens other than Permitted Liens. Immediately prior to the Closing, no person other than AWS and its wholly-owned subsidiaries will have any right, title or interest in or to any of the assets, properties and rights of AWS and its Affiliates (including Affiliates that are not wholly-owned subsidiaries of AWS) that relate primarily to the Alaska Business.

     (b) AWS has good and marketable title to the DCC Securities, free and clear of all Liens (other than Liens created by any agreement to which DCC is a party).

     (c) Except (i) for the Excluded Alaska Assets and (ii) for the services to be provided to DCS pursuant to the Transition Services Agreement, the Alaska Assets include all material rights, assets and property necessary or material to operate the Alaska Business as it is currently operated.

     (d) All buildings, structures, facilities, Machinery and Equipment and other items of tangible property and assets (excluding inventory) which would be included in the Alaska Assets if the Closing took place on the date hereof, including all network equipment, are, in the aggregate and taken as a whole, in good working condition and repair, subject to normal wear and maintenance, and are located such that they are not materially encroaching on the property or rights of any person.

     Section 8.4. Real Property

     Schedule 2.3(d) lists all real property and interests in real property owned or leased by AWS or an Affiliate and used primarily in the Alaska Business, and specifying the address and legal description suitable to identify the property, a reasonable description of the use of each property, and which of the properties are owned and which are leased.

     (a) With respect to each parcel of owned real property included in the Alaska Assets, and except for matters set forth on Schedule 8.4(a):

          (i) AWS or an Affiliate has good and marketable title to the parcel of real property, free and clear of all Liens, except for Permitted Liens and except for the Liens listed on Schedule 8.3 which will be discharged at Closing;

          (ii) there are no leases, subleases, licenses, concessions, or other agreements to which AWS or an Affiliate is a party or, to the knowledge of AWS, subleases, licenses, concessions or other agreements to which AWS or an Affiliate is not a party, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property; and

          (iii) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein.

     (b) With respect to each parcel of real property listed on Schedule 2.3(d), and except for matters set forth on Schedule 8.4(b):

          (i) To the knowledge of AWS, AWS or an Affiliate has valid and enforceable rights of physical and legal ingress and egress to and from such parcel; and

          (ii) Neither AWS nor any Affiliate has received any notice of, and AWS has no knowledge of, any non-compliance with applicable building codes, zoning regulations, occupational health and safety Laws or any other Laws, including environmental laws enforced by the FCC, applicable to such parcel or AWS's or an Affiliate's use or occupancy thereof.

     (c) Schedule 8.4(c) contains a list of all leases and occupancy and/or use agreements of real property used primarily in the Alaska Business to which AWS or an Affiliate is a tenant, lessee, licensee or grantee, together with any amendments thereto (the "AWS Real Property Leases"). True, correct and complete copies of each of the AWS Real Property Leases have been delivered by AWS to DCS, together with any subleases granted with respect to the real property covered by the AWS Real Property Leases (the "AWS Leased Property"). Each AWS Real Property Lease, that has not expired in accordance with its terms is valid, binding and enforceable and in full force and effect. None of AWS, any Affiliate, or, to the knowledge of AWS, any other party to any AWS Real Property Lease, is in default, violation or breach of any material term thereunder or received any written notice of default thereunder. Except as set forth on
Schedule 8.4(c), no AWS Leased Property (or any portion thereof) has been subleased, licensed or otherwise had a right to use granted by AWS or an Affiliate with respect thereto to any other Person. No improvement on any AWS Leased Property materially encroaches upon adjoining real estate, and all such improvements have been constructed in conformity with all "setback" lines, easements, and other restrictions, or rights of record that have been established by any applicable building or zoning ordinances.

     Section 8.5. Assumed Contracts and Subscribers

     (a) Set forth on Schedule 8.5(a) is a list of all Contracts currently in effect to which AWS or an Affiliate is a party that relate primarily to the Alaska Business including those that fall within any one or more of the following categories, other than Excluded Alaska Contracts:

          (i) any Contract with any present or former employee or consultant or for the employment of any person, including any consultant;

          (ii) any Contract with any labor union or other representative of employees;

          (iii) any confidentiality or non-disclosure agreement pursuant to which AWS or an Affiliate has agreed to keep information which is related to the Alaska Assets obtained from any other person confidential;

          (iv) any Contract limiting or restraining AWS or an Affiliate or any successor thereto from engaging or competing in any manner or in any business;

          (v) any Contract with any shareholder, director or officer of AWS or an Affiliate, or with any Affiliate of any shareholder, director or officer of AWS or an Affiliate;

          (vi) any retail store lease or cell site lease or license;

          (vii) any interconnection agreement or contour extension agreement;

          (viii) any material commission, representative, distributorship or sales agency Contract;

          (ix) any material conditional sale or lease under which AWS or an Affiliate is either purchaser or lessee relating to the Alaska Assets or any property at which the Alaska Assets are located;

          (x) any note, debenture, bond, trust agreement, letter of credit agreement, loan agreement or other Contract for the borrowing or lending of money or for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person;

          (xi) any Contract for any charitable or political contribution;

          (xii) any material license, franchise, distributorship or other agreement which relates in whole or in part to any software (other than standard form licenses for commercially available software), patent, trademark, trade name, service mark or copyright or technical assistance;

          (xiii) any Contract granting power of attorney to any other person;

          (xiv) any Contract for the performance of services by a third party involving annual payments of $100,000 or more;

          (xv) any Contract for the future purchase of, or payment for, supplies or products, involving in any one case $100,000 or more;

          (xvi) any Contract for any capital expenditure or leasehold improvement in excess of $100,000;

          (xvii) any equipment lease with annual payments of more than $100,000;

          (xviii) any Contract having annual payments greater than $100,000 or a commitment of $200,000 or more in the aggregate; and

          (xix) any other material Contract not made in the ordinary course of business consistent with past practice.

     AWS has heretofore delivered to DCS true and correct copies of the Assumed Alaska Contracts in effect as of the date hereof that are required to be set forth on Schedule 8.5(a), including all amendments, supplements and modifications thereto or waivers currently in effect thereunder.

     (b) Except as disclosed on Schedule 8.5(b), neither AWS nor any Affiliate is in Default (as defined in Section 18.18) in any material respect with respect to, nor to the knowledge of AWS is there any Default in any material respect by the other parties to, any Assumed Alaska Contracts. The Assumed Alaska Contracts are in full force and effect, enforceable against AWS or an Affiliate in accordance with their terms.

     (c) As of September 30, 2002, there were approximately 122,421 subscribers of the Alaska Business. Schedule 8.5(c) sets forth, for each Alaska System, the total number of subscribers, the name of each of the price plans presently in the process of being implemented or presently covering the active subscribers of the Alaska Business, together with the approximate number of subscribers, as of September 30, 2002, under each such plan, and the approximate number of such subscribers whose account balances have been outstanding for more than 60 days.

     (d) To the knowledge of AWS, no party to an Assumed Alaska Contract (which party accounts for $50,000 or more annually in business with AWS or an Affiliate) has informed AWS or an Affiliate in writing of its intent to cancel or otherwise modify in any material respect, other than in the ordinary course of its relationship with AWS or an Affiliate or the Alaska Business, or to decrease significantly or limit significantly its purchases, services, supplies or materials under such Assumed Alaska Contract.

     Section 8.6. Governmental Licenses; FCC Matters

     (a) AWS or its Affiliates hold all those licenses, permits and/or certificates of public convenience and necessity issued by any governmental body having jurisdiction over the Alaska Business or any Alaska Assets, which are required in connection with the ownership and operation of the Alaska Assets and the Alaska Business as it is presently being conducted except for such licenses, consents, permits, approvals and authorizations for which the failure to so hold would not be material. AWS or an Affiliate is the exclusive holder of, and has good, complete and marketable title to, free and clear of all Liens, the Alaska FCC Authorizations. No person other than AWS or an Affiliate has any right, title or interest (legal or beneficial) in or to, or any right or license to use, any Alaska FCC Authorizations. Each Alaska FCC Authorization has been granted to AWS or an Affiliate by Final Order and is in full force and effect. Neither AWS nor any Affiliate has entered into any obligation, agreement, arrangement or understanding to sell, transfer, deliver, convey, assign or otherwise dispose of any Alaska FCC Authorization or that would affect the ownership or use of any Alaska FCC Authorization by DCS or an Affiliate after Closing.

     (b) Except as set forth on Schedule 8.6(b)(i), neither AWS nor any Affiliate is operating in material conflict with, or in material default or violation of, any Laws applicable to any Alaska FCC Authorization, and each is in compliance in all material respects with the terms and conditions of each Alaska FCC Authorization. Except as set forth on Schedule 8.6(b)(ii), and except for proceedings affecting the wireless industry or wireless licenses generally, there is not pending or, to the knowledge of AWS, threatened against AWS or an Affiliate or any Alaska FCC Authorization, nor does AWS have knowledge of any basis for, any application, action, complaint, claim, investigation, suit, notice of violation, petition, objection or other pleading, or any proceeding against AWS or an Affiliate or any Alaska FCC Authorization, with the FCC or any other Governmental Authority (as defined in Section 18.18), which questions or contests the validity of, or seeks the revocation, cancellation, forfeiture, non-renewal or suspension of, any Alaska FCC Authorization, or which seeks the imposition of any modification or amendment with respect thereto, or the payment of a fine, sanction, penalty, damages or contribution in connection with the use of any Alaska FCC Authorization by AWS or an Affiliate.

     (c) Except as set forth on Schedule 8.6(c), all documents required to be filed during the ownership of the Alaska Systems by AWS or its Affiliates with the FCC or FAA pursuant to FCC Law with respect to each Alaska FCC Authorization have been timely filed or the time period for such filing has not lapsed except where the failure to make such filing would not be material. All of such filings are complete and correct in all material respects. No Alaska FCC Authorization is subject to any conditions other than those appearing on its face and those imposed by FCC Law. All amounts owed to the FCC in connection with the ownership of the Alaska FCC Authorizations have been timely paid, the calculation of all such amounts is accurate in all material respects and no further amounts currently are due to the FCC in respect of any Alaska FCC Authorization.

     (d) AWS or its designated Affiliate is legally qualified to (A) receive and hold any California FCC Authorization(s) to be acquired thereby and (B) receive any authorization or approval from any state or local regulatory authority necessary for it to acquire any such California FCC Authorization(s).

     Section 8.7. Compliance with Laws

     Except as set forth on Schedule 8.7, AWS and its Affiliates are in material compliance with and there is no material Default under any Laws applicable to the Alaska Business.

     Section 8.8. No Conflicts; Consents

     Except for compliance with any applicable requirements of the HSR Act, consent by the FCC to the assignment of the Alaska FCC Authorizations from AWS to DCS or its designated Affiliate, and the consents, authorizations and approvals identified on Schedule 8.8 (collectively, the "Required Alaska Consents") and the registrations, filings and notices identified on Schedule 8.8 (collectively, the "Required Alaska Notices"), neither the execution and delivery of this Agreement or any of the other Transaction Documents by AWS or an Affiliate nor the performance by them of the transactions contemplated hereby or thereby will result in a Default under any term, condition or provision of, or require the consent, authorization or approval of, or any registrations or filings with or notices to, any person or Governmental Authority under, (i) any Law to which AWS or an Affiliate or any of the Alaska Assets or the Alaska Business is subject, (ii) any Assumed Alaska Contract listed on Schedule 8.5(a) , or any Alaska FCC Authorization, or any material note, bond, mortgage, indenture, lease, agreement or other instrument, to which AWS or an Affiliate is a party or subject or by which any of the Alaska Assets or the Alaska Business is bound or affected, or (iii) the certificate of incorporation or bylaws of AWS or AWS Alaska or, if applicable, the governing documents of any Affiliate; except, with respect to clauses (i) and (ii) above, to the extent such Default does not (x) result in a material adverse effect to the Alaska Business as a whole, or (y) impair the ability of AWS or its Affiliates to consummate the Transactions.

     Section 8.9. Litigation and Legal Proceedings

     Except as set forth on Schedule 8.9, there is no outstanding judgment, order, writ, injunction, decree or award of any arbitrator or Governmental Authority (including the FCC or any state body having jurisdiction over the Alaska Business or any Alaska Asset) against AWS or an Affiliate primarily affecting the Alaska Business or the Alaska Assets or which questions the validity of any action taken or to be taken pursuant to this Agreement or in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement. Except as set forth on Schedule 8.9, there is no litigation, arbitration, investigation or other proceeding of or before any arbitrator or Governmental Authority (including the FCC or any state body having jurisdiction over the Alaska Business or any Alaska Asset) pending, or, to the knowledge of AWS, threatened, against AWS or any Affiliate, the result of which, alone or in the aggregate, could reasonably be expected to materially adversely affect the Alaska Business (taken as a whole), the Alaska Assets (taken as a whole) or the transactions contemplated by this Agreement, and AWS has no knowledge of any reasonably likely basis therefor.

     Section 8.10. Alaska System Employees

     Schedule 8.10 sets forth a true and complete list of the names and base salaries of all employees of AWS and its Affiliates primarily involved in the operation of the Alaska Business (the "Alaska System Employees"). AWS and its
Affiliates: (i) have in all material respects withheld and reported all amounts required by Law or by Contract to be withheld and reported with respect to wages, salaries and other payments to Alaska System Employees; (ii) are not liable for any material arrears of wages or any material Taxes or any material penalty for failure to comply with any of the foregoing; and (iii) are not liable for any material payment to any trust or other fund governed by or maintained by or on behalf of any arbitrator or Governmental Authority (including the FCC or any state body having jurisdiction over the Alaska Business or any Alaska Asset), with respect to unemployment compensation benefits, social security or other benefits or obligations for Alaska System Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no material pending or to the knowledge of AWS threatened claims or actions against AWS or its Affiliates under any worker's compensation policy or long-term disability policy involving any Alaska System Employee. There are no actions, suits, claims or grievances pending, or, to the knowledge of AWS, threatened relating to any labor, safety or discrimination matters involving any Alaska System Employee, including, charges of unfair labor practices or discrimination complaints. Neither AWS nor any Affiliate has engaged in any unfair labor practices within the meaning of the National Labor Relations Act with respect to any Alaska System Employee or the Alaska Business. Neither AWS nor any Affiliate is presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or other labor union contract applicable to the Alaska Business and no such collective bargaining agreement is being negotiated by AWS or any Affiliate. No consent of any union (or similar group or organization) is required in connection with the consummation of the transactions contemplated hereby. There are no pending, or, to the knowledge of AWS, threatened (a) union representation petitions respecting the Alaska System Employees, (b) efforts being made to organize any of the Alaska System Employees, or (c) strikes, slow downs, work stoppages, or lockouts or threats affecting the Alaska System Employees. Neither AWS nor any Affiliate has made any representation, warranty or agreement with any of its Alaska System Employees or any other employees of AWS concerning employment with DCS after the Closing. No Alaska System Employee is on sabbatical leave or has been granted a sabbatical leave that will commence on or after the date hereof, as defined in AWS's company policies.

     Section 8.11. Alaska System Employee Benefits

     Except as set forth on Schedule 8.11, neither AWS nor any Affiliate maintains or sponsors any Alaska Benefit Plans. For purposes of this Agreement, the term "Alaska Benefit Plans" means any material plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including, each "employee benefit plan," within the meaning of Section 3(3) of ERISA (a) which is or has been maintained, contributed to, or required to be contributed to, by AWS or any ERISA Affiliate, (b) which is for the benefit of any Alaska System Employee, or (c) for which AWS or any Affiliate has or could have any liability. Neither AWS nor any Affiliate has any agreement or obligation, whether formal or informal, to create, enter into or contribute to any additional Alaska Benefit Plan or to modify or amend any existing Alaska Benefit Plan, unless such amendment or modification is required by applicable Law. Each Alaska Benefit Plan has been established and administered in material compliance with its terms and the applicable provisions of ERISA, the Code and other applicable Laws. Neither AWS nor any Affiliate has incurred, and there exists no condition or set of circumstances in connection with which DCS, AWS or any of their respective Affiliates could incur, directly or indirectly, any liability or expense (except for routine contributions and benefit payments) under applicable Laws or pursuant to any indemnification or other agreement with respect to the Alaska Benefit Plans. None of the Alaska Benefit Plans is subject to Title IV of ERISA (including any multiemployer plan within the meaning of ERISA Sections 3(37) or 4001(a)(3) or Section 412 of the Code, or any multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413(c) of the Code). No Alaska Benefit Plan provides, reflects or represents any Liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and neither AWS nor any ERISA Affiliate has represented, promised or contracted (whether in oral or written form) to any Alaska System Employee (either individually or to Alaska System Employees as a group) or any other person that such Alaska System Employee(s) or other person would be provided with retiree health, except to the extent required by statute. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Alaska Benefit Plan or employment agreement or under any related trust or loan agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former Alaska System Employee. Each Alaska Benefit Plan that is intended to be a "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified by issuance and receipt of a favorable determination letter or reliance upon an opinion letter which states that the Alaska Benefit Plan meets all requirements under the Code and that any trust(s) associated with such Alaska Benefit Plan is tax exempt under Section 501(a) of the Code. There are no claims (other than routine claims for benefits), actions or lawsuits pending, or to the knowledge of AWS, threatened, with respect to any Alaska Benefit Plan or the fiduciaries responsible for such Alaska Benefit Plan, and to the knowledge of AWS, there are no circumstances that would reasonably be expected to give rise to any action, lawsuit or claim, on behalf of or against any of the Alaska Benefit Plans or any trusts related thereto.

     Section 8.12. Tax Matters

     Except as set forth on Schedule 8.12, as relates to the Alaska Assets and the Alaska Business, AWS and its Affiliates have timely filed all Tax returns and statements which they were required to file, and have paid all Taxes due prior to the date hereof and will pay when due (or contest in good faith by appropriate proceedings) all Taxes which may become due on or before the Closing Date. Except as set forth on Schedule 8.12, neither AWS nor any Affiliate has waived any statute of limitations in respect of Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency related to the Alaska Assets or the Alaska Business. To the knowledge of AWS, there are no unresolved claims raised by any Tax authority concerning the Tax liability of AWS or an Affiliate related to the Alaska Assets or the Alaska Business. All Taxes related to the Alaska Assets and the Alaska Business which AWS or an Affiliate is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid.

     Section 8.13. Financial Statements; Changes

     (a) AWS has delivered to DCS complete and correct copies of (i) the unaudited financial statements of the Alaska Markets as at and for the periods ended December 31, 2000 and December 31, 2001, each of which include a balance sheet and related statement of income for the year then ended (the "Alaska Historical Financial Statements") and (ii) the unaudited financial statements of the Alaska Markets at September 30, 2002 (the "Alaska Balance Sheet Date") including a balance sheet (the "Alaska Balance Sheet") and related statements of income for the nine (9) month period then ended (collectively, the "Alaska Interim Financial Statements"). Except as set forth on Schedule 8.13(a), the Alaska Historical Financial Statements and the Alaska Interim Financial Statements fairly present in all material respects, in accordance with GAAP, the financial position of the Alaska Markets and the results of its operations for the periods specified therein (subject to the absence of footnotes, and, in the case of the Alaska Interim Financial Statements, to normal year end audit adjustments).

     (b) Except as set forth on Schedule 8.13(b) or as otherwise set forth in this Agreement, with respect to the Alaska Assets, since the Alaska Balance Sheet Date, neither AWS nor any Affiliate has:

          (i) sold, assigned, or transferred any of the material, assets, properties or rights included in the Alaska Assets (except for the Excluded Alaska Assets and except pursuant to existing Contracts relating to the Alaska Business disclosed on any Schedule to this Agreement or inventory in the ordinary course of business consistent with past practice);

          (ii) entered into any other material transaction primarily relating to the Alaska Business other than in the ordinary course of business consistent with past practices;

          (iii) suffered any material damage, destruction or casualty loss with respect to the Alaska Assets not covered by insurance;

          (iv) suffered any events which, individually or in the aggregate, have, or could be reasonably expected to, materially adversely affect the Alaska Assets (as a whole), the Alaska Business (as a whole) or the transactions contemplated by this Agreement; or

          (v) entered into any agreement or understanding to do any of the foregoing.

     Section 8.14. Insurance

     AWS and its Affiliates have maintained all policies of title, liability, fire, worker's compensation and other forms of insurance (including bonds) that relate to the Alaska Assets and which insure against risks and Liabilities to an extent and in a manner customary in the cellular industry. All such insurance policies and binders are in full force and effect. Neither AWS nor any Affiliate has received any notice of cancellation or non-renewal of any such policy or binder. No insurance carrier has canceled or reduced any insurance coverage for AWS or any Affiliate or has given any notice or other indication of its intention to cancel or reduce any such coverage. AWS and its Affiliates have complied in all material respects with each of such insurance policies and binders, and have not failed to give any notice or present any claim thereunder in a due and timely manner.

     Section 8.15. Brokers

     AWS has not engaged any agent, broker or other person acting pursuant to the express or implied authority of AWS which is or may be entitled to a commission or broker or finder's fee in connection with the transactions contemplated by this Agreement or otherwise with respect to the sale of the Alaska Assets.

     Section 8.16. Environmental Compliance

     (a) Except as set forth on Schedule 8.16, (i) neither AWS nor any Affiliate has generated, used, transported, treated, stored, released or disposed of, or knowingly permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance at, on or in connection with the ownership or occupancy of the Alaska Assets in violation of any applicable Environmental Laws; (ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with AWS's or an Affiliate's ownership, occupancy or use of the Alaska Assets or on, in or under any property or facility owned or leased by AWS or an Affiliate and included in the Alaska Assets which has created or might reasonably be expected to create any Liability under any applicable Environmental Laws; (iii) any Hazardous Substance handled or dealt with by AWS or an Affiliate at, on or in connection with the ownership or occupancy of the Alaska Assets has been and is being handled or dealt with in material compliance with all Environmental Laws; (iv) to the knowledge of AWS, the operation of the Alaska Business by AWS and its Affiliates is in compliance with all Environmental Laws; and (v) to the knowledge of AWS, there are no claims against AWS or any Affiliate by third parties, including Governmental Authorities, pending or threatened under Environmental Laws arising out of AWS's or any Affiliate's ownership or use of the Alaska Assets or the condition of the Alaska Assets.

     (b) AWS has delivered to DCS true and complete copies of all transaction screens (to the extent any transaction screens were performed) and Phase I environmental site assessment reports (as such terms are commonly understood in the industry) that AWS has on file with respect to the Alaska Assets. DCS acknowledges that it is not entitled to rely on such reports (since the consultants did not prepare them for the benefit of DCS).

     Section 8.17. Accounts Receivable

     All accounts receivable of AWS and any Affiliate relating to the Alaska Business as set forth on the Alaska Balance Sheet are or will be valid and genuine, have arisen or will arise solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of the Alaska Business consistent with past practices, and the allowance for collection losses on such balance sheets have been or will be determined in accordance with GAAP and based upon AWS's historical experience in collecting its accounts receivable. As of the date of this Agreement, to the knowledge of AWS, there are no facts or circumstances that will, or would reasonably be expected to, result in the allowances for collection losses on the Alaska Balance Sheet being inadequate to cover expected collection losses.

     Section 8.18. Solvency

     AWS is Solvent.

     Section 8.19. Valid Transaction

     Any transfer made by AWS or any Affiliate of any right, title or interest in or to the Alaska Assets does not constitute a fraudulent conveyance under any applicable Law. Without limiting the generality of the foregoing, (a) such transfer is being made for a valid business purpose and (b) such transfer is being made for fair consideration. Neither AWS nor any of its Affiliates has taken any action with the intent to hinder or delay payment to any creditors of AWS or its Affiliates.

     Section 8.20. Undisclosed Liabilities

     Neither AWS nor any Affiliate has any Liabilities arising out of or relating to the Alaska System or any of the Alaska Assets, except as and to the extent reflected or reserved for in the Alaska Interim Financial Statements and except (i) as set forth in Schedule 8.20, (ii) for Liabilities incurred in the ordinary course of business consistent with past practice since the Alaska Balance Sheet Date and in each case to the extent permitted to be incurred in accordance with the terms hereof, (iii) for executory obligations under any Assumed Alaska Contract, and (iv) for those that are not required to be disclosed under GAAP.

     Section 8.21. AWS Cell Sites

     Schedule 8.21 lists each cell site (including each cell site on which AWS or an Affiliate has placed one or more antennas and the number of antennas placed on such cell site) (an "AWS Cell Site") currently operated or used by each of AWS or an Affiliate in respect of the Alaska System as of the date hereof, indicating the address of such Cell Site and the geographical coordinates thereof, whether AWS or such Affiliate is the owner of such Cell Site and, if so, whether any other person is permitted to co-locate towers or antennas thereon or has any other rights with respect thereto. Schedule 8.21 also sets forth (i) each instance where AWS or an Affiliate co-locates its antennas relating to the Alaska System on another person's tower or antenna structure and (ii) whether any antenna structure on which AWS or an Affiliate locates antennas is one which requires registration with the FCC under 47 C.F.R.
17.4 by reason of the obligation to file notification with the FAA under 47 C.F.R. 17.7 and, if so, the Antenna Structure Registration Number thereof.

     Section 8.22. CALEA

     Except as set forth in Schedule 8.22, there has been validly and timely filed a Flexible Deployment Submission with the FBI in accordance with the FBI's Flexible Deployment Assistance Guide with respect to the Alaska Systems, and a Petition for Extension with the FCC requesting an extension of the current CALEA capability compliance deadline with respect to the Alaska Systems until November 19, 2003.

     Section 8.23. Subscriber Agreements

     Each subscriber agreement with a customer of the Alaska Business provides either (a) that AWS (or its successor, including, following the Closing, DCS) may increase the rates for service upon 30 days' notice to the customer, in which event the customer may without penalty terminate the agreement, or (b) that AWS may without penalty terminate the subscriber agreement upon 30 days' notice.

     Section 8.24. Inventory

     The inventory included in the Alaska Assets as of the dates set forth on
Schedule 8.24, together with the locations thereof, are set forth in Schedule
8.24. Except as set forth on Schedule 8.24, such inventory is of good, usable and merchantable quality in all material respects and does not include items which, in the ordinary course of the Alaska Business, have been discontinued or are off-specification, damaged, dormant, obsolete, non-salable, non-usable or not first quality; provided, that AWS is not representing hereby that such inventory would not, in the ordinary course of DCS's business, be discontinued or be considered off-specification, damaged, dormant, obsolete, non-salable, non-usable or not first quality. All of the mobile phones included in inventory are pre-programmed to search for the SOC of AWS on a preferred or exclusive basis and any pre-programming contained in such phones (other than to search for the SOC of AWS) may be eliminated without incurring additional costs, in an immaterial amount of time and without affecting the utility or marketability of such phones.

                                   ARTICLE 9
                            COVENANTS OF THE PARTIES

     Section 9.1. Financial Statements and System Information

     (a) DCS covenants and agrees that from the date hereof until the Closing, DCS shall provide AWS, promptly after they become available and in any event within 45 days of the end of each calendar month, the unaudited balance sheet, statement of income (including detailed revenue classifications), as well as key operating statistics, including gross subscriber additions, disconnects and end-of-period number of subscribers for such month, as they relate to the California Business conducted in each of the California Markets. Immediately prior to Closing, DCS will identify in writing the owner of the California Assets by item or, if appropriate, by category.

     (b) AWS covenants and agrees that from the date hereof until the Closing, AWS shall provide DCS, promptly after they become available and in any event within 45 days of the end of each calendar month, the unaudited balance sheet, statement of income (including detailed revenue classifications), as well as key operating statistics, including gross subscriber additions, disconnects and end-of-period number of subscribers for such month, as they relate to the Alaska Business conducted in each of the Alaska Markets. Immediately prior to Closing, AWS will identify in writing the owner of the Alaska Assets by item or, if appropriate, by category.

     Section 9.2. FCC Approvals

     (a) Each of DCS and AWS covenants and agrees that it will fully cooperate with the other, and do all things reasonably necessary to assist the other to obtain all consents and approvals and to file all notices necessary for assignment to DCS of the Alaska FCC Authorizations and applications therefor that are included in the Alaska Assets, and to AWS of the California FCC Authorizations and applications therefor that are included in the California Assets, as soon as practicable after the date hereof, including the furnishing of financial and other information specifically with respect to DCS or AWS, as the case may be, reasonably required by the person whose consent or approval is being sought. Each party (the "Notifying Party") shall use all commercially reasonable efforts to provide adequate prior written notice to the other (the "Notified Party") of any meeting with Governmental Authorities the purpose of which is to seek a consent or approval to the transactions contemplated hereby or resulting from any notice being filed, and the Notified Party shall have the right to attend all such meetings with appropriate Governmental Authorities for the purpose of obtaining such consents or approvals and responding to issues resulting from the filing of a notice. Each of DCS and AWS hereby agrees to file the necessary applications and other filings with the FCC seeking consent to the assignment of the Alaska FCC Authorizations to DCS and of the California FCC Authorizations to AWS, and to file for all other necessary regulatory approvals for the consummation of the transactions contemplated by this Agreement, within 15 business days following the date hereof to the extent any such filings have not been made prior to the date hereof, or as soon as practicable after the filing by the parties hereto of any notifications of pro forma transfers of control required in connection with the implementation of the provisions of
Section 1.1, and to diligently pursue the processing of any such applications and filings before the FCC and other applicable Governmental Authorities. Neither party shall take any action or fail to take any action if such act or omission is likely to cause a delay in, or the FCC not to grant its consent to, the assignment of the FCC Authorizations contemplated hereby, it being understood that if any petition to deny is filed against the transfer of the California FCC Authorizations or the Alaska FCC Authorizations principally by reason of the qualifications of only one of the parties to this transaction, then it shall be the primary responsibility of such party to defend against any allegations in such petition. DCS and AWS shall each pay their own filing fees in connection with any filings pursuant to this Section 9.2(a).

     (b) DCS and AWS shall each cooperate and use their commercially reasonable efforts to prepare and file with the Federal Trade Commission ("FTC") and the United States Department of Justice ("DOJ") and other regulatory authorities as promptly as possible after the date on which the condition set forth in Section
10.11 is satisfied or waived, but in any event within 10 business days following such date, all requisite applications and amendments thereto together with related information, data and exhibits necessary to satisfy the requirements of the HSR Act (if applicable to the transactions contemplated by this Agreement). DCS and AWS shall each pay their own filing fees in connection with any filings pursuant to this Section 9.2(b).

     Section 9.3. Third Party Consents; Closing Conditions

     (a) DCS and AWS covenant and agree that each of them will reasonably cooperate with each other, and will do all things reasonably necessary to assist the other, to obtain all Required Alaska Consents and Required California Consents, as the case may be, and give all Required Alaska Notices and Required California Notices, as the case may be, as promptly as practicable, including the furnishing of financial and other information specifically with respect to it or its Affiliates reasonably required by the person or Governmental Authority whose consent or approval is being sought.

     (b) Notwithstanding the provisions of subsection (a) above, to the extent that any Assumed Alaska Contract to be sold, assigned, transferred or conveyed to DCS, or any Assumed California Contract to be sold, assigned, transferred or conveyed to AWS, or any claim, right or benefit arising thereunder or resulting therefrom, is not capable of being sold, assigned, transferred or conveyed without the approval, consent or waiver of the issuer thereof, the other party thereto, or any third person (including a Governmental Authority), and such approval, consent or waiver has not been obtained, or if such sale, assignment, transfer or conveyance, or attempted assignment, transfer or conveyance, of such Assumed Alaska Contract or Assumed California Contract, as the case may be, would constitute a breach thereof, and such approval, consent or waiver has not been obtained, this Agreement shall not constitute an agreement to sell, assign, transfer or convey such Assumed Alaska Contract or Assumed California Contract, as the case may be; provided each of DCS and AWS shall comply with Section 18.1.

     (c) DCS and AWS shall use reasonable best efforts to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, DCS and AWS shall cause their respective Affiliates to take the actions contemplated to be taken by them pursuant to this Agreement.

     (d) DCS and AWS hereby covenant and agree to use all commercially reasonable efforts to satisfy, or assist the other party in satisfying, prior to the Closing Date, the closing conditions applicable to DCS in Article 10 and to AWS in Article 11.

     (e) DCS and AWS hereby covenant and agree that they shall agree, prior to issuance to any third party, upon the forms used to (i) obtain the Required Alaska Consents, the Required California Consents, the FCC consent to the transfer of the Alaska FCC Authorizations and the California FCC Authorizations, and the approvals required under the HSR Act, and (ii) issue the Required Alaska Notices and the Required California Notices.

     (f) DCS and AWS hereby covenant and agree that neither of them will, and that each of them will cause their respective Affiliates not to, accept or agree to any modifications or amendments to, or the imposition of any condition to the transfer of, any of the Assumed Alaska Contracts or Assumed California Contracts, or (except in the ordinary course of business in compliance with applicable FCC Laws) any of the FCC Authorizations included in any of the Alaska Assets or the California Assets, that are not acceptable to the other party hereto.

     Section 9.4. Conduct of Business

     (a) From and after the date hereof until the Closing Date, neither DCS nor AWS shall (and each of DCS and AWS will cause their respective Affiliates not to) engage in any practice, take any action or enter into any transaction outside the ordinary course of business with respect to the California Business and Alaska Business, as appropriate, without the prior approval of the other party, which approval shall not be unreasonably withheld or delayed, and shall continue to operate the California Business or the Alaska Business, as the case may be, in the ordinary course consistent with past practices.

     (b) In furtherance and not in limitation of the provisions of subsection
(a) above, from and after the date hereof, DCS shall, and shall cause its Affiliates to:

          (i) operate the California Business in accordance with the California FCC Authorizations, and comply in all material respects with all Laws applicable to it, including the regulations of the FCC and any state body having jurisdiction over the California Business or any California Asset;

          (ii) except as disclosed on Schedule 9.4(b)(ii), and except for inventory sold, or retirements of assets, in each case in the ordinary course of business, refrain from making any sale, lease, transfer or other disposition of any of the California Assets other than in connection with replacements with assets of like use and value, or with the prior written approval of AWS, which approval will not be unreasonably withheld or delayed;

          (iii) (x) use its commercially reasonable efforts to preserve its relationships with all parties to the Assumed California Contracts, (y) perform in all material respects all of its obligations thereunder according to the terms and conditions thereof, and (z) refrain from amending in any material respect, or terminating, any of the Assumed California Contracts, without AWS's prior written approval, which approval will not be unreasonably withheld or delayed;

          (iv) maintain insurance on the California Assets comparable to that maintained prior to the date hereof;

          (v) maintain its books and records in accordance with prior practice;

          (vi) take all commercially reasonable actions necessary to maintain all of its rights and interest in, and the validity of, the California FCC Authorizations and not permit any of the California FCC Authorizations to expire or to be surrendered or voluntarily modified in a manner materially adverse to the operation of the California Systems, or take any action which would reasonably be expected to cause the FCC or any other Governmental Authority to institute proceedings for the suspension, revocation or limitation of rights under any of the California FCC Authorizations; or fail to prosecute with commercially reasonable due diligence any pending applications to any Governmental Authority; and provide to AWS copies of all applications, correspondence, pleadings and other documents furnished to or received from the FCC relating to the California Systems;

          (vii) notify AWS in writing promptly after learning of the institution of any material action against DCS or an Affiliate relating to the California Systems in any court, or any action against DCS or an Affiliate relating to the California Systems before the FCC or any other Governmental Authority, and notify AWS in writing promptly upon entry of any administrative or court order relating to the California Assets or the California Systems;

          (viii) continue in accordance with past practice of the California Business all marketing and promotions relating to the maintenance and growth of subscribers of the California Business;

          (ix) maintain, in accordance with past practice of the California Business, relations with the suppliers, employees, agents, subscribers, customers and distributors of the California Business and any others having business relations with the California Business;

          (x) adhere to current practice with respect to bad debt of the California Systems, collection of accounts and deactivation of delinquent account service; and collect accounts receivable of the California Systems only in the ordinary course consistent with past practice of the California Business;

          (xi) maintain all inventory and expendable supplies at levels consistent with past practices, current business plans and reasonably expected consumer demand and otherwise prior to the Closing Date maintain its working capital at reasonable levels necessary to operate the California Systems in a commercially reasonable manner and consistent with past practice of the California Business;

          (xii) not cause or permit to occur any of the events or occurrences described in Section 7.13(b); and

          (xiii) not implement or commence any pre-paid calling plans or services with respect to the California Systems.

     (c) In furtherance and not in limitation of the provisions of subsection
(a) above, from and after the date hereof, AWS shall, and shall cause its Affiliates to:

          (i) operate the Alaska Business in accordance with the Alaska FCC Authorizations, and comply in all material respects with all Laws applicable to it, including the regulations of the FCC and any state body having jurisdiction over the Alaska Business or any Alaska Asset;

          (ii) except as disclosed on Schedule 9.4(c)(ii), and except for inventory sold, or retirements of assets, in each case in the ordinary course of business, refrain from making any sale, lease, transfer or other disposition of any of the Alaska Assets other than in connection with replacements with assets of like use and value, or with the prior written approval of DCS, which approval will not be unreasonably withheld or delayed;

          (iii) (x) use its commercially reasonable efforts to preserve its relationships with all parties to the Assumed California Contracts, (y) perform in all material respects all of its obligations thereunder according to the terms and conditions thereof, and (z) refrain from amending in any material respect, or terminating, any of the Assumed Alaska Contracts, without DCS's prior written approval, which approval will not be unreasonably withheld or delayed;

          (iv) maintain insurance on the Alaska Assets comparable to that maintained prior to the date hereof;

          (v) maintain its books and records in accordance with prior practice;

          (vi) take all commercially reasonable actions necessary to maintain all of its rights and interest in, and the validity of, the Alaska FCC Authorizations and not permit any of the Alaska FCC Authorizations to expire or to be surrendered or voluntarily modified in a manner materially adverse to the operation of the Alaska Systems, or take any action which would reasonably be expected to cause the FCC or any other Governmental Authority to institute proceedings for the suspension, revocation or limitation of rights under any of the Alaska FCC Authorizations; or fail to prosecute with commercially reasonable due diligence any pending applications to any Governmental Authority; and provide to DCS copies of all applications, correspondence, pleadings and other documents furnished to or received from the FCC relating to the Alaska Systems;

          (vii) notify DCS in writing promptly after learning of the institution of any material action against AWS or an Affiliate relating to the Alaska Systems in any court, or any action against AWS or an Affiliate relating to the Alaska Systems before the FCC or any other Governmental Authority, and notify DCS in writing promptly upon entry of any administrative or court order relating to the Alaska Assets or the Alaska Systems;

          (viii) continue in accordance with past practice of the Alaska Business all marketing and promotions relating to the maintenance and growth of subscribers of the Alaska Business;

          (ix) maintain in accordance with past practice of the Alaska Business the relations with the suppliers, customers and distributors of the Alaska Business and any others having business relations with the Alaska Business;

          (x) adhere to current practice with respect to bad debt of the Alaska Systems, collection of accounts and deactivation of delinquent account service; and collect accounts receivable of the Alaska Systems only in the ordinary course consistent with past practice of the Alaska Business;

          (xi) maintain all inventory and expendable supplies at levels consistent with past practices, current business plans and reasonably expected consumer demand and otherwise prior to the Closing Date maintain its working capital at reasonable levels necessary to operate the Alaska Systems in a commercially reasonable manner and consistent with past practice of the Alaska Business;

          (xii) not cause or permit to occur any of the events or occurrences described in Section 8.13(b);

          (xiii) not grant, permit or allow any Alaska System Employee to take a sabbatical leave, as defined in AWS's company policies; and

          (xiv) make the capital expenditures with respect to the Alaska Assets and the Alaska Systems prior to the Closing Date in accordance with
     Schedule 9.4(c)(xiv).

     (d) DCS hereby acknowledges and agrees that from and after the date hereof, AWS may take any actions determined by AWS to be appropriate with respect to the Excluded Alaska Assets, including selling the Excluded Alaska Assets. AWS hereby acknowledges and agrees that from and after the date hereof, DCS may take any actions determined by DCS to be appropriate with respect to the Excluded California Assets, including selling the Excluded California Assets.

     (e) AWS shall use all commercially reasonable efforts to keep available the services of the Alaska System Employees and of all agents of the Alaska Business. DCS shall use all commercially reasonable efforts to keep available the services of the California System Employees and of all agents of the California Business.

     Section 9.5. Access

     (a) Upon reasonable prior notice from DCS and provided that significant disruption does not result, AWS shall (i) give DCS and its authorized representatives reasonable access during all reasonable times to AWS's and its Affiliates' books and records, facilities and assets comprising or relating to the Alaska Business, (ii) provide such financial and operating data and other information with respect to the Alaska Business as DCS may reasonably request, and (iii) make its and its Affiliates' officers, agents and representatives available to DCS.

     (b) Upon reasonable prior notice from AWS and provided that significant disruption does not result, DCS shall (i) give AWS and its authorized representatives reasonable access during all reasonable times to DCS's and its Affiliates' books and records, facilities and assets comprising or relating to the California Business, (ii) provide such financial and operating data and other information with respect to the California Business as AWS may reasonably request, and (iii) make its and its Affiliates' officers, agents and representatives available to AWS.

     Section 9.6. Alaska System Employees

     (a) Schedule 9.6 contains a list of all persons employed by AWS in the operation of the Alaska Systems and physically located in the Alaska Markets to whom DCS will be obligated to offer employment in accordance with the terms of this Section 9.6 (the "Alaska Designated Employees"). Each Alaska Designated Employee who is actively employed by AWS as of the Closing Date will receive an offer of employment from DCS as of the Closing Date upon the terms and conditions described herein. Any Alaska Designated Employee who is not actively at work as of the Closing Date (deemed "Alaska Inactive Employees") shall not receive an offer of employment from DCS, nor be deemed to be an Alaska Transitioned Employee (defined below) unless he or she returns to active service within 90 days of the Closing Date and notifies DCS in writing thereof. DCS shall promptly offer such Alaska Inactive Employee employment following receipt of such notice on substantially the same terms and conditions as similarly situated Alaska Transitioned Employees as of the date that such Alaska Inactive Employee becomes an Alaska Transitioned Employee, the start-date of such Alaska Inactive Employee (assuming he or she accepts DCS's offer) to be specified by DCS in its discretion, provided, that in no event shall it be later than the expiration of such 90-day period. Each Alaska Inactive Employee shall remain employed by AWS during such 90-day period following the Closing Date unless and until such Alaska Inactive Employee becomes an Alaska Transitioned Employee in accordance with the terms of this Section 9.6(a). For purposes of this Agreement, all Alaska Designated Employees who accept DCS's offer of employment and become employed by DCS as of the Closing Date and all Alaska Inactive Employees who subsequently become employed by DCS within the 90-day period referred to above are hereafter collectively referred to as the "Alaska Transitioned Employees." Notwithstanding the foregoing, nothing in this Agreement limits the rights of DCS to eliminate an employee's position for any reason following the Closing Date.

     (b) The participation of each Alaska Transitioned Employee in the Alaska Benefit Plans and programs will terminate effective upon the Closing Date or such later date on which an Alaska Inactive Employee becomes employed by DCS, except with respect to compensation and benefits that remain payable or due under the terms of such Alaska Benefit Plans and programs or benefits and other employment related rights to which Alaska Inactive Employees are entitled while receiving benefits pursuant to AWS's short term disability plan, or except as otherwise required by Law or such Alaska Benefit Plans or programs. Nothing in this Agreement creates or is intended to create any rights in third parties or third party beneficiaries, including any rights to be employed or respecting the terms and duration of employment.

     (c) DCS shall be responsible for any and all salaries, wages, benefits and other compensation or payments payable to each Alaska Transitioned Employee for services rendered to DCS after the Closing Date or such later date as an Alaska Inactive Employee becomes an Alaska Transitioned Employee, on such terms and conditions as DCS may, in its sole discretion, unilaterally implement.

     (d) AWS shall remain responsible for any Alaska Inactive Employees who do not become Alaska Transitioned Employees as provided above for all purposes, including but not limited to, compensation and benefits.

     (e) Each Alaska Transitioned Employee shall be employed on terms and conditions, including, but not limited to, wages or salaries and benefits, which are substantially similar in the aggregate to the terms and conditions offered by DCS to similarly situated employees of DCS. From and after the Closing Date, each Alaska Transitioned Employee shall be eligible to participate in the employee benefit plans, programs, agreements and arrangements maintained by DCS in which similarly situated employees of DCS are generally eligible to participate, based on the eligibility criteria of each plan, program, agreement or arrangement. On and after the Closing Date, DCS shall cause each such plan, program, agreement and arrangement to treat all service with AWS prior to the Closing Date as service for DCS for purposes of eligibility to participate, waiting periods, vacation or paid time off accrual level, limitations as to preexisting medical conditions but not for benefit accrual or contribution purposes under any pension plan, profit sharing plan, savings plan or other deferred compensation plan maintained by DCS or for purposes of eligibility for any retiree health, life or other retiree welfare benefit plan maintained by DCS. With respect to worker's compensation benefits, AWS accepts continuing responsibility after the Closing Date for payment of all benefits to or on behalf of workers for (a) claims accepted or in process on or prior to the Closing Date, and (b) claims related to industrial injuries or occupational diseases for which a right to file for worker's compensation benefits existed or accrued on or prior to the Closing Date.

     (f) Nothing contained herein shall be construed to restrict DCS from operating its existing employee benefit plans, including full authority to amend or terminate such plans in accordance with their respective terms and applicable laws.

     (g) AWS agrees to provide or cause to be provided to DCS all such records and information as DCS may reasonably request in order to carry out the intent of, and to meet DCS's obligations under this Section 9.6.

     (h) Prior to Closing, AWS shall cash out all accrued, unused vacation hours of Alaska Transitioned Employees as of the Closing Date.

     (i) AWS shall remain solely responsible for any and all liabilities relating to or arising in connection with the requirements of Section 4980B of the Code, to provide continuation of health care coverage in respect of Alaska Transitioned Employees and their covered dependents due to coverage under the Alaska Benefit Plans, including with respect to qualifying events that occur as a result of their termination of employment with AWS or any ERISA Affiliate thereof.

     (j) On or before the date required by applicable Law, AWS shall contribute to the accounts of the Alaska Transitioned Employees under each Alaska Benefit Plan all amounts required by such Alaska Benefit Plan or applicable Laws to be contributed with respect to such Alaska Transitioned Employee on account of any period prior to Closing.

     (k) AWS and DCS will treat DCS as a "successor employer" and AWS or the applicable Affiliate thereof as a "predecessor," within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Alaska Transitioned Employees for purposes of taxes imposed under the United States Federal Unemployment Tax Act or the United States Federal Insurance Contributions Act.

     (l) AWS shall comply and cause compliance with the provisions of the WARN Act and any other federal, state, or local Laws regarding "plant closings," "mass layoffs" (or similar triggering event), or change of control, as they relate to the Transactions. AWS further covenants to comply and cause compliance with any notice obligations under any applicable state unemployment insurance Law with respect to employees whose employment has been terminated by AWS or an Affiliate of AWS.

     Section 9.7. California System Employees

     (a) Schedule 9.7 contains a list of all persons employed by DCS in the operation of the California Systems and physically located in the California Markets to whom AWS will be obligated to offer employment in accordance with the terms of this Section 9.7 (the "California Designated Employees"). Each California Designated Employee who is actively employed by DCS as of the Closing Date will receive an offer of employment from AWS as of the Closing Date upon the terms and conditions described herein. Any California Designated Employee who is not actively at work as of the Closing Date (deemed "California Inactive Employees") shall not receive an offer of employment from AWS, nor be deemed to be a California Transitioned Employee (defined below), unless he or she returns to active service within 90 days of the Closing Date and notifies AWS in writing thereof. AWS shall promptly offer such California Inactive Employee employment following receipt of such notice on substantially the same terms and conditions as similarly situated California Transitioned Employees as of the date that such California Inactive Employee becomes a California Transitioned Employee, the start-date of such California Inactive Employee (assuming he or she accepts AWS's offer) to be specified by AWS in its discretion, provided, that in no event shall it be later than the expiration of such 90-day period. Each California Inactive Employee shall remain employed by DCS during such 90-day period following the Closing Date unless and until such Alaska Inactive Employee becomes a California Transitioned Employee in accordance with the terms of this
Section 9.7(a). For purposes of this Agreement, all California Designated Employees who accept AWS's offer of employment and become employed by AWS as of the Closing Date and all California Inactive Employees who subsequently become employed by AWS within the 90-day period referred to above, are hereafter collectively referred to as the "California Transitioned Employees." Notwithstanding the foregoing, nothing in this Agreement limits the rights of AWS to eliminate an employee's position for any reason following the Closing Date.

     (b) The participation of each California Transitioned Employee in the California Benefit Plans and programs will terminate effective upon the Closing Date or such later date on which a California Inactive Employee becomes employed by AWS, except with respect to compensation and benefits that remain payable or due under the terms of such California Benefit Plans and programs or benefits and other employment related rights to which California Inactive Employees are entitled while receiving benefits pursuant to DCS's short term disability plan, or except as otherwise required by Law or such California Benefit Plans or programs. Nothing in this Agreement creates or is intended to create any rights in third parties or third party beneficiaries, including any rights to be employed or respecting the terms and duration of employment.

     (c) AWS shall be responsible for any and all salaries, wages, benefits and other compensation or payments payable to each California Transitioned Employee for services rendered to AWS after the Closing Date or such later date as a California Inactive Employee becomes a California Transitioned Employee, on such terms and conditions as AWS may, in its sole discretion, unilaterally implement.

     (d) DCS shall remain responsible for any California Inactive Employees who do not become California Transitioned Employees as provided above for all purposes, including but not limited to, compensation and benefits.

     (e) Each California Transitioned Employee shall be employed on terms and conditions, including, but not limited to, wages or salaries and benefits, which are substantially similar in the aggregate to the terms and conditions offered by AWS to similarly situated employees of AWS. From and after the Closing Date, each California Transitioned Employee shall be eligible to participate in the employee benefit plans, programs, agreements and arrangements maintained by AWS in which similarly situated employees of AWS are generally eligible to participate, based on the eligibility criteria of each plan, program, agreement or arrangement. On and after the Closing Date, AWS shall cause each such plan, program, agreement and arrangement to treat all service with DCS prior to the Closing Date as service for AWS for purposes of eligibility to participate, waiting periods, vacation or paid time off accrual level, limitations as to preexisting medical conditions but not for benefit accrual or contribution purposes under any pension plan, profit sharing plan, savings plan or other deferred compensation plan maintained by AWS or for purposes of eligibility for any retiree health, life or other retiree welfare benefit plan maintained by AWS. With respect to worker's compensation benefits, DCS accepts continuing responsibility after the Closing Date for payment of all benefits to or on behalf of workers for (a) claims accepted or in process on or prior to the Closing Date, and (b) claims related to industrial injuries or occupational diseases for which a right to file for worker's compensation benefits existed or accrued on or prior to the Closing Date.

     (f) Nothing contained herein shall be construed to restrict AWS from operating its existing employee benefit plans, including full authority to amend or terminate such plans in accordance with their respective terms and applicable laws.

     (g) DCS agrees to provide or cause to be provided to AWS all such records and information as AWS may reasonably request in order to carry out the intent of, and to meet AWS's obligations under this Section 9.7.

     (h) Prior to Closing, DCS shall cash out all accrued, unused vacation hours of California Transitioned Employees as of the Closing Date.

     (i) DCS shall remain solely responsible for any and all liabilities relating to or arising in connection with the requirements of Section 4980B of the Code, to provide continuation of health care coverage in respect of California Transitioned Employees and their covered dependents due to coverage under the California Benefit Plans, including with respect to qualifying events that occur as a result of their termination of employment with DCS or any ERISA Affiliate thereof.

     (j) On or before the date required by applicable Law, DCS shall contribute to the accounts of the California Transitioned Employees under each California Benefit Plan all amounts required by such California Benefit Plan or applicable Laws to be contributed with respect to such California Transitioned Employee on account of any period prior to Closing.

     (k) DCS and AWS will treat AWS as a "successor employer" and DCS or the applicable Affiliate thereof as a "predecessor," within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to California Transitioned Employees for purposes of taxes imposed under the United States Federal Unemployment Tax Act or the United States Federal Insurance Contributions Act.

     (l) DCS shall comply and cause compliance with the provisions of the WARN Act and any other federal, state, or local Laws regarding "plant closings," "mass layoffs" (or similar triggering event), or change of control, as they relate to the Transactions. DCS further covenants to comply and cause compliance with any notice obligations under any applicable state unemployment insurance Law with respect to employees whose employment has been terminated by DCS or an Affiliate of DCS.

     Section 9.8. No Shop

     (a) Prior to the Closing, AWS shall not (and shall cause its Affiliates not to), directly or indirectly, sell, agree to sell, solicit inquiries or proposals or furnish any information with respect to, or initiate or participate in any negotiations or discussions whatsoever concerning any acquisition or purchase of, (i) any or all of the Alaska Assets outside of the ordinary course of the Alaska Business, and (ii) the DCC Securities. AWS shall cause its and its Affiliates' officers, employees, agents and representatives to refrain from doing any of the above.

     (b) Notwithstanding the provisions of paragraph (a) above, AWS or an Affiliate may, directly or indirectly, sell, agree to sell, solicit inquiries or proposals or furnish any information with respect to, or initiate or participate in any negotiations or discussions whatsoever concerning any acquisition or purchase of, any or all of the Alaska Assets pursuant to a transaction in which
(x) such Alaska Assets constitute an immaterial or incidental portion of the assets being sold, assigned or otherwise disposed of, and (y) the person acquiring the Alaska Assets (whether by operation of law or otherwise) agrees in writing and is obligated to consummate or cause the consummation of the Transactions in accordance with the terms hereof, without delay or impairment to the Transactions.

     (c) Except as contemplated by Section 1.1, prior to the Closing, DCS shall not (and shall cause its Affiliates not to), directly or indirectly, sell, agree to sell, solicit inquiries or proposals or furnish any information with respect to, or initiate or participate in any negotiations or discussions whatsoever concerning any acquisition or purchase of, any or all of the California Assets outside of the ordinary course of the California Business. DCS shall cause its and its Affiliates' officers, employees, agents and representatives to refrain from doing any of the above.

     (d) Notwithstanding the provisions of paragraph (c) above, DCS or an Affiliate may, directly or indirectly, sell, agree to sell, solicit inquiries or proposals or furnish any information with respect to, or initiate or participate in any negotiations or discussions whatsoever concerning any acquisition or purchase of, any or all of the California Assets pursuant to a transaction in which (x) such California Assets constitute an immaterial or incidental portion of the assets being sold, assigned or otherwise disposed of, and (y) the person acquiring the California Assets (whether by operation of law or otherwise) agrees in writing and is obligated to consummate or cause the consummation of the Transactions in accordance with the terms hereof, without delay or impairment to the Transactions.

     Section 9.9. Post-Closing Non-Compete

     (a) During the Non-Compete Period, subject to the other provisions of this
Section 9.9, AWS will not, and will cause its Affiliates not to, directly or indirectly, either alone or jointly with any other person, acquire or hold an ownership interest in (other than an ownership interest in an Exempt Person), manage, operate, control or otherwise engage in a business that provides or resells, or a license that enables the provision or resale of, facilities-based mobile wireless telecommunications services using spectrum in the 824-849 MHz, 869-894 MHz or 1850-1990 MHz frequency bands, in the State of Alaska (the services described in this sentence being referred to herein as the "Competitive Services"). In addition, during the Non-Compete Period, AWS will not grant any person the right to market Competitive Services (on a primary basis, tagline basis or otherwise) under the "AT&T Wireless" brand or any successor brand used by AWS or its Affiliates on a national basis. Competitive Services shall not include roaming services provided to customers of any person other than AWS and its Affiliates roaming in the State of Alaska (whether or not such person has the right to use the "AT&T Wireless" brand or any successor brand used by AWS or its Affiliates on a national basis). "Non-Compete Period" means (i) with respect to Competitive Services using the TDMA protocol, the period beginning on the Closing Date and expiring on February 25, 2007 and (ii) with respect to Competitive Services using the GSM/GPRS or EDGE protocols, or using spectrum in the 824-849 MHz, 869-894 MHz or 1850-1990 MHz frequency bands, the period beginning on the Closing Date and expiring on the fifth anniversary thereof. "Exempt Person" means any person that (x) is not an Affiliate of AWS, (y) to which AWS and its Affiliates do not direct their roaming traffic (in respect of Competitive Services) on a priority basis with respect to DCS and (z) does not market Competitive Services (on a primary basis, tagline basis or otherwise) under the "AT&T Wireless" brand or any successor brand used by AWS or its Affiliates on a national basis. DCS's agreement to enter into the GSM Build-Out Agreement (Alaska) and the GSM Roaming Agreement (Alaska) at Closing is a material inducement to AWS's agreement to the restrictions set forth in this
Section 9.9. Accordingly, AWS's obligations in this Section 9.9 relating to Competitive Services using any protocol other than TDMA shall terminate upon any early termination (prior to the stated expiration of the initial term or any renewal term) of the GSM Build-Out Agreement (Alaska) or the GSM Roaming Agreement (Alaska), or any successor agreements, other than a termination by DCS resulting from a breach thereof by AWS. Furthermore, if AWS and its Affiliates intend to offer Competitive Services that are based on a protocol that AWS uses or will use on a nationwide basis in the same time frame as in the State of Alaska using spectrum in the 824-849 MHz, 869-894 MHz or 1850-1990 MHz frequency bands, AWS shall notify DCS of such intention, and if DCS demonstrates a good faith intention to provide such Competitive Services (other than Competitive Services using the TDMA or GSM/GPRS protocols) in the State of Alaska within a reasonable period of time thereafter, then, for so long as DCS continues to take reasonable measures to provide such Competitive Services, AWS and its Affiliates will refrain, until the expiration of the applicable Non-Compete Period, from providing such Competitive Services in the State of Alaska.

     (b) Notwithstanding the provisions of paragraph (a) above, AWS and its Affiliates may enter into a merger, consolidation, sale of assets or other similar business combination transaction with a third party (any such transaction being referred to herein as a "Competitive Transaction") that results in AWS or any such Affiliates owning, managing, operating or controlling systems providing Competitive Services that are then operating commercially in the State of Alaska (any such systems, but only the portion thereof operating in the State of Alaska, being referred to herein as the "Competitive Systems"), but subject to the further provisions of this Section 9.9. Upon the execution of definitive agreements relating to a Competitive Transaction, AWS will notify DCS thereof and, if DCS so requests, AWS and DCS will discuss the sale of the Competitive Systems to DCS at their Fair Market Value (as defined below) as of the date that AWS and DCS agree in principle to such a sale. If AWS and DCS do not agree in principle to such a sale within 30 days after the commencement of such discussions, then AWS will be free to sell or otherwise dispose of the Competitive Systems to a third party, provided, that for a period of 90 days after the commencement of such discussions, any such third party sale must be on terms no less favorable than those discussed with DCS.

     (c) During the period from the date of the closing of the applicable Competitive Transaction to the expiration of the applicable Non-Compete Period or, if earlier, the consummation of a sale or other disposition of such Competitive Systems (if any) in accordance with paragraph (b) above, AWS will either:

          (i) cause substantially all its subscribers (other than subscribers of the Competitive Systems and subscribers acquired by AWS or its Affiliates as a result of the Competitive Transaction), for purposes of the GSM Roaming Agreement (Alaska) and the Operating Agreement (as defined in
     Section 18.18), to seek service from DCS in those portions of the Alaska Markets (if any) served by the Competitive Systems before seeking service from the Competitive Systems; or

          (ii) if and to the extent either AWS or DCS or any of their respective Affiliates has, and is using in the ordinary course of its business, the technological capability to identify its own intra-company roaming traffic (provided that to the extent DCS or an Affiliate has such capability and AWS does not have such capability, DCS will provide the relevant technology to AWS, at no cost to AWS, if AWS elects to make reimbursement payments pursuant to this clause (ii)), then AWS shall (once the technology is installed and tested) pay DCS on a monthly basis an amount equal to the actual monthly roaming revenue (net of production costs) generated by subscribers of AWS's non-Alaska markets roaming on the Competitive Systems; provided that, until the foregoing technology has been installed and tested, or if no such technology is available in accordance with the foregoing terms, then AWS will pay DCS on a monthly basis an amount equal to DCS's average monthly roaming revenue (net of production costs) generated by AWS's subscribers roaming in the Alaska Markets during the period from the Closing Date to the date of closing of the Competitive Transaction.

     (d) In addition to complying with clause (i) or (ii) of paragraph (c) above (the election (which shall be a one-time election for each Competitive Transaction) between such alternatives to be made by AWS in its sole discretion at the time of closing of such Competitive Transaction), if (at the date of the closing of the Competitive Transaction) the Fair Market Value of the Competitive Systems (determined by an independent appraiser selected by AWS and DCS or, if they cannot agree, appointed by the American Arbitration Association at the request of either party) is greater than ten percent of the Fair Market Value of the assets, properties and rights transferred in the Competitive Transaction (as determined by AWS in its reasonable judgment), AWS will not operate the Competitive Systems under the "AT&T Wireless" brand or any successor brand used by AWS or its Affiliates on a national basis.

     (e) "Fair Market Value" means, with respect to any asset, as of the date of determination, the cash price at which a willing seller would sell and a willing buyer would buy such asset in a transaction negotiated at arm's length, each being apprised of and considering all relevant facts, circumstances and factors, and neither acting under compulsion, with the parties being unaffiliated third parties acting without time constraints.

     (f) Notwithstanding any provision of this Agreement to the contrary, AWS shall have the right to terminate this Section 9.9 with respect to Competitive Services using the GSM/GPRS protocol in the event of a material breach by DCS of either the GSM Buildout Agreement (Alaska) or the GSM Roaming Agreement (Alaska) that is not cured within the applicable cure period.

     (g) Notwithstanding any provision of this Agreement to the contrary, DCS shall not be entitled to injunctive relief with respect to that portion of any proposed Competitive Transaction, or any other provisions of paragraph (b) above, that relate to service areas located outside the Alaska Markets, and DCS's only remedy in respect of such provisions or portion of the proposed Competitive Transaction shall be to seek monetary damages from AWS. To the extent that any proposed Competitive Transaction or other provisions of paragraph (b) above relate to service areas located within the Alaska Markets, DCS shall be entitled to injunctive relief with respect to such provisions or portion of the proposed Competitive Transaction.

     Section 9.10. Personal Computers

     (a) Within ten business days after the Closing Date, DCS shall have the right to uninstall and/or remove from the personal computers that are California Assets any proprietary software owned by DCS and other files not constituting California Assets; provided that such uninstallation or removal shall take place at mutually convenient times, and with mutually convenient processes, for AWS and DCS within such ten-business day period.

     (b) Within ten business days after the Closing Date, AWS shall have the right to uninstall and/or remove from the personal computers that are Alaska Assets any proprietary software owned by AWS and other files not constituting Alaska Assets; provided that such uninstallation or removal shall take place at mutually convenient times, and with mutually convenient processes, for AWS and DCS within such ten-business day period.

     Section 9.11. Contracts Held by Affiliates

     (a) All of the Contracts set forth in Schedule 7.5(a) that relate primarily to the California Business and that are held by an Affiliate of DCS shall be assigned to DCS prior to the Closing, and DCS shall obtain all consents and give all notices necessary to do so and shall furnish copies of such consents and notices to AWS. Any agreements described in Section 7.5(a)(v) and listed on
Schedule 7.5(a), including the DCS Affiliate Leases, shall have been terminated pursuant to documentation in form and substance reasonably satisfactory to AWS.

     (b) All of the Contracts set forth in Schedule 8.5(a) that relate primarily to the Alaska Business and that are held by an Affiliate of AWS shall be assigned to AWS prior to the Closing, and AWS shall obtain all consents and give all notices necessary to do so and shall furnish copies of such consents and notices to DCS. Any agreements described in Section 8.5(a)(v) and listed on
Schedule 8.5(a), including the AWS Affiliate Leases, shall have been terminated pursuant to documentation in form and substance reasonably satisfactory to DCS.

     Section 9.12. Negative Covenants

     With respect to the California Business and the Alaska Business, during the period from the date hereof until the earlier of the Closing or the termination of this Agreement and except as otherwise contemplated by this Agreement, neither DCS nor AWS shall (and such parties shall cause their Affiliates not to) take any of the following actions without the prior written consent of the other party which consent shall not be unreasonably withheld:

     (a) enter into any agreement, arrangement or understanding involving payments, assets, or Liabilities with a value in excess of $100,000 in the aggregate, or materially alter, amend, or modify or terminate, or exercise any option under any existing agreement involving payments, projected revenues, assets, or Liabilities with a value in excess of $100,000 in the aggregate, other than in the ordinary course of business consistent with past practice;

     (b) except in the ordinary course of business consistent with past practice, dispose of assets for consideration in excess of $100,000 in the aggregate;

     (c) except in the ordinary course of business consistent with past practice, incur or assume any indebtedness for borrowed money or guarantee any such obligations;

     (d) enter into any contracts with any of its Affiliates which will be binding upon such Affiliate after Closing;

     (e) fail to pay when due any Liability that, if unpaid, would become a Lien upon any of the California Assets or Alaska Assets as applicable;

     (f) with the exception of any changes required by Law or affecting all or substantially all of the wireless systems owned by DCS or AWS nation-wide, implement any material change in (i) the terms and conditions of any agreements with subscribers or (ii) the types or quality of products and services provided to subscribers;

     (g) add any new pre-paid subscribers;

     (h) except as required by Law, enter into any collective bargaining agreement, or make any commitment whatsoever to any union or other representative or party which intends to represent any employees of either the California Systems or the Alaska Systems, as applicable;

     (i) change its accounting practices except as required by GAAP; or

     (j) authorize or enter into an agreement in contravention of any of the foregoing.

     Section 9.13. Certain Expenses

     At Closing or, if due thereafter, promptly when due, Taxes arising out of or imposed upon the Transactions, other than income taxes and franchise taxes for periods up to and including the Closing Date, whether imposed on DCS (or its Affiliates) or AWS (or its Affiliates), shall be paid one-half by DCS and one-half by AWS.

     Section 9.14. FCC Compliance

     (a) With regard to any non-compliance with FCC Laws set forth on Schedules 7.6(b)(i) and (ii), DCS agrees to remediate and bring into material compliance any such instances of non-compliance prior to the Closing Date. Between the date hereof and the Closing Date, DCS will use its commercially reasonable efforts to identify and cure any instances of non-compliance by DCS or its Affiliates with any FCC Laws that are discovered.

     (b) With regard to any non-compliance with FCC Laws set forth on Schedules 8.6(b)(i) and (ii), AWS agrees to remediate and bring into material compliance any such instances of non-compliance prior to the Closing Date. Between the date hereof and the Closing Date, AWS will use its commercially reasonable efforts to identify and cure any instances of non-compliance by AWS or its Affiliates with any FCC Laws that are discovered.

     Section 9.15. Cell Site Compliance

     (a) Between the date hereof and the Closing Date, DCS will use its commercially reasonable efforts to identify and cure any material instances of non-compliance by DCS or its Affiliates with any FCC Laws or state or local Laws discovered by DCS and relating to any DCS cell site in the California Systems.

     (b) Between the date hereof and the Closing Date, AWS will use its commercially reasonable efforts to identify and cure any material instances of non-compliance by AWS or its Affiliates with any FCC Laws or state or local Laws discovered by AWS and relating to any AWS cell site in the Alaska Systems.

     Section 9.16. Transition Branding

     AWS and DCS shall use commercially reasonable efforts to work together in good faith to negotiate the AT&T Wireless Brand Transition License Agreement with AT&T Corp. DCS acknowledges that the terms of the AT&T Wireless Brand Transition License Agreement shall be subject to the approval of AT&T Corp. in its sole discretion. AWS shall pay any expenses in connection with its use of the Cellular One brand under the Cellular One Agreements. DCS shall pay any expenses in connection with its use of the AT&T Wireless brand under the AT&T Wireless Brand Transition License Agreement.

     Section 9.17. Tagline Branding

     At the election of DCS, made by written notice to AWS given at least 60 days prior to the End Date (as defined in the Transition Services Agreement), AWS and DCS shall use commercially reasonable efforts to work together in good faith to negotiate a tagline branding license agreement with AT&T Corp., pursuant to which DCS would have the right to use the AT&T Wireless tagline in the State of Alaska together with a brand of DCS specified therein (other than Cellular One). DCS acknowledges that the terms of any such license agreement shall be subject to the approval of AT&T Corp. in its sole discretion.

     Section 9.18. Environmental Security Deposit

     Prior to the Closing, AWS will provide a security deposit, letter of credit or combination of the two in the amount required by the County of Santa Cruz, and enter into a compliance security agreement with the County of Santa Cruz, with regard to the biological mitigation, monitoring and reporting program required by the County of Santa Cruz at the Mount Herman cell site.

                                   ARTICLE 10
                CONDITIONS PRECEDENT TO AWS'S OBLIGATION TO CLOSE

     The obligation of AWS to consummate the Transactions shall be conditioned upon the satisfaction or fulfillment, at or prior to Closing, of the following conditions, unless waived in writing by AWS:

     Section 10.1. Accuracy of Representations and Warranties; Performance of this Agreement

     Each of the representations and warranties made by DCS in this Agreement and made by DCC in the letter agreement of even date herewith between DCC and AWS (the "DCC Letter Agreement") and made by Dobson CC Limited Partnership ("DCCLP") in the letter agreement of even date herewith between DCCLP and AWS (the "DCCLP Letter Agreement"), shall be true and correct in all material respects on and as of each of the date hereof and the Closing Date (unless such representation or warranty is made as of a particular date in which case such representation or warranty will be considered only as of such particular date), provided, however, that for purposes of determining the accuracy of such representations and warranties, such representations and warranties that are qualified by materiality qualifications shall be true and correct in all respects the date hereof and at and as of the Closing Date. DCS shall have complied with and performed in all material respects all of the agreements and covenants required by this Agreement and each other Transaction Document to be performed or complied with by DCS on or prior to the Closing. Each of DCS, DCC and DCCLP shall have furnished AWS with a certificate of an officer of such person (in the case of DCCLP, an officer of the DCCLP's general partner) dated as of the Closing Date, certifying to the fulfillment of the foregoing conditions applicable to such person.

     Section 10.2. Authorizing Resolutions

     DCS shall deliver to AWS copies of the resolutions or consents of the board of directors of DCS and its applicable Affiliates authorizing the execution, delivery and performance of this Agreement by DCS and all instruments and documents to be delivered in connection herewith and the transactions contemplated hereby, duly certified by an officer of DCS.

     Section 10.3. Third Party Consents; FCC; HSR Act

     DCS shall have received all Required California Consents with respect to all mobile telephone switching office leases, retail store leases, cell site leases (other than those for which AWS is the lessor) and debt instruments of DCS or DCC, and shall have delivered to AWS copies thereof. DCS shall have given all Required California Notices and shall have delivered to AWS copies thereof. The FCC action granting the FCC's consent to the assignment of the California FCC Authorizations to AWS shall have become a Final Order, free of any conditions adverse to the California Business, except for such conditions that are generally applicable to cellular licenses. In addition, all applicable waiting periods under the HSR Act (if applicable to the transactions contemplated by this Agreement) shall have expired or been terminated and no objection shall have been made by the FTC or the DOJ. For the purposes of this Agreement, the term "Final Order" shall mean action by the FCC or its staff acting under delegated authority as to which (a) no request for stay by the FCC, as applicable, of the action is pending, no such stay is in effect, and, if any deadline for filing any such request is designated by statute or regulation, such deadline has passed; (b) no timely petition for review, rehearing or reconsideration of the action is pending before the FCC, and the time for filing any such petition has passed; (c) the FCC does not have the action under reconsideration on its own motion and the time for such reconsideration has passed; and (iv) no appeal to a court, or request for stay by a court, of the FCC's action, as applicable, is pending or in effect, and, if any deadline for filing any such appeal or request is designated by statute or rule, it has passed.

     Section 10.4. Bills of Sale; Assumption Agreement

     DCS shall have delivered to AWS one or more executed Bills of Sale and Instruments of Assignment, and an Assumption Agreement pursuant to Sections 4.1(b) and 4.2(b).

     Section 10.5. Regulatory and Corporate Opinions of Counsel for DCS

     DCS shall have caused its counsel to deliver to AWS written legal opinions substantially in the forms attached as Exhibits D and E hereto, which opinions shall be dated the Closing Date. AWS acknowledges that the regulatory opinion set forth in Exhibit D may be given by an employee of DCS. The opinion set forth in Exhibit E as to the validity under Oklahoma law of the transfer of the DCC Securities contemplated by Section 1.2(c) and other Oklahoma law matters shall be given by Pate, Kempf & Knarr and/or other Oklahoma counsel to DCS reasonably acceptable to AWS.

     Section 10.6. No Threatened or Pending Litigation

     On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any arbitrator or Governmental Authority having jurisdiction over the California Business or the California Assets in which it is sought to restrain or prohibit the consummation of the transactions contemplated hereby or to obtain damages or other relief in connection with this Agreement or any other Transaction Documents, or the consummation of the transactions contemplated hereby or thereby.

     Section 10.7. Release of Liens

     Before or at the Closing, DCS shall have furnished to AWS documentation reasonably satisfactory to AWS releasing all Liens set forth on Schedule 7.3(a).

     Section 10.8. Other Transaction Documents

     DCS shall have executed and delivered to AWS the Addendum No. 3 to the Operating Agreement, the GSM Roaming Agreement (Alaska), the GSM Build-Out Agreement (Alaska) and the SOC Letter.

     Section 10.9. Governmental Authorizations

     All Governmental Authorizations required to be obtained prior to Closing by either party in order to consummate the Transactions shall have been made or obtained free of conditions materially adverse to AWS.

     Section 10.10. Asset Consolidation Transactions

     The transactions contemplated by Section 1.1 shall have been consummated to the reasonable satisfaction of AWS.

     Section 10.11. Lender Acknowledgement

     Within 75 days after the date hereof, Required Lenders (as defined in the DOC Credit Agreement) to that certain Amended, Restated and Consolidated Revolving Credit and Term Loan Agreement dated January 18, 2000 (together with any successor or replacement agreement, the "DOC Credit Agreement") among Dobson Operating Co., L.L.C. ("DOC") as borrower, Bank of America, N.A., as administrative agent, and the lenders named therein, as amended from time to time, shall have executed and delivered to DOC the Lender Acknowledgement substantially in the form attached hereto as Exhibit J (the "Lender Acknowledgement"). On the Closing Date, the Lender Acknowledgement shall remain in full force and effect, and no challenge to its validity shall be pending or threatened in writing.

                                   ARTICLE 11
                CONDITIONS PRECEDENT TO DCS'S OBLIGATION TO CLOSE

     The obligation of DCS to consummate the Transactions shall be conditioned upon the satisfaction or fulfillment, at or prior to Closing, of the following conditions, unless waived in writing by DCS.

     Section 11.1. Accuracy of Representations and Warranties; Performance of this Agreement

     Each of the representations and warranties made by AWS in this Agreement shall be true and correct in all material respects on and as of each of the date hereof and the Closing Date (unless such representation or warranty is made as of a particular date in which case such representation or warranty will be considered only as of such particular date), provided, however, that for purposes of determining the accuracy of such representations and warranties, such representations and warranties that are qualified by materiality qualifications shall be true and correct in all respects the date hereof and at and as of the Closing Date. AWS shall have complied with and performed in all material respects all of the agreements and covenants required by this Agreement and each other Transaction Document to be performed or complied with by AWS on or prior to the Closing. AWS shall have furnished DCS with a certificate of an officer of AWS, dated as of the Closing Date, certifying to the fulfillment of the foregoing conditions.

     Section 11.2. Authorizing Resolutions

     AWS shall deliver to DCS copies of the resolutions or consents of the board of directors of AWS and its applicable Affiliates authorizing the execution, delivery and performance of this Agreement by AWS and all instruments and documents to be delivered in connection herewith and the transactions contemplated hereby, duly certified by an officer of AWS.

     Section 11.3. Third Party Consents; FCC; HSR Act

     AWS shall have received all Required Alaska Consents with respect to all mobile telephone switching office leases, retail store leases, cell site leases and debt instruments of AWS, and shall have delivered to DCS copies thereof. AWS shall have given all Required Alaska Notices and shall have delivered to DCS copies thereof. The FCC action granting the FCC's consent to the assignment of the Alaska FCC Authorizations to DCS shall have become a Final Order, free of any conditions adverse to the Alaska Business, except for such conditions that are generally applicable to cellular licenses. In addition, all applicable waiting periods under the HSR Act (if applicable to the transactions contemplated by this Agreement) shall have expired or been terminated and no objection shall have been made by the FTC or the DOJ.

     Section 11.4. Bills of Sale; Assumption Agreement

     AWS shall have delivered to DCS one or more executed Bills of Sale and Instruments of Assignment, and an Assumption Agreement pursuant to Sections 4.1(a) and 4.2(a).

     Section 11.5. Regulatory and Corporate Opinions of Counsel for AWS

     AWS shall have caused its counsel to deliver to DCS written legal opinions substantially in the forms attached as Exhibits D and E hereto, which opinions shall be dated the Closing Date. DCS acknowledges that the regulatory opinion set forth in Exhibit D may be given by an employee of AWS.

     Section 11.6. No Threatened or Pending Litigation

     On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court, arbitrator or Governmental Authority having jurisdiction over the Alaska Business or the Alaska Assets in which it is sought to restrain or prohibit the consummation of the transactions contemplated hereby or to obtain damages or other relief in connection with this Agreement or any other Transaction Documents, or the consummation of the transactions contemplated hereby or thereby.

     Section 11.7. Release of Liens

     Before or at the Closing, AWS shall have furnished to DCS documentation reasonably satisfactory to DCS releasing all Liens set forth on Schedule 8.3(a).

     Section 11.8. Other Transaction Documents

     AWS shall have executed and delivered to DCS the Addendum No. 3 to the Operating Agreement, the GSM Roaming Agreement (Alaska), the GSM Build-Out Agreement (Alaska) and the SOC Letter. AT&T Corp. and AWS shall have executed and delivered to DCS the AT&T Wireless Brand Transition License Agreement.

     Section 11.9. Governmental Authorizations

     All Governmental Authorizations required to be obtained prior to Closing by either party in order to consummate the Transactions shall have been made or obtained free of conditions materially adverse to DCS.

     Section 11.10. Asset Consolidation Transactions

     The transactions contemplated by Section 1.1 shall have been consummated to the reasonable satisfaction of DCS.

                                   ARTICLE 12
                                 CASUALTY LOSSES

     Section 12.1. Casualty Losses Relating to the California Assets

     In the event that there shall have been suffered between the date hereof and the Closing any casualty loss relating to the California Assets, DCS will promptly notify AWS of such event. DCS shall, at its option, either (a) repair, rebuild or replace the portion of the California Assets damaged, destroyed or lost prior to the Closing Date, or (b) assign to AWS at Closing all claims to insurance proceeds or other rights (the "California Claims") of DCS against third parties arising from such casualty loss, provided, however, that the foregoing shall not be deemed to affect AWS's right not to proceed with the Closing because the casualty event has resulted in one or more of the conditions set forth in Article 10 not being satisfied, notwithstanding the aforesaid options of DCS. To the extent any Claim is not assignable, such claim may be pursued by AWS, for its own account and benefit, in the name of DCS.

     Section 12.2. Casualty Losses Relating to the Alaska Assets

     In the event that there shall have been suffered between the date hereof and the Closing any casualty loss relating to the Alaska Assets, AWS will promptly notify DCS of such event. AWS shall, at its option, (a) repair, rebuild or replace the portion of the Alaska Assets damaged, destroyed or lost prior to the Closing Date, or (b) assign to DCS at Closing all claims to insurance proceeds or other rights (the "Alaska Claims") of AWS against third parties arising from such casualty loss, provided, however, that the foregoing shall not be deemed to affect DCS's right not to proceed with the Closing because the casualty event has resulted in one or more of the conditions set forth in
Article 11 not being satisfied, notwithstanding the aforesaid options of AWS. To the extent any Claim is not assignable, such claim may be pursued by DCS, for its own account and benefit, in the name of AWS.

                                   ARTICLE 13
                                 INDEMNIFICATION

     Section 13.1. Indemnification by DCS

     Notwithstanding the Closing, subject to the terms of this Article 13, DCS agrees to indemnify and to hold AWS and its Affiliates, and their respective shareholders, officers, directors and employees (the "AWS Indemnified Parties") harmless from and against and in respect of any Liability, action, suit, demand, judgment, cost of investigation and reasonable attorney fees (but excluding the Assumed California Liabilities and any exemplary, consequential or punitive damages) (collectively, "AWS Losses"), sustained, incurred or paid by any AWS Indemnified Party in connection with, resulting from or arising out of, directly or indirectly: (a) any breach of a representation or warranty on the part of DCS under this Agreement or on the part of DCC under the DCC Letter Agreement or on the part of DCCLP under the DCCLP Letter Agreement, (b) any breach or nonfulfillment of any covenant on the part of DCS under this Agreement, (c) any Excluded California Liability, (d) any Excluded California Asset, (e) DCS's ownership, operation or control of the California Assets or the California Business for the period prior to the Closing, or (f) any and all Taxes that are
(i) obligations of DCS or an Affiliate or (ii) Pre-closing Taxes (as defined below) that arise out of the California Business or California Assets (including any such Taxes which become Liabilities of AWS as a transferee of the California Business or the California Assets).

     Section 13.2. Indemnification by AWS

     Notwithstanding the Closing, subject to the terms of this Article 13, AWS agrees to indemnify and to hold DCS and its Affiliates, and their respective shareholders, officers, directors and employees (the "DCS Indemnified Parties") harmless from and against and in respect of any Liability, action, suit, demand, judgment, cost of investigation and reasonable attorney fees (but excluding the Assumed Alaska Liabilities and any exemplary, consequential or punitive damages) (collectively, "DCS Losses"), sustained, incurred or paid by any DCS Indemnified Party in connection with, resulting from or arising out of, directly or indirectly: (a) any breach of a representation or warranty on the part of AWS under this Agreement, (b) any breach or nonfulfillment of any covenant on the part of AWS under this Agreement, (c) any Excluded Alaska Liability, (d) any Excluded Alaska Asset, (e) AWS's ownership, operation or control of the Alaska Assets or the Alaska Business for the period prior to the Closing, or (f) any and all Taxes that are (i) obligations of AWS or an Affiliate or (ii) Pre-closing Taxes that arise out of the Alaska Business or Alaska Assets (including any such Taxes which become Liabilities of DCS as a transferee of the Alaska Business or the Alaska Assets).

     Section 13.3. Notice and Defense of Claims

     (a) A party claiming indemnification under this Article 13 (the "Asserting Party") must promptly notify (in writing and in reasonable detail) the party from which indemnification is sought (the "Defending Party") of the nature and basis of such claim for indemnification not later than the end of the applicable survival period set forth in Section 13.6. If such claim relates to a claim, suit, litigation or other action by a third party against the Asserting Party or any Liability to a third party (a "Third Party Claim"), the Defending Party may elect to assume such Liability and control the defense of the Third Party Claim at its own expense with counsel selected by the Defending Party. Assumption of such Liability, as against the Asserting Party, shall not be deemed an admission of liability as against any such third party. If the Defending Party assumes liability for the Third Party Claim as against the Asserting Party and assumes the defense and control of the Third Party Claim pursuant to this Section 13.3, the Asserting Party may participate in the defense of such Third Party Claim through counsel of its choosing, but the Defending Party shall not be liable for any fees and expenses of counsel for the Asserting Party incurred thereafter in connection with the Third Party Claim, provided, however, that no Defending Party shall, without the prior written consent of the Asserting Party, consent to the entry of any judgment against the Defending Party or enter into any settlement or compromise which (i) does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Asserting Party of a release, in form and substance reasonably satisfactory to the Asserting Party from all liability in respect of such claim or litigation, provided that this requirement shall be deemed waived to the extent that the Asserting Party does not undertake to provide and promptly execute and, concurrently with the delivery of any such release, deliver a corresponding release of the third party claimant with respect to such Third Party Claim, or (ii) includes terms and conditions that adversely affect the Asserting Party; provided further, however, that in the case of clause (ii), the Asserting Party may not unreasonably withhold such consent.

     (b) If the Defending Party does not assume liability for, and the defense of, the Third Party Claim pursuant to this Section 13.3, the Asserting Party shall have the right (a) to control the defense thereof, and (b) if the Asserting Party shall have notified the Defending Party of the Asserting Party's intention to negotiate a settlement of the Third Party Claim (at the Defending Party's expense to the extent the matter is determined to be subject to indemnification hereunder), which notice shall include the material terms of any proposed settlement in reasonable detail, the Asserting Party may settle the Third Party Claim (at the Defending Party's expense to the extent the matter is determined to be subject to indemnification hereunder) on terms not materially inconsistent with those set forth in such notice, unless the Defending Party shall have notified the Asserting Party in writing of the Defending Party's election to assume Liability for and the defense of the Third Party Claim pursuant to this Section 13.3 within ten days after receipt of such notice, and the Defending Party promptly thereafter shall have taken appropriate action to implement such defense. The Asserting Party shall not be entitled to settle any such Third Party Claim pursuant to the preceding sentence unless such settlement includes an unconditional release of the Defending Party by the third party claimant on account thereof, provided that such requirement shall be deemed waived to the extent that the Defending Party does not undertake to provide and promptly execute and, concurrently with delivery of any such release, deliver a corresponding release of the third party claimant with respect to such Third Party Claim. The Asserting Party and the Defending Party shall use all commercially reasonable efforts to cooperate fully with respect to the defense and settlement of any Third Party Claim covered by this Article 13.

     (c) The failure of any indemnified party to give an indemnifying party a notice of claim shall not relieve the indemnifying party from any liability in respect of such claim, demand or action which it may have to such indemnified party on account of the indemnity agreement of such indemnifying party contained in this Article 13, except to the extent such indemnifying party can establish actual prejudice and direct damages as a result thereof.

     Section 13.4. Set-Off

     (a) DCS shall have the right to offset its obligation to pay any amount of indemnification to the AWS Parties pursuant to Section 13.1 against any amount of indemnification that AWS may owe the DCS Parties pursuant to Section 13.2 of this Agreement.

     (b) AWS shall have the right to offset its obligation to pay any amount of indemnification to the DCS Parties pursuant to Section 13.2 against any amount of indemnification that DCS may owe the AWS Parties pursuant to Section 13.1 of this Agreement.

     Section 13.5. Limitations

     The Defending Party's obligations to indemnify the Asserting Party pursuant to this Article 13 shall be subject to the following limitations:

     (a) No indemnification under Section 13.1(a) or 13.2(a) for any Losses shall be required to be made by the Defending Party until the aggregate amount of the Asserting Party's Losses exceeds $2,000,000, and then indemnification shall be required to be made by the Defending Party only to the extent of such Losses that exceed $1,000,000; provided that the foregoing limitation shall not apply to (i) any intentional breach of a representation or warranty, (ii) any breach by DCS of a representation or warranty set forth in Sections 7.2, 7.3(a), 7.6, 7.12, 7.15, 7.16 and 7.21 (each, a "DCS Exempt Representation"), or (iii) any breach by AWS of a representation or warranty set forth in Sections 8.2, 8.3(a), 8.3(b), 8.6, 8.12, 8.15, 8.16 and 8.21 (each, an "AWS Exempt
Representation").

     (b) The aggregate liability of the Defending Party under Section 13.1(a) or 13.2(a), as applicable, shall not exceed $15,000,000, provided, that the foregoing limitation shall not apply to (w) any intentional breach of a representation or warranty, (x) any breach by AWS of Section 8.3(b), (y) any breach by DCS of a DCS Exempt Representation, or (z) any breach by AWS of an AWS Exempt Representation.

     (c) The indemnification obligation of a Defending Party shall be reduced to the extent of any available insurance proceeds payable to the Asserting Party, net of any increased insurance premiums becoming payable by the Asserting Party to the extent such increase is a direct result of such insurance proceeds becoming available. The Defending Party shall pay its indemnification obligations as and when required by this Article 13 and the Asserting Party shall refund to the Defending Party any such amounts determined to be in excess of the Defending Party's obligations due to reductions pursuant to this Section 13.5(c). Additionally, the Asserting Party shall refund promptly to the Defending Party any amount of the Asserting Party's Losses that are subsequently recovered by the Asserting Party pursuant to a settlement or otherwise.

     (d) To the extent that any AWS Losses relate to California Assets used in, or the California Business conducted in, the Santa Cruz, CA MSA, any payments made by DCS as indemnification under this Article 13 for such AWS Losses shall be paid in an amount equal to the product of (i) the full amount otherwise required to be paid under this Article 13 multiplied by (ii) 87.38649%. This discount shall be applied with regard to the calculation of the aggregate amount of an Asserting Party's Losses, pursuant to Section 13.5(a).

     (e) From and after the Closing Date, the indemnification rights contained in this Article 13 shall constitute the sole and exclusive remedies of the parties hereunder, and shall supersede and displace all other rights that either party may have under Law, with respect to any breach of any of the representations and warranties made by the parties in this Agreement or in any certificate, schedule, statement, document or instrument furnished hereunder or in connection with the execution and performance of this Agreement.

     Section 13.6. Survival of Representations and Warranties

     All representations and warranties made by the parties in this Agreement or in any certificate, schedule, statement, document or instrument furnished hereunder shall survive for a period lasting eighteen months after Closing, except that (a) the representations and warranties set forth in Sections 7.3(a), 8.3(a) and 8.3(b) shall survive Closing indefinitely, (b) any intentional breach or misrepresentation or fraud shall survive Closing indefinitely, and (c) except as otherwise provided in clause (a) above, the DCS Exempt Representations and the AWS Exempt Representations shall survive until the expiration of the 15-day period commencing on the expiration date of the relevant statute of limitations period (including any applicable extensions thereof), unless in each case survival is governed by the preceding clauses (a) or (b). Any claim by a party based upon breach of any such representation or warranty made pursuant to
Article 15 or otherwise must be submitted to the other party prior to or at the expiration of the applicable survival period, along with a written explanation in reasonable detail of the specifics of such breach. In the case of any claim submitted within such time period, the right of the party submitting the claim to recover from the other party with respect to such claim shall not be dependent on the claim being resolved or the losses being incurred within such time period. The right to indemnification hereunder shall not be affected by any investigation or audit conducted before or after the Closing Date or the actual or constructive knowledge of any party and each party shall be entitled to rely upon the representations and warranties set forth herein regardless of any such investigation or knowledge. The waiver of any condition regarding the accuracy of any representation or warranty, or regarding the performance of or compliance with any covenant or obligation, will not affect the right of indemnification or any other remedy of the waiving party after Closing based on the inaccuracy of such representation or warranty or the nonperformance of or noncompliance with such covenant or obligation.

     Section 13.7. Disclaimer of Other Representations and Warranties

     (a) AWS acknowledges and agrees that DCS does not make, and has not made, any representations or warranties relating to DCS or its Affiliates, the California Business or the California Assets other than the representations and warranties of DCS expressly set forth in this Agreement. In addition, AWS acknowledges and agrees that DCS has not made any implied warranties including implied warranties of merchantability or fitness for a specific purpose with regard to any of the California Assets or the California Business. Without limiting the generality of the disclaimer set forth in the two preceding sentences, DCS does not make, and DCS, its officers, employees, representatives and agents have not made, and shall not be deemed to have made any representation relating to DCS or its Affiliates, the California Business or the California Assets given in connection with the transactions contemplated by this Agreement, in any filing made by or on behalf of DCS or an Affiliate with any Governmental Authority or in any other information provided to or made available to AWS, and no statement made in any such filing or contained in any such other information shall be deemed to be a representation or warranty of DCS hereunder or otherwise. DCS represents to AWS that no person has been authorized by DCS to make any representation or warranty in respect of DCS or its Affiliates, the California Business or the California Assets in connection with the transactions contemplated by this Agreement that is inconsistent with or in addition to the representations and warranties of DCS expressly set forth in this Agreement.

     (b) DCS acknowledges and agrees that AWS does not make, and has not made, any representations or warranties relating to AWS or its Affiliates, the Alaska Business or the Alaska Assets other than the representations and warranties of AWS expressly set forth in this Agreement. In addition, DCS acknowledges and agrees that AWS has not made any implied warranties including implied warranties of merchantability or fitness for a specific purpose with regard to either the Alaska Assets or the Alaska Business. Without limiting the generality of the disclaimer set forth in the two preceding sentences, AWS does not make, and AWS, its officers, employees, representatives and agents have not made, and shall not be deemed to have made any representation relating to AWS or its Affiliates, the Alaska Business or the Alaska Assets given in connection with the transactions contemplated by this Agreement, in any filing made by or on behalf of AWS or an Affiliate with any Governmental Authority or in any other information provided to or made available to DCS, and no statement made in any such filing or contained in any such other information shall be deemed to be a representation or warranty of AWS hereunder or otherwise. AWS represents to DCS that no person has been authorized by AWS to make any representation or warranty in respect of AWS or its Affiliates, the Alaska Business or the Alaska Assets in connection with the transactions contemplated by this Agreement that is inconsistent with or in addition to the representations and warranties of AWS expressly set forth in this Agreement.

     Section 13.8. Payment

     (a) Upon a determination of Liability under this Article 13, the appropriate party shall pay the indemnified party the amount so determined within 10 business days after the date of such determination. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, the party from which indemnification is due shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Agreement and the portion, if any, theretofore paid shall bear interest as provided below in Section 13.8(b).

     (b) If all or part of any indemnification obligation under this Agreement is not paid when due, then the indemnifying party shall pay the indemnified party interest on the unpaid amount of the obligation for each day from the date the amount became due until payment in full, payable on demand, at the fluctuating rate per annum which at all times shall be two percentage points in excess of the "Prime Rate" published from time to time in the "Money Rates" table of the Eastern Edition of The Wall Street Journal.

                                   ARTICLE 14
                       CONFIDENTIALITY AND PRESS RELEASES

     Section 14.1. Confidentiality

     The Mutual Non-Disclosure Agreement dated May 21, 2002 between DCS and AWS (the "NDA") shall remain in effect in accordance with its terms, except that it may be terminated upon termination of this Agreement. The obligations of AWS under the NDA and under this Article 14 shall terminate as of the Closing, except with respect to Information (as defined in the NDA) of DCS that does not relate to the California Business that AWS is required by the NDA to keep confidential. The obligations of DCS under the NDA and under this Article 14 shall terminate as of the Closing, except with respect to Information (as defined in the NDA) of AWS that does not relate to the Alaska Business that DCS is required by the NDA to keep confidential.

     Section 14.2. Press Releases

     No press release or public disclosure or disclosure to any third party, either written or oral, of the existence or terms of this Agreement shall be made by either AWS or DCS without the consent of the other subject to the provisions of Section 14.3, and AWS and DCS shall each furnish to the other advance copies of any release which it proposes to make public concerning this Agreement or the transactions contemplated hereby and the date upon which AWS or DCS, as the case may be, proposes to make such press release.

     Section 14.3. Disclosures Required by Law

     This Article 14 shall not, however, be construed to prohibit any party from making any disclosures to any Governmental Authority that it is required to make by Law or from filing this Agreement with, or disclosing the terms of this Agreement to, any institutional lender to such party, or prohibit DCS, AWS or any of their Affiliates from disclosing to its investors, partners, accountants, auditors, attorneys, parent company and, with regard to DCS, to Lehman Brothers as its broker/dealer on this transaction, such terms of this transaction as are customarily disclosed to them in connection with the sale or acquisition of a cellular telephone system; provided, however, that in the case of disclosure to any Governmental Authority, the disclosing party shall request confidential treatment of this Agreement and its terms, and in the case of disclosure to any other person, the disclosing party shall inform the recipient of the confidential nature of such information and shall use its commercially reasonable efforts to cause the recipient to agree to keep such information confidential in accordance with the terms of Section 14.1; and provided, however, that each party shall provide to the other reasonable advance copies of any public release except where the provision of such advance notice is not permissible.

                                   ARTICLE 15
                                   TERMINATION

     Section 15.1. Breaches and Defaults; Opportunity to Cure

     Prior to the exercise by a party of any termination rights afforded under this Agreement (other than Section 15.2(f)), if either party (the "Non-Breaching Party") believes the other (the "Breaching Party") to be in breach hereunder, the Non-Breaching Party shall provide the Breaching Party with written notice specifying in reasonable detail the nature of such breach, whereupon if such breach is curable the Breaching Party shall have sixty (60) days from the receipt of such notice to cure such breach to the reasonable satisfaction of the Non-Breaching Party; provided, however, that if such breach is curable but is not capable of being cured within such period and if the Breaching Party shall have commenced action to cure such breach within such period and is diligently attempting to cure such breach, then the Breaching Party shall be afforded an additional sixty (60) days to cure such breach; provided, however, the cure period for a breach shall in no event extend beyond the Outside Date (as defined in Section 15.2(e)). If the breach is not cured within such time period, then the Breaching Party shall be in default hereunder and the Non-Breaching Party shall be entitled to terminate this Agreement (as provided in Section 15.2). This right of termination shall be in addition to, and not in lieu of, any rights of the Non-Breaching Party under Article 13 of this Agreement.

     Section 15.2. Termination

     This Agreement may be terminated and the transactions contemplated hereby may be abandoned, by written notice given to the other party, at any time prior to the Closing:

     (a) by mutual written consent of DCS and AWS;

     (b) by either DCS or AWS, if any court of competent jurisdiction in the United States or other United States Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the sale of the California Assets to AWS or the sale of the Alaska Assets to DCS (in either case, which DCS and AWS shall have used all commercially reasonable efforts to have lifted or reversed) and such order, decree, ruling or other action shall have become final and nonappealable;

     (c) subject to Section 15.1, by AWS, if, as of any date, DCS shall have breached any of its representations, warranties or covenants such that the condition set forth in Section 10.1 shall not be satisfied as of such date;

     (d) subject to Section 15.1, by DCS, if, as of any date, AWS shall have materially breached any of its representations, warranties or covenants such that the condition set forth in Section 11.1 shall not be satisfied as of such date;

     (e) by either DCS or AWS if the Closing shall not have occurred on or before the date that is (i) nine months after the date of this Agreement or (ii) if the Closing shall have not occurred within nine months after the date of this Agreement by reason of a petition to deny FCC approval of the Transactions, 12 months after the date of this Agreement (the "Outside Date"), unless the failure to consummate the Closing shall be due to the failure of the party seeking to terminate this Agreement to perform in any material respect its obligations under this Agreement required to be performed by it at or prior to the Closing; or

     (f) by AWS if the Lender Acknowledgement is not delivered to DOC with a copy to AWS within 75 days after the date hereof, provided, that if AWS does not notify DCS in writing within five business days following such 75th day of its election to terminate this Agreement, then AWS's right to terminate this Agreement as a result of the Lender Acknowledgement not being delivered to DOC with a copy to AWS within 75 days after the date hereof shall be deemed to have been waived.

                                   ARTICLE 16
                                  BROKERS' FEES

     Each party represents and warrants to the other that it shall be solely responsible for the payment of any fee or commission due to any broker or finder it has engaged with respect to this transaction and the other party hereto shall be indemnified for any liability with respect thereto pursuant to Article 15 hereof.

                                   ARTICLE 17
                                   ARBITRATION

     Any controversy, dispute or claim (collectively, a "Dispute") between the parties arising out of or relating to this Agreement, or the breach, termination or validity thereof, shall be finally settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") then pertaining. However, in all events, these arbitration provisions shall govern over any conflicting rules that may now or hereafter be contained in the AAA rules. The arbitration shall be held in the State of New York unless the parties mutually agree to have the arbitration held elsewhere, and judgment upon the award made therein may be entered by any court having jurisdiction in the State of New York; provided however, that nothing contained in this Article 17 shall be construed to limit or preclude a party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief to compel another party to comply with its obligations under this Agreement during the pendency of the arbitration proceedings. Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over the subject matter hereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve any claim hereunder.

     Any such arbitration will be conducted before a single arbitrator who shall be chosen by agreement of the parties, or, if the parties cannot agree, in accordance with the rules of the AAA. The arbitrator shall permit such discovery as he shall determine is appropriate in the circumstances, taking into account the needs of the parties and the desirability of making discovery expeditious and cost-effective. Any such discovery shall be limited to information directly related to the controversy or claim in arbitration and shall be concluded within sixty (60) days after appointment of the third arbitrator.

     The substantially prevailing party in any arbitration hereunder, as determined by the arbitrator, shall be entitled to an award of a percentage of its reasonable costs incurred in connection therewith, including attorneys' fees, determined by dividing the amount actually awarded to the prevailing party by the amount claimed by the prevailing party.

     For any Dispute submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

     Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

     The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement and shall make his decision based on and in accordance with the provisions of this Agreement.

                                   ARTICLE 18
                                  MISCELLANEOUS

     Section 18.1. Additional Instruments of Transfer

     (a) From time to time after the Closing, each party shall, if requested by the other party, make, execute and deliver such additional assignments, bills of sale, deeds and other instruments, as may be reasonably necessary or proper to carry out the specific provisions of this Agreement, including (i) the transfer to AWS of all of DCS's right, title and interest in and to the California Assets and any right, title or interest that any Affiliate of DCS may have in any asset used primarily in the California Business, other than an Excluded California Asset, and (ii) the transfer to DCS of all of AWS's right, title and interest in and to the Alaska Assets and any right, title or interest that any Affiliate of AWS may have in any asset used primarily in the Alaska Business, other than an Excluded Alaska Asset. Such efforts and assistance shall be at the cost of the requesting party.

     (b) Anything in this Agreement to the contrary notwithstanding, DCS is not obligated to sell, assign, transfer or convey to AWS any of its rights and obligations in and to any California Assumed Contract to be sold, assigned, transferred or conveyed, or any claim, right or benefit arising thereunder or resulting therefrom (a "California Interest") without first obtaining all necessary approvals, consents or waivers. To the extent any Required California Consents have not been obtained by DCS as of the Closing and AWS elects to proceed with the Closing, DCS shall, for a period equal to the shorter of twelve months after the Closing, or the remaining term of such Interest, (i) use all commercially reasonable efforts to obtain the consent of any such third party;
(ii) cooperate with AWS in any reasonable and lawful arrangements designed to provide the benefits (including the payment to AWS of any monies received by DCS in connection therewith and including cooperation with AWS's efforts to obtain the consent of the third party to any such cell site lease or license regarding the assignment of such cell site lease or license to AWS) of such California Interest to AWS so long as AWS performs all obligations with respect to the California Interest (and the payment of all expenses in connection therewith); and (iii) enforce, at the request of AWS and at the expense and for the account of AWS, any rights of DCS arising from such California Interest against such issuer thereof or the other party or parties thereto (including the right to elect to terminate any such California Interest in accordance with the terms thereof upon the request of AWS); provided, however, that none of AWS or DCS shall be obligated to pay any consideration or other sums therefor (except for filing fees and other ordinary administrative charges and except as set forth above) to the third party from whom such approval, consent or waiver is requested.

     (c) Anything in this Agreement to the contrary notwithstanding, AWS is not obligated to sell, assign, transfer or convey to DCS any of its rights and obligations in and to any Alaska Assumed Contract to be sold, assigned, transferred or conveyed, or any claim, right or benefit arising thereunder or resulting therefrom (an "Alaska Interest") Interest without first obtaining all necessary approvals, consents or waivers. To the extent any Required Alaska Consents have not been obtained by AWS as of the Closing and DCS elects to proceed with the Closing, AWS shall, for a period equal to the shorter of twelve months after the Closing, or the remaining term of such Alaska Interest, (i) except with regard to cell site leases or licenses, use all commercially reasonable efforts to obtain the consent of any such third party; (ii) cooperate with DCS in any reasonable and lawful arrangements designed to provide the benefits (including the payment to DCS of any monies received by AWS in connection therewith and including cooperation with DCS's efforts to obtain the consent of the third party to any such cell site lease or license regarding the assignment of such cell site lease or license to DCS) of such Alaska Interest to DCS so long as DCS performs all obligations with respect to the Alaska Interest (and the payment of all expenses in connection therewith); and (iii) enforce, at the request of DCS and at the expense and for the account of DCS, any rights of AWS arising from such Alaska Interest against such issuer thereof or the other party or parties thereto (including the right to elect to terminate any such Alaska Interest in accordance with the terms thereof upon the request of DCS); provided, however, that none of AWS or DCS shall be obligated to pay any consideration or other sums therefor (except for filing fees and other ordinary administrative charges and except as set forth above) to the third party from whom such approval, consent or waiver is requested.

     Section 18.2. Notices

     All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered, sent by telecopier, recognized overnight delivery service, electronic mail (provided that such communications are concurrently sent by first class mail in accordance with this Section 18.2), return receipt requested, or registered or certified first class mail, return receipt requested, postage prepaid, to the following addresses:

     If to AWS:

                           7277 164th Avenue N.E.
                           Redmond, Washington 98052
                           Attention: Mark D. Bradner
                           Facsimile: 425-580-8405
                           Email:  mbradner@attws.com

     with a required copy (which shall not constitute notice) to:

                           Friedman Kaplan Seiler & Adelman LLP
                           1633 Broadway, 46th Floor
                           New York, New York 10019
                           Attention: Matthew S. Haiken
                           Facsimile: 212-833-1250
                           Email:  mhaiken@fklaw.com

     If to DCS:

                           Dobson Cellular Systems, Inc.
                           14201 Wireless Way
                           Oklahoma City, OK 73134
                           Attention: Ronald L. Ripley, Esq.
                           Facsimile: (405) 529-8765
                           Email:  rripley@dobson.net

     with a required copy (which shall not constitute notice) to:

                           Edwards & Angell, LLP
                           2800 Financial Plaza
                           Providence, Rhode Island 02903
                           Attention: David K. Duffell, Esq.
                           Facsimile: (401) 276-6611
                           Email:  dduffell@ealaw.com

     Notices delivered personally shall be effective upon delivery against receipt. Notices transmitted by telecopy or electronic mail shall be effective when received, provided that the burden of proving notice when notice is transmitted by telecopy or electronic mail shall be the responsibility of the party providing such notice. Notices delivered by overnight mail shall be effective when received. Notices delivered by registered or certified mail shall be effective on the date set forth on the receipt of registered or certified mail, or 72 hours after mailing, whichever is earlier.

     Section 18.3. Expenses

     Each party shall bear its own expenses and costs, including the fees of any corporate or FCC attorney retained by it, incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby.

     Section 18.4. Transfer Taxes

     AWS and DCS shall bear equally the expense of all use, sales, transfer and other similar transaction taxes, if any, which are imposed solely and directly by reason of the sale and delivery of the California Assets from DCS to AWS and the Alaska Assets from AWS to DCS under this Agreement. Notwithstanding anything else to the contrary set forth in this Section 18.4, (i) AWS shall in no event be responsible in any manner for the payment of any taxes on any gross or net income, gross or net receipts or gain which DCS may realize as a result of the sale of the California Assets or otherwise related to the transactions contemplated by this Agreement and (ii) DCS shall in no event be responsible in any manner for the payment of any taxes on any gross or net income, gross or net receipts or gain which AWS may realize as a result of the sale of the Alaska Assets or otherwise related to the transactions contemplated by this Agreement.

     Section 18.5. Collection Procedures

     From and after the Closing, each of DCS and AWS shall have the right and authority, at its expense, to collect for its account all items to which it is entitled as provided in this Agreement and to endorse with the name of the other party any checks or drafts received on account of any such items.

     Section 18.6. Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without application of principles of conflicts of law). In connection with any controversy arising out of or related to this Agreement, DCS and AWS hereby irrevocably consent to the jurisdiction of the United States District Court for the District of New York, if a basis for federal court jurisdiction is present, and, otherwise, in the state courts of the State of New York located in New York County. DCS and AWS each irrevocably consents to service of process out of the aforementioned courts and waives any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or in connection with this Agreement brought in the aforementioned courts.

     Section 18.7. Assignment

     Except as permitted by Section 9.8(b) and Section 9.8(d), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties, which consent will not be unreasonably withheld or delayed; provided, however, that DCS may assign its rights under this Agreement to acquire the Alaska Assets and assume the Assumed Alaska Liabilities to DCC or any wholly-owned subsidiary of DCC, and AWS may assign its rights under this Agreement to acquire the California Assets and to assume the Assumed California Liabilities to any of its wholly-owned subsidiaries; provided, further, however, that no such assignment shall relieve DCS or AWS of any of its obligations under this Agreement.

     Section 18.8. Successors and Assigns

     All agreements made and entered into in connection with this transaction shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.

     Section 18.9. Amendments; Waivers

     No alteration, modification or change of this Agreement shall be valid except by an agreement in writing executed by the parties hereto. Except as otherwise expressly set forth herein, no failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

     Section 18.10. Entire Agreement

     Except for the NDA, this Agreement merges all previous negotiations and agreements between the parties hereto, either verbal or written, and constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement.

     Section 18.11. Counterparts

     This Agreement may be executed in one or more counterparts, each of which when so executed shall be an original, but all of which together shall constitute one agreement. Facsimile signatures shall be deemed original signatures.

     Section 18.12. Severability

     If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law, but only as long as the continued validity, legality and enforceability of such provision or application does not materially
(a) alter the terms of this Agreement, (b) diminish the benefits of this Agreement or (c) increase the burdens of this Agreement, for any person.

     Section 18.13. Section Headings

     The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 18.14. Interpretation

     As both parties have participated in the drafting of this Agreement, any ambiguity shall not be construed against either party as the drafter. Unless the context of this Agreement clearly requires otherwise, (a) "or" has the inclusive meaning frequently identified with the phrase "and/or," (b) "including" has the inclusive meaning frequently identified with the phrase "including, but not limited to" and (c) references to "hereof," "hereunder" or "herein" or words of similar import relate to this Agreement.

     Section 18.15. Further Assurances

     (a) For a period of six (6) months after Closing, DCS agrees to provide to AWS from time to time any information that DCS possesses with respect to the operation of the California Assets prior to the Closing which AWS reasonably requests in connection with AWS's financing efforts or in connection with any FCC or other regulatory filing. No such information furnished by DCS shall constitute a representation or warranty to AWS or any other person; DCS shall not have any Liability in respect of such information to AWS or any other person; and any Liability, action, suit, demand, judgment, cost of investigation and reasonable attorney fees (but excluding any exemplary, consequential or punitive damages) sustained, incurred or paid by any DCS Indemnified Party in connection with, resulting from or arising out of, directly or indirectly, the provision of any such information to AWS pursuant to this paragraph shall be considered a DCS Loss for purposes of this Agreement.

     (b) For a period of six (6) months after Closing, AWS agrees to provide to DCS from time to time any information that AWS possesses with respect to the operation of the Alaska Assets prior to the Closing which DCS reasonably requests in connection with DCS's financing efforts or in connection with any FCC or other regulatory filing. No such information furnished by AWS shall constitute a representation or warranty to DCS or any other person; AWS shall not have any Liability in respect of such information to DCS or any other person; and any Liability, action, suit, demand, judgment, cost of investigation and reasonable attorney fees (but excluding any exemplary, consequential or punitive damages) sustained, incurred or paid by any AWS Indemnified Party in connection with, resulting from or arising out of, directly or indirectly, the provision of any such information to DCS pursuant to this paragraph shall be considered an AWS Loss for purposes of this Agreement.

     Section 18.16. Third Parties

     Nothing herein, expressed or implied, is intended to or shall confer on any person other than the parties hereto any rights, remedies, obligations or Liabilities under or by reason of this Agreement.

     Section 18.17. Remedies

     The parties acknowledge and agree that the material California Assets, including the California FCC Authorizations, and the material Alaska Assets, including the Alaska FCC Authorizations, and the DCC Securities are unique and that remedies at law, including monetary damages, will be inadequate in the event of a breach by DCS or AWS in the performance of its obligations under this Agreement. Accordingly, the parties agree that in the event of any such breach by DCS or AWS prior to the Closing, the other party shall be entitled, among other remedies, to a decree of specific performance. In addition, the parties agree that in the event of a breach by DCS or AWS of Section 9.8 prior to Closing, or (except as otherwise provided in Section 9.9(g)) in the event of a breach by AWS of Section 9.9 after the Closing, the non-breaching party shall be entitled, among other remedies, to a decree of specific performance.

     Section 18.18. Certain Defined Terms

     (a) The following terms are defined in the following Sections:

        Defined Term                                         Section
        ------------                                         -------
        AAA                                                  Article 17
        Alaska Assets                                        2.3
        Alaska Balance Sheet                                 8.13(a)
        Alaska Balance Sheet Date                            8.13(a)
        Alaska Benefit Plans                                 8.11
        Alaska Business                                      Second Recital
        Alaska Cellular Authorizations                       2.3(a)
        Alaska Claims                                        12.2
        Alaska Closing Date Current Assets                   5.1
        Alaska Closing Date Current Liabilities              5.1
        Alaska Closing Date Working Capital                  5.1
        Alaska Deposits                                      2.3(f)
        Alaska Designated Employees                          9.6(a)
        Alaska FCC Authorizations                            2.3(a)
        Alaska Historical Financial Statements               8.13(a)
        Alaska Inactive Employees                            9.6(a)
        Alaska Interest                                      18.1(c)
        Alaska Interim Financial Statements                  8.13(a)
        Alaska Markets                                       First Recital
        Alaska Microwave Authorizations                      2.3(a)
        Alaska System Employees                              8.10
        Alaska Systems                                       First Recital
        Alaska Transitional Employees                        9.6(a)
        Asserting Party                                      13.3
        Assumed Alaska Contracts                             2.3(b)
        Assumed Alaska Liabilities                           3.1
        Assumed California Contracts                         2.1(b)
        Assumed California Liabilities                       3.2
        AWS                                                  Preamble
        AWS Alaska                                           2.4(l)
        AWS Cell Site                                        8.21
        AWS Determination                                    5.2(a)
        AWS Exempt Representation                            13.5(a)
        AWS Indemnified Parties                              13.1
        AWS Leased Property                                  8.4(c)
        AWS Losses                                           13.1
        AWS Post Closing Objection                           5.3(a)
        AWS Real Property Leases                             8.4(c)
        Breaching Party                                      15.1
        California Assets                                    2.1
        California Balance Sheet                             7.13
        California Balance Sheet Date                        7.13
        California Benefit Plans                             7.11
        California Business                                  Second Recital
        California Cellular Authorizations                   2.1(a)
        California Claims                                    12.1
        California Closing Date Current Assets               5.1
        California Closing Date Current Liabilities          5.1
        California Closing Date Working Capital              5.1
        California Deposits                                  2.1(f)
        California Designated Employees                      9.7(a)
        California FCC Authorizations                        2.1(a)
        California Historical Financial Statements           7.13
        California Inactive Employees                        9.7(a)
        California Interest                                  18.1(b)
        California Interim Financial Statements              7.13
        California Markets                                   First Recital
        California Microwave Authorizations                  2.1(a)
        California Paging Assets                             2.2(k)
        California System Employees                          7.10
        California Systems                                   First Recital
        California Transitional Employees                    9.7(a)
        CERCLA                                               7.16(b)
        Closing                                              Article 6
        Closing Date                                         Article 6
        Code                                                 Fourth Recital
        Competitive Services                                 9.9(a)
        Competitive Systems                                  9.9(b)
        Competitive Transaction                              9.9(b)
        Cordova Interest                                     2.4(l)
        Cordova Partnership                                  2.4(l)
        Cordova Partnership Agreement                        2.4(l)
        DCC                                                  1.2(c)
        DCC Letter Agreement                                 10.1
        DCCLP                                                10.1
        DCCLP Letter Agreement                               10.1
        DCC Securities                                       1.2(c)
        DCS                                                  Preamble
        DCS Cell Site                                        7.21
        DCS Determination                                    5.2(a)
        DCS Exempt Representation                            13.5(a)
        DCS Financial Statements                             7.13(c)
        DCS Indemnified Parties                              13.2
        DCS Leased Property                                  7.4(c)
        DCS Losses                                           13.2
        DCS Post Closing Objection                           5.3(a)
        DCS Real Property Leases                             7.4(c)
        Defending Party                                      13.3
        Dispute                                              Article 17
        DOC                                                  10.11
        DOC Credit Agreement                                 10.11
        DOJ                                                  9.2(b)
        Environmental Laws                                   7.16(c)
        ERISA Affiliate                                      7.11
        Exchange                                             Third Recital
        Excluded Alaska Assets                               2.4
        Excluded Alaska Contracts                            2.4(d)
        Excluded Alaska Liabilities                          3.1
        Excluded California Assets                           2.2
        Excluded California Contracts                        2.2(d)
        Excluded California Liabilities                      3.2
        Exempt Person                                        9.9(a)
        Fair Market Value                                    9.9(e)
        FBI                                                  7.22
        FCC                                                  Third Recital
        Final Order                                          10.3
        FTC                                                  9.2(b)
        GAAP                                                 5.1
        Hazardous Substance                                  7.16(b)
        HSR Act                                              Article 6
        Independent Accountants                              5.3(c)
        Laws                                                 7.7
        Lender Acknowledgement                               10.11
        Liens                                                1.2(a)
        Money Rates                                          13.8(b)
        NDA                                                  14.1
        Non-Breaching Party                                  15.1
        Non-Compete Period                                   9.9(a)
        Notified Party                                       9.2(a)
        Notifying Party                                      9.2(a)
        Outside Date                                         15.2(e)
        Prime Rate                                           13.8(b)
        RCRA                                                 7.16(b)
        Redemption Assets                                    1.1
        Required Alaska Consents                             8.8
        Required Alaska Notices                              8.8
        Required California Consents                         7.8
        Required California Notices                          7.8
        Solvent                                              7.18
        Third Party Claim                                    13.3

     (b) The following terms have the following meanings:

     "Addendum No. 3 to Operating Agreement" means Addendum No. 3 to the Operating Agreement of even date herewith between DCS and AWS, in substantially the form attached hereto as Exhibit F.

     "Affiliate" means, as to any person, any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such person. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other ownership interest, by Contract or otherwise.

     "AT&T Wireless Brand Transition License Agreement" means the License Agreement dated as of the Closing Date among AT&T Corp., AWS and DCS pursuant to which AT&T Corp. will grant to DCS the right to use, until the End Date (as defined in the Transition Services Agreement), the trademarks and service marks of AT&T Corp. used by AWS in the Alaska Markets prior to Closing, the terms and conditions of which shall be satisfactory to each of AT&T Corp., AWS and DCS.

     "AWS Affiliate Leases" means the lease agreements between AWS or an Affiliate as lessor and AWS or an Affiliate as lessee covering any Alaska Assets.

     "to the knowledge of AWS" or any similar phrase means the actual knowledge of the officers and employees of AWS and its subsidiaries.

     "Cellular One Agreements" means the License Agreements dated as of October 1, 1996 and December 1, 1996 between Cellular One Group and DCS or an Affiliate with respect to the California Systems in the Santa Cruz, CA MSA and California-4 RSA.

     "Contract" means any written or oral contract, agreement, lease, license, instrument, or other document or commitment, arrangement, undertaking, practice or authorization that is binding on any person or its property under any applicable Law.

     "DCS Affiliate Leases" means the lease agreements between DCS or an Affiliate as lessor and DCS or an Affiliate as lessee covering any California Assets.

     "Default" means (a) a breach, default or violation, (b) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or cause a Lien to arise, or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, cancellation, amendment, renegotiation, acceleration or a right to receive damages or a payment of penalties.

     "to the knowledge of DCS" or any similar phrase means the actual knowledge of the officers and employees of DCS and its subsidiaries.

     "FCC Law" means the Communications Act of 1934, as amended, and the published rules, regulations and policies promulgated by the FCC thereunder.

     "Governmental Authority" means a Federal, state or local court, legislature, governmental agency, commission or regulatory (including any state public utilities commission) or administrative authority or instrumentality lawfully asserting jurisdiction over the California System and/or the California Assets, or the Alaska System and/or the Alaska Assets, as the case may be.

     "GSM Build-Out Agreement (Alaska)" means the GSM Build-Out Agreement (Alaska) dated as of the Closing Date between DCS and AWS, in substantially the form attached hereto as Exhibit G.

     "GSM Roaming Agreement (Alaska)" means the GSM Roaming Agreement (Alaska) dated as of the Closing Date between DCS and AWS, in substantially the form attached hereto as Exhibit H.

     "Liability" means any liability, indebtedness, obligation, expense, claim, loss, cost, damage, obligation, responsibility, guaranty or endorsement of or by any person, absolute or contingent, accrued or unaccrued, known or unknown, due or to become due, liquidated or unliquidated, whether or not secured.

     "Machinery and Equipment" means all machinery, equipment (both fixed and mobile, including computer equipment), trucks and other vehicles, office equipment, furniture, furnishings and fixtures, in each case principally relating to or principally used in connection with the California Business or the Alaska Business, as applicable.

     "Operating Agreement" means that certain Operating Agreement, dated January 16, 1998, between AWS on behalf of itself and certain Affiliates and DCS on behalf of itself and certain Affiliates, as amended.

     "Permitted Liens" means (i) any Lien for Taxes not yet past due, (ii) any Lien provided for in, or arising out of, any Assumed California Contract or Assumed Alaska Contract and not related to any indebtedness for borrowed money,
(iii) any Lien, granted or otherwise created by a person other than DCS or AWS or their respective Affiliates, that does not materially detract from the value of, or interfere with the use of, the property subject thereto or affected thereby or materially impair the operation of the California Business or Alaska Business, as applicable (including any easements, rights of way, restrictions, installations or public utilities, title imperfections and restrictions, encroachments, reservations in land patents, zoning ordinances or other similar Liens) and (iv) as to leaseholds, interests of the lessors thereof and Liens affecting interests of such lessors.

     "person" means any corporation, partnership, limited liability company, joint venture, business association, other entity or individual.

     "SOC Letter" means the SOC Letter dated as of the Closing Date between DCS and AWS, in substantially the form attached hereto as Exhibit I.

     "Taxes" means any taxes, duties, assessments, fees, levies, or similar governmental charges, together with any interest, penalties, and additions to tax, imposed by any taxing authority, wherever located (i.e., whether federal, state, local, municipal, or foreign), including all net income, gross income, gross receipts, net receipts, sales, use, transfer, franchise, privilege, profits, social security, disability, withholding, payroll, unemployment, employment, excise, severance, property, windfall profits, value added, ad valorem, occupation, or any other similar governmental charge or imposition.

     "Transactions" means the transactions contemplated by this Agreement and each of the other Transaction Documents.

     "Transaction Documents" means this Agreement and all other agreements, documents and instruments executed in connection herewith or required to be executed and/or delivered by the parties or any one or more of them in accordance with the provisions of this Agreement.

     "Transition Services Agreement" means the Transition Services Agreement of even date herewith between DCS and AWS.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Asset Exchange Agreement to be executed by its duly authorized representative as of the day and year first above written.

                                       DOBSON CELLULAR SYSTEMS, INC.

                                       By  THOMAS A. COATES
                                         Name:  Thomas A. Coates
                                         Title: Vice President


                                       AT&T WIRELESS SERVICES, INC.

                                       By  LEWIS M. CHAKRIN
                                         Name:  Lewis M. Chakrin
                                         Title: EVP, Corp. Strategy & Bus. Dev.

                                                                       EXHIBIT A

                                DCS BILL OF SALE


                            [________________], 2003


     KNOW ALL MEN BY THESE PRESENTS, pursuant to that certain Asset Exchange Agreement dated as of December __, 2002 (the "Asset Exchange Agreement") by and between DOBSON CELLULAR SYSTEMS, INC., an Oklahoma corporation ("DCS"), and AT&T WIRELESS SERVICES, INC., a Delaware corporation ("AWS"), that the undersigned DCS, for and in consideration of the exchange of the Alaska Assets and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, convey, transfer, assign, deliver to, set over and vest in AWS, as of the date hereof, all of its right, title and interest (legal and equitable) in, to and under the California Assets, free and clear of all Liens, other than Permitted Liens.

     TO HAVE AND TO HOLD, all and singular, the California Assets hereby assigned, transferred, granted, conveyed, delivered to, set over to and vested in AWS, its successors and assigns, to and for their own use and benefit forever.

     Except as otherwise defined herein, capitalized terms used in this Bill of Sale shall have the same meaning herein as defined in the Asset Exchange Agreement.

     This Bill of Sale is subject to all the terms and conditions of the Asset Exchange Agreement. No provision of this Bill of Sale shall be deemed to enlarge, alter or amend the terms or provisions of the Asset Exchange Agreement or constitute a waiver or release by either party of any liabilities imposed on the other party by the terms of the Asset Exchange Agreement, including, without limitation, the representations and warranties contained therein, which shall not merge into but shall survive this Bill of Sale and continue in full force and effect for the applicable periods set forth in the Asset Exchange Agreement. Notwithstanding anything to the contrary set forth herein, if there is any conflict between the terms and conditions of this Bill of Sale, or any other instrument of transfer or assignment delivered in connection with the Asset Exchange Agreement, and the terms and conditions of the Asset Exchange Agreement, the terms and conditions of the Asset Exchange Agreement shall control.

     This instrument shall be binding upon DCS, its successors and assigns, and shall inure to the benefit of AWS and its successors and assigns.

     This Bill of Sale shall be governed by, construed and enforced in accordance with the laws of the State of New York without reference to its choice of law rules.

     IN WITNESS WHEREOF, DCS has caused this Bill of Sale to be executed by its duly authorized officer as of 12:01 a.m. on the date first above written.

                                 DOBSON CELLULAR SYSTEMS, INC.


                                 By:__________________________________

                                 Print Name:___________________________

                                 Title:_________________________________

                                AWS BILL OF SALE


                            [________________], 2003


     KNOW ALL MEN BY THESE PRESENTS, pursuant to that certain Asset Exchange Agreement dated as of December __, 2002 (the "Asset Exchange Agreement") by and between DOBSON CELLULAR SYSTEMS, INC., an Oklahoma corporation ("DCS"), and AT&T WIRELESS SERVICES, INC., a Delaware corporation ("AWS"), that the undersigned AWS, for and in consideration of the exchange of the California Assets and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, convey, transfer, assign, deliver to, set over and vest in DCS, as of the date hereof, all of its right, title and interest (legal and equitable) in, to and under the Alaska Assets, free and clear of all Liens, other than Permitted Liens.

     TO HAVE AND TO HOLD, all and singular, the Alaska Assets hereby assigned, transferred, granted, conveyed, delivered to, set over to and vested in DCS, its successors and assigns, to and for their own use and benefit forever.

     Except as otherwise defined herein, capitalized terms used in this Bill of Sale shall have the same meaning herein as defined in the Asset Exchange Agreement.

     This Bill of Sale is subject to all the terms and conditions of the Asset Exchange Agreement. No provision of this Bill of Sale shall be deemed to enlarge, alter or amend the terms or provisions of the Asset Exchange Agreement or constitute a waiver or release by either party of any liabilities imposed on the other party by the terms of the Asset Exchange Agreement, including, without limitation, the representations and warranties contained therein, which shall not merge into but shall survive this Bill of Sale and continue in full force and effect for the applicable periods set forth in the Asset Exchange Agreement. Notwithstanding anything to the contrary set forth herein, if there is any conflict between the terms and conditions of this Bill of Sale, or any other instrument of transfer or assignment delivered in connection with the Asset Exchange Agreement, and the terms and conditions of the Asset Exchange Agreement, the terms and conditions of the Asset Exchange Agreement shall control.

     This instrument shall be binding upon AWS, its successors and assigns, and shall inure to the benefit of DCS and its successors and assigns.

     This Bill of Sale shall be governed by, construed and enforced in accordance with the laws of the State of New York without reference to its choice of law rules.

     IN WITNESS WHEREOF, AWS has caused this Bill of Sale to be executed by its duly authorized officer as of 12:01 a.m. on the date first above written.

                                 [AT&T ENTITY]


                                 By:__________________________________

                                 Print Name:___________________________

                                 Title:________________________________

                                                                       EXHIBIT B

                          AWS INSTRUMENT OF ASSIGNMENT

     This INSTRUMENT OF ASSIGNMENT ("Instrument of Assignment") made as of the __ day of ________, 2003, between DOBSON CELLULAR SYSTEMS, INC., an Oklahoma Corporation ("DCS") and AT&T WIRELESS SERVICES, INC., a Delaware corporation ("AWS").

                               W I T N E S S E T H

     WHEREAS, DCS and AWS have entered into an Asset Exchange Agreement dated as of December __, 2002 (the "Asset Exchange Agreement"), and the consummation of the transactions contemplated by the Asset Exchange Agreement is occurring on the date hereof; and

     WHEREAS, under the terms of the Asset Exchange Agreement, AWS has agreed to convey, assign, transfer, and deliver to DCS all of its right, title and interest in and to the Alaska Assets, and DCS has agreed to assume the Assumed Alaska Liabilities; and

     WHEREAS, except as otherwise defined herein, capitalized terms used in this Instrument of Assignment shall have the same meaning herein as defined in the Asset Exchange Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements contained in the Asset Exchange Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     For value received, AWS does hereby grant, convey, transfer, assign, deliver to, set over and vest in DCS, as of the date hereof, all of its right, title and interest (legal and equitable) in, to and under the Alaska Assets, free and clear of all Liens other than Permitted Liens.

     Each party hereto agrees, upon the reasonable request of the other party hereto (and at such other party's expense), to make, execute and deliver any or all documents or instruments of any kind or character, and to perform all such other actions, that may be reasonably necessary or proper to effectuate, confirm, perform or carry out the terms and provisions of this Instrument of Assignment.

     No provision of this Instrument of Assignment shall be deemed to enlarge, alter or amend the terms or provisions of the Asset Exchange Agreement or constitute a waiver or release by either party of any liabilities imposed on the other party by the terms of the Asset Exchange Agreement, including, without limitation, the representations and warranties contained therein, which shall not merge into but shall survive this Instrument of Assignment and continue in full force and effect for the applicable periods set forth in the Asset Exchange Agreement. Notwithstanding anything to the contrary set forth herein, if there is any conflict between the terms and conditions of this Instrument of Assignment, or any other instrument of transfer or assignment delivered in connection with the Asset Exchange Agreement, and the terms and conditions of the Asset Exchange Agreement, the terms and conditions of the Asset Exchange Agreement shall control.

     Nothing in this Instrument of Assignment, express or implied, is intended or shall be construed to confer upon or give to any person, partnership, firm or corporation, other than DCS and AWS, and their respective successors and assigns, any remedy or claim under or by reason of this Instrument of Assignment or any term, covenant, condition, promise or agreement hereof, and all of the terms, covenants, conditions, promises and agreements contained in this Instrument of Assignment shall be for the sole and exclusive benefit of DCS and AWS, and their respective successors and assigns.

     This Instrument of Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     This Instrument of Assignment shall be governed by, construed and enforced in accordance with the laws of the State of New York without reference to its choice of law rules.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the parties by their respective duly authorized officers has caused this Instrument of Assignment to be executed as of 12:01 a.m. on the date first above written.


                                       [AT&T ENTITY]


                                       By:____________________________
                                       Print Name:_____________________
                                       Title:__________________________

                                       DOBSON CELLULAR SYSTEMS, INC.


                                       By: ____________________________
                                       Print Name:_____________________
                                       Title:_________________________

                          DCS INSTRUMENT OF ASSIGNMENT

     This INSTRUMENT OF ASSIGNMENT ("Instrument of Assignment") made as of the __ day of ________, 2003, between DOBSON CELLULAR SYSTEMS, INC., an Oklahoma Corporation ("DCS") and AT&T WIRELESS SERVICES, INC., a Delaware corporation ("AWS").


                               W I T N E S S E T H

     WHEREAS, DCS and AWS have entered into an Asset Exchange Agreement dated as of December __, 2002 (the "Asset Exchange Agreement"), and the consummation of the transactions contemplated by the Asset Exchange Agreement is occurring on the date hereof; and

     WHEREAS, under the terms of the Asset Exchange Agreement, DCS has agreed to convey, assign, transfer, and deliver to AWS all of its right, title and interest in and to the California Assets, and AWS has agreed to assume the Assumed California Liabilities; and

     WHEREAS, except as otherwise defined herein, capitalized terms used in this Instrument of Assignment shall have the same meaning herein as defined in the Asset Exchange Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements contained in the Asset Exchange Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     For value received, DCS does hereby grant, convey, transfer, assign, deliver to, set over and vest in AWS, as of the date hereof, all of its right, title and interest (legal and equitable) in, to and under the California Assets, free and clear of all Liens other than Permitted Liens.

     Each party hereto agrees, upon the reasonable request of the other party hereto (and at such other party's expense), to make, execute and deliver any or all documents or instruments of any kind or character, and to perform all such other actions, that may be reasonably necessary or proper to effectuate, confirm, perform or carry out the terms and provisions of this Instrument of Assignment.

     No provision of this Instrument of Assignment shall be deemed to enlarge, alter or amend the terms or provisions of the Asset Exchange Agreement or constitute a waiver or release by either party of any liabilities imposed on the other party by the terms of the Asset Exchange Agreement, including, without limitation, the representations and warranties contained therein, which shall not merge into but shall survive this Instrument of Assignment and continue in full force and effect for the applicable periods set forth in the Asset Exchange Agreement. Notwithstanding anything to the contrary set forth herein, if there is any conflict between the terms and conditions of this Instrument of Assignment, or any other instrument of transfer or assignment delivered in connection with the Asset Exchange Agreement, and the terms and conditions of the Asset Exchange Agreement, the terms and conditions of the Asset Exchange Agreement shall control.

     Nothing in this Instrument of Assignment, express or implied, is intended or shall be construed to confer upon or give to any person, partnership, firm or corporation, other than DCS and AWS, and their respective successors and assigns, any remedy or claim under or by reason of this Instrument of Assignment or any term, covenant, condition, promise or agreement hereof, and all of the terms, covenants, conditions, promises and agreements contained in this Instrument of Assignment shall be for the sole and exclusive benefit of DCS and AWS, and their respective successors and assigns.

     This Instrument of Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     This Instrument of Assignment shall be governed by, construed and enforced in accordance with the laws of the State of New York without reference to its choice of law rules.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the parties by their respective duly authorized officers has caused this Instrument of Assignment to be executed as of 12:01 a.m. on the date first above written.


                                          DOBSON CELLULAR SYSTEMS, INC.


                                          By:____________________________
                                          Print Name:_____________________
                                          Title:__________________________

                                          AT&T WIRELESS SERVICES, INC.


                                          By: ____________________________
                                          Print Name:_____________________
                                          Title:__________________________

                                                                       EXHIBIT C

                            AWS ASSUMPTION AGREEMENT

     ASSUMPTION AGREEMENT ("Assumption Agreement") made as of the __ day of ________ 2003, by and between DOBSON CELLULAR SYSTEMS, INC., an Oklahoma corporation ("DCS"), and AT&T WIRELESS SERVICES, INC., a Delaware corporation ("AWS").

                               W I T N E S S E T H

     WHEREAS, DCS and AWS have entered into an Asset Exchange Agreement dated as of December __, 2002, (the "Asset Exchange Agreement"), and the consummation of the transactions contemplated by the Asset Exchange Agreement is occurring on the date hereof; and

     WHEREAS, under the terms of the Asset Exchange Agreement, AWS agreed to assume certain liabilities and obligations of DCS; and

     WHEREAS, except as otherwise defined herein, capitalized terms used in this Assumption Agreement shall have the same meaning herein as defined in the Asset Exchange Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements contained in the Asset Exchange Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     For value received, AWS hereby assumes and agrees to perform and discharge the Assumed California Liabilities.

     Except as otherwise specifically provided herein or in the Asset Exchange Agreement or as otherwise agreed to in writing by DCS and AWS, AWS does not, and shall not, assume or be deemed to assume, under the Asset Exchange Agreement or otherwise by reason of the transactions contemplated thereby, any liabilities or obligations of DCS other than the Assumed California Liabilities.

     Each party hereto agrees, upon the reasonable request of the other party hereto (and at such other party's expense), to make, execute and deliver any or all documents or instruments of any kind or character, and to perform all such other actions, that may be reasonably necessary or proper to effectuate, confirm, perform or carry out the terms and provisions of this Assumption Agreement.

     The Assumed California Liabilities being assumed pursuant to this Assumption Agreement are subject to the terms and conditions of the Asset Exchange Agreement. No provision of this Assumption Agreement shall be deemed to enlarge, alter or amend the terms or provisions of the Asset Exchange Agreement or constitute a waiver or release by either party of any liabilities imposed on the other party by the terms of the Asset Exchange Agreement, including, without limitation, the representations and warranties contained therein, which shall not merge into but shall survive this Assumption Agreement and continue in full force and effect for the applicable periods set forth in the Asset Exchange Agreement. Notwithstanding anything to the contrary set forth herein, if there is any conflict between the terms and conditions of this Assumption Agreement, or any other instrument of transfer or assignment delivered in connection with the Asset Exchange Agreement, and the terms and conditions of the Asset Exchange Agreement, the terms and conditions of the Asset Exchange Agreement shall control.

     Nothing in this Assumption Agreement, express or implied, is intended or shall be construed to confer upon or give to any person, partnership, firm or corporation, other than DCS and AWS, and their respective successors and assigns, any remedy or claim under or by reason of this Assumption Agreement or any term, covenant, condition, promise or agreement hereof, and all of the terms, covenants, conditions, promises and agreements contained in this Assumption Agreement shall be for the sole and exclusive benefit of DCS and AWS, and their successors and assigns.

     This Assumption Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     This Assumption Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without reference to its choice of law rules.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the parties by their respective duly authorized officers has caused this Assumption Agreement to be executed as of 12:01 a.m. on the date first above written.

                                          [AT&T ENTITY]


                                          By: ____________________________
                                          Print Name:_____________________
                                          Title:__________________________


                                          DOBSON CELLULAR SYSTEMS, INC.


                                          By:____________________________
                                          Print Name:_____________________
                                          Title:__________________________

                            DCS ASSUMPTION AGREEMENT

     ASSUMPTION AGREEMENT ("Assumption Agreement") made as of the __ day of ________ 2003, by and between DOBSON CELLULAR SYSTEMS, INC., an Oklahoma corporation ("DCS"), and AT&T WIRELESS SERVICES, INC., a Delaware corporation ("AWS").

                               W I T N E S S E T H

     WHEREAS, DCS and AWS have entered into an Asset Exchange Agreement dated as of December __, 2002, (the "Asset Exchange Agreement"), and the consummation of the transactions contemplated by the Asset Exchange Agreement is occurring on the date hereof; and

     WHEREAS, under the terms of the Asset Exchange Agreement, DCS agreed to assume certain liabilities and obligations of AWS; and

     WHEREAS, except as otherwise defined herein, capitalized terms used in this Assumption Agreement shall have the same meaning herein as defined in the Asset Exchange Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements contained in the Asset Exchange Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     For value received, DCS hereby assumes and agrees to perform and discharge the Assumed Alaska Liabilities.

     Except as otherwise specifically provided herein or in the Asset Exchange Agreement or as otherwise agreed to in writing by DCS and AWS, DCS does not, and shall not, assume or be deemed to assume, under the Asset Exchange Agreement or otherwise by reason of the transactions contemplated thereby, any liabilities or obligations of AWS other than the Assumed Alaska Liabilities.

     Each party hereto agrees, upon the reasonable request of the other party hereto (and at such other party's expense), to make, execute and deliver any or all documents or instruments of any kind or character, and to perform all such other actions, that may be reasonably necessary or proper to effectuate, confirm, perform or carry out the terms and provisions of this Assumption Agreement.

     The Assumed Alaska Liabilities being assumed pursuant to this Assumption Agreement are subject to the terms and conditions of the Asset Exchange Agreement. No provision of this Assumption Agreement shall be deemed to enlarge, alter or amend the terms or provisions of the Asset Exchange Agreement or constitute a waiver or release by either party of any liabilities imposed on the other party by the terms of the Asset Exchange Agreement, including, without limitation, the representations and warranties contained therein, which shall not merge into but shall survive this Assumption Agreement and continue in full force and effect for the applicable periods set forth in the Asset Exchange Agreement. Notwithstanding anything to the contrary set forth herein, if there is any conflict between the terms and conditions of this Assumption Agreement, or any other instrument of transfer or assignment delivered in connection with the Asset Exchange Agreement, and the terms and conditions of the Asset Exchange Agreement, the terms and conditions of the Asset Exchange Agreement shall control.

     Nothing in this Assumption Agreement, express or implied, is intended or shall be construed to confer upon or give to any person, partnership, firm or corporation, other than DCS and AWS, and their respective successors and assigns, any remedy or claim under or by reason of this Assumption Agreement or any term, covenant, condition, promise or agreement hereof, and all of the terms, covenants, conditions, promises and agreements contained in this Assumption Agreement shall be for the sole and exclusive benefit of DCS and AWS, and their successors and assigns.

     This Assumption Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     This Assumption Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without reference to its choice of law rules.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the parties by their respective duly authorized officers has caused this Assumption Agreement to be executed as of 12:01 a.m. on the date first above written.


                                          DOBSON CELLULAR SYSTEMS, INC.


                                          By: ____________________________
                                          Print Name:_____________________
                                          Title:__________________________


                                          AT&T WIRELESS SERVICES, INC.


                                          By:____________________________
                                          Print Name:_____________________
                                          Title:__________________________

                                             Subject to Opinion Committee Review

                                   EXHIBIT D-1


                                    [], 2003



AT&T Wireless Services, Inc.
7277 164th Avenue N.E.
Redmond, Washington  98052


Gentlemen:

     We have acted as special counsel to Dobson Cellular Systems, Inc., an Oklahoma corporation ("Dobson"), in connection with the execution and delivery of that certain Asset Exchange Agreement dated as of December 24, 2002 (the "Exchange Agreement") by and between Dobson and AT&T Wireless Services, Inc. ("AWS"). Capitalized terms used herein without definition shall have the meaning given to such terms in the Exchange Agreement.

     In connection with the delivery of this opinion, we have examined the Exchange Agreement, including the Schedules thereto, the corporate records of Dobson and the following agreements (together with the Exchange Agreement, the "Related Agreements"):

     (a) The Master Lease Agreement, dated as of December 24, 2002, between Dobson and AWS;

     (b) The Transition Services Agreement, dated as of December 24, 2002, between Dobson and AWS;

     (c) The Cordova Option Agreement, dated as of December 24, 2002, among Dobson, AWS and AT&T Wireless Services of Alaska, Inc. (the "Option Agreement");

     (d) The GSM Buildout Agreement (Alaska), dated the date hereof, between Dobson and AWS;

     (e) The GSM Roaming Agreement (Alaska), dated the date hereof, between Dobson and AWS;

     (f) The Amendment No. 3 to Operating Agreement, dated the date hereof, between Dobson and AWS;

     (g) The letter agreement regarding system operator code issues, dated the date hereof, between Dobson and AWS;

     (h) The [AT&T Wireless Brand Transition License Agreement], dated the date hereof, among Dobson, AWS and AT&T Corp.; and

     (i)  The [Conveyance Instruments].

     We have also examined such other agreements, instruments and documents and matters of law as we deemed relevant or necessary as a basis for the opinions expressed herein. As to questions of fact material to such opinions, we have relied, without independent verification, on the certificates of officers of Dobson, certificates of public officials and upon the accuracy and completeness of the representations set forth in the Exchange Agreement. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts.

     Whenever our opinion with respect to the existence or absence of facts is indicated to be based upon our knowledge, we are referring solely to the conscious awareness of the particular Edwards & Angell attorneys who have devoted substantive attention to the matters contemplated by the Exchange Agreement without there being any investigation. No inference as to our actual or imputed knowledge concerning any fact should be drawn from the fact of our past or current representation of Dobson.

     In our examination we have assumed (a) the genuineness of all signatures,
(b) the completeness and authenticity of all documents and records submitted to us as originals, (c) the conformity to original documents and records of all documents and records submitted to us as certified, photostatic or conformed copies, (d) the due execution and delivery of the Related Agreements by you, (e) the power, authority and legal right of all parties to the Related Agreements (other than Dobson) to enter into the Related Agreements and to perform their obligations thereunder and the due authorization of the Related Agreements by all parties thereto (other than Dobson), (f) the validity of all applicable statutes, ordinances, rules and regulations and (g) the legal capacity of all natural persons executing documents. We have also assumed that each of the Related Agreements is a valid and binding obligation of the parties thereto (other than Dobson), enforceable against them in accordance with their terms.

     We have investigated such questions of law as we have deemed necessary for the purpose of rendering this opinion. Our opinions expressed herein are limited to the laws of the State of New York and the Federal law of the United States, except that we express no opinion as to (a) matters arising under or governed by the Communications Act of 1934 or the rules and regulations of the FCC promulgated thereunder, (b) the Telecommunications Act of 1996, (c) the Federal Aviation Act or the rules and regulations of the Federal Aviation Administration promulgated thereunder, (d) the Omnibus Budget Reconciliation Act of 1993, (e) the public service or public utilities laws, rules or regulations of any jurisdiction, (f) the antitrust, antifraud, trade regulations, investment company or similar laws of the United States or any other jurisdiction, (g) the franchise or similar laws of the United States, or any other jurisdiction, (h) the laws, rules or regulations of any municipality or other local agency within any state or (i) the laws of any other jurisdiction (collectively, "Excluded Laws"). Furthermore, our opinions are based upon our consideration of only those laws, rules and regulations of the State of New York and of the United States (other than Excluded Laws) which, in our experience, are typically applicable to parties and assets in transactions of the type contemplated by the Related Agreements (collectively, "Applicable Laws"). We are members of the bar of the State of New York, and, as such, do not purport to be experts on laws other than the laws of the State of New York and certain Federal laws of the United States. Further, with respect to the opinions set forth in paragraphs 1, 2 and 3, clauses (i) (with respect to Oklahoma law only) and (ii) of paragraph 4 and paragraph 7, we have relied exclusively on the opinions of Pate, Kempf & Knarr and McAfee & Taft, copies of which are attached hereto. We have no reason to believe that we are not justified in relying on such opinion.

     The opinions expressed below are subject to the following qualifications:

     a. The validity and enforceability of the Related Agreements may be subject to and affected by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, avoidance or other laws relating to or affecting the rights of creditors generally.

     b. The validity and enforceability of the Related Agreements and particular provisions thereof are subject to or may be affected by limitations imposed by general principles of equity and the availability of equitable remedies (regardless of whether enforcement is considered in proceedings at law or in equity).

     c. The validity and enforceability of the Related Agreements may be subject to or affected by statutory or decisional law limiting or rendering ineffective obligations to indemnify or the waiver or release of rights or defenses.

     d. Certain rights, remedies, forfeitures, penalties, waivers or elections contained in the Related Agreements may be rendered ineffective or limited by applicable laws or judicial decisions governing such provisions, but such laws and judicial decisions do not, in our opinion, make the Related Agreements inadequate for the substantive realization of the benefit intended to be provided thereby.

     Based upon, and subject to, the foregoing, we are of the opinion that:

     1. Dobson is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Oklahoma and has all necessary corporate power and authority to own and operate its properties and to carry on its business and to enter into and perform the Related Agreements.

     2. The execution, delivery and performance of the Related Agreements by Dobson have been fully and validly authorized and approved by all necessary corporate action.

     3. The execution, delivery and performance by Dobson of the Related Agreements and the consummation of the Transactions do not constitute and will not result in a breach or violation of, or default under, the organizational documents of Dobson.

     4. To our knowledge, except for compliance with any applicable requirements of the HSR Act, consent by the FCC to the assignment of the California FCC Authorizations by Dobson, and the consents, authorizations, approvals, registrations, filings and notices identified on Schedule 7.8 to the Exchange Agreement, neither the execution and delivery of the Exchange Agreement or any of the other Related Agreements by Dobson, nor the performance by it of the Transactions, will result in a Default under any term, condition or provision of, or require the consent, authorization or approval of, or any registrations or filings with or notices to, any person or Governmental Authority under, (i) any Applicable Laws or (ii) any Assumed California Contract listed on Schedule 7.5(a) of the Exchange Agreement; except, with respect to each of clauses (i) and (ii) above, to the extent such Default or failure to obtain such consent, authorization or approval, or to register, file or make notice, would not reasonably be expected to (x) result in a material adverse effect to the California Business taken as a whole or (y) impair in any material respect the ability of Dobson to consummate the Transactions.

     5. Each Related Agreement has been duly executed and delivered by Dobson, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     6. The [conveyance instruments employed at Closing (e.g., Bill of Sale)] are in form sufficient to effect the transfer of the California Assets to AWS or its designee in accordance with the terms of the Exchange Agreement.1 We express no opinion, however, as to the nature or extent of Dobson's rights in, or title to, the California Assets or any other property purported to be transferred by the [conveyance instruments employed at Closing].

     7. The transfer of the DCC Securities contemplated by Section 1.2(c) of the Exchange Agreement is valid under Oklahoma law and will not conflict with or violate any of the provisions thereof.

     8. To our knowledge, there is no judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory authority outstanding, or any litigation, proceeding or investigation pending or threatened, against Dobson which questions the validity of any action to be taken pursuant to or in connection with any Related Agreement or affects the California Assets.

     This opinion is solely for your benefit in connection with the transaction contemplated by the Exchange Agreement and without our express written consent this opinion may not be relied upon in any manner by any other person. This opinion is not to be referred to or quoted in any document, report or financial statement, or filed with, or delivered to, any Governmental Agency or other person or entity, without our prior written consent in each instance. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur.

                                              Very truly yours,

                                              EDWARDS & ANGELL, LLP

---------------

1 We may rely on the opinion of California counsel to the extent that the sufficiency of the form of the conveyance instruments is a matter of California law.

                                   EXHIBIT D-2


                                    [], 2003



Dobson Cellular Systems, Inc.
14201 Wireless Way
Oklahoma City, OK 73134


Gentlemen:

     We have acted as special counsel to AT&T Wireless Services, Inc., a Delaware corporation ("AWS"), in connection with the execution and delivery of that certain Asset Exchange Agreement dated as of December 24, 2002 (the "Exchange Agreement") by and between Dobson Cellular Systems, Inc. ("Dobson") and AWS. Capitalized terms used herein without definition shall have the meaning given to such terms in the Exchange Agreement.

     In connection with the delivery of this opinion, we have examined the Exchange Agreement, including the Schedules thereto, the corporate records of AWS and the following agreements (together with the Exchange Agreement, the "Related Agreements"):

     (a) The Master Lease Agreement, dated as of December 24, 2002, between Dobson and AWS;

     (b) The Transition Services Agreement, dated as of December 24, 2002, between Dobson and AWS;

     (c) The Cordova Option Agreement, dated as of December 24, 2002, among Dobson, AWS and AT&T Wireless Services of Alaska, Inc. (the "Option Agreement");

     (d) The GSM Buildout Agreement (Alaska), dated the date hereof, between Dobson and AWS;

     (e) The GSM Roaming Agreement (Alaska), dated the date hereof, between Dobson and AWS;

     (f) The Amendment No. 3 to Operating Agreement, dated the date hereof, between Dobson and AWS;

     (g) The letter agreement regarding system operator code issues, dated the date hereof, between Dobson and AWS;

     (h) The Network Membership License Agreement, dated the date hereof, among Dobson, AWS and AT&T Corp.; and

     (i)  The conveyance instruments listed on Annex A hereto.

     We have also examined such other agreements, instruments and documents and matters of law as we deemed relevant or necessary as a basis for the opinions expressed herein. As to questions of fact material to such opinions, we have relied, without independent verification, on the certificates of officers of AWS, certificates of public officials and upon the accuracy and completeness of the representations set forth in the Exchange Agreement. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts.

     Whenever our opinion with respect to the existence or absence of facts is indicated to be based upon our knowledge, we are referring solely to the conscious awareness of the particular Friedman Kaplan Seiler & Adelman LLP attorneys who have devoted substantive attention to the matters contemplated by the Exchange Agreement without having made any investigation. No inference as to our actual or imputed knowledge concerning any fact should be drawn from the fact of our past or current representation of AWS.

     In our examination we have assumed (a) the genuineness of all signatures,
(b) the completeness and authenticity of all documents and records submitted to us as originals, (c) the conformity to original documents and records of all documents and records submitted to us as certified, photostatic or conformed copies, (d) the due execution and delivery of the Related Agreements by you, (e) the power, authority and legal right of all parties to the Related Agreements (other than AWS and AT&T Wireless Services of Alaska, Inc.) to enter into the Related Agreements and to perform their obligations thereunder and the due authorization of the Related Agreements by all parties thereto (other than AWS and AT&T Wireless Services of Alaska, Inc.), (f) the validity of all applicable statutes, ordinances, rules and regulations and (g) the legal capacity of all natural persons executing documents. We have also assumed that each of the Related Agreements is a valid and binding obligation of the parties thereto (other than AWS and AT&T Wireless Services of Alaska, Inc.), enforceable against them in accordance with their terms.

     We have investigated such questions of law as we have deemed necessary for the purpose of rendering this opinion. Our opinions expressed herein are limited to the laws of the State of New York, the Delaware General Corporation Law and the Federal law of the United States, except that we express no opinion as to
(a) matters arising under or governed by the Communications Act of 1934 or the rules and regulations of the FCC promulgated thereunder, (b) the Telecommunications Act of 1996, (c) the Federal Aviation Act or the rules and regulations of the Federal Aviation Administration promulgated thereunder, (d) the Omnibus Budget Reconciliation Act of 1993, (e) the public service or public utilities laws, rules or regulations of any jurisdiction, (f) the antitrust, antifraud, trade regulations, investment company or similar laws of the United States or any other jurisdiction, (g) the franchise or similar laws of the United States, or any other jurisdiction, (h) the laws, rules or regulations of any municipality or other local agency within any state or (i) the laws of any other jurisdiction (collectively, "Excluded Laws"). Furthermore, our opinions are based upon our consideration of only those laws, rules and regulations of the State of New York and of the United States (other than Excluded Laws) which, in our experience, are typically applicable to parties and assets in transactions of the type contemplated by the Related Agreements (collectively, "Applicable Laws"). We are members of the bar of the State of New York, and, as such, do not purport to be experts on laws other than the laws of the State of New York, the Delaware General Corporation Law and certain Federal laws of the United States.

     The opinions expressed below are subject to the following qualifications:

     a. The validity and enforceability of the Related Agreements may be subject to and affected by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, avoidance or other laws relating to or affecting the rights of creditors generally.

     b. The validity and enforceability of the Related Agreements and particular provisions thereof are subject to or may be affected by limitations imposed by general principles of equity and the availability of equitable remedies (regardless of whether enforcement is considered in proceedings at law or in equity).

     c. The validity and enforceability of the Related Agreements may be subject to or affected by statutory or decisional law limiting or rendering ineffective obligations to indemnify or the waiver or release of rights or defenses.

     d. Certain rights, remedies, forfeitures, penalties, waivers or elections contained in the Related Agreements may be rendered ineffective or limited by applicable laws or judicial decisions governing such provisions, but such laws and judicial decisions do not, in our opinion, make the Related Agreements inadequate for the substantive realization of the benefits intended to be provided thereby.

     Based upon, and subject to, the foregoing, we are of the opinion that:

     1. AWS is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all necessary corporate power and authority to own and operate its properties and to carry on its business and to enter into and perform the Related Agreements.

     2. The execution, delivery and performance of the Related Agreements by AWS have been fully and validly authorized and approved by all necessary corporate action.

     3. The execution, delivery and performance by AWS of the Related Agreements and the consummation of the Transactions do not constitute and will not result in a breach or violation of, or default under, the organizational documents of AWS.

     4. To our knowledge, except for compliance with any applicable requirements of the HSR Act, consent by the FCC to the assignment of the Alaska FCC Authorizations by AWS, and the consents, authorizations, approvals, registrations, filings and notices identified on Schedule 8.8 to the Exchange Agreement, neither the execution and delivery of the Exchange Agreement or any of the other Related Agreements by AWS, nor the performance by it of the Transactions, will result in a Default under any term, condition or provision of, or require the consent, authorization or approval of, or any registrations or filings with or notices to, any person or Governmental Authority under, (i) any Applicable Laws or (ii) any Assumed Alaska Contract listed on Schedule 8.5(a) of the Exchange Agreement; except, with respect to each of clauses (i) and (ii) above, to the extent such Default or failure to obtain such consent, authorization or approval, or to register, file or make notice, would not reasonably be expected to (x) result in a material adverse effect to the Alaska Business taken as a whole or (y) impair in any material respect the ability of AWS to consummate the Transactions.

     5. Each Related Agreement has been duly executed and delivered by AWS, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     6. The conveyance instruments listed on Annex A hereto are in form sufficient to effect the transfer of the Alaska Assets to you or your designee in accordance with the terms of the Exchange Agreement.1 We express no opinion, however, as to the nature or extent of AWS's rights in, or title to, the Alaska Assets or any other property purported to be transferred by such conveyance instruments.

     7. To our knowledge, there is no judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory authority outstanding, or any litigation, proceeding or investigation pending or threatened, against AWS which questions the validity of any action to be taken pursuant to or in connection with any Related Agreement or affects the Alaska Assets.

     This opinion is solely for your benefit in connection with the transactions contemplated by the Exchange Agreement and without our express written consent this opinion may not be relied upon in any manner by any other person. This opinion is not to be referred to or quoted in any document, report or financial statement, or filed with, or delivered to, any Governmental Agency or other person or entity, without our prior written consent in each instance. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur.

                                             Very truly yours,


---------------

1 We may rely on the opinion of Alaska counsel to the extent that the sufficiency of the form of the conveyance instruments is a matter of Alaska law.

                                                                       EXHIBIT E

                                [AWS LETTERHEAD]



                                    __, 2003

Dobson Cellular Systems, Inc.
14201 Wireless Way
Oklahoma City, OK 73134
Attention: Ronald L. Ripley, Esq.

         Re:      Asset Exchange Agreement

Gentlemen:

     I have acted as special communications counsel on Federal Communications Commission ("FCC") matters to AT&T Wireless Services, Inc. ("AWS") in connection with the negotiation, preparation and execution of the Asset Exchange Agreement between AWS and Dobson Cellular Systems, Inc. ("DCS"), dated as of December 24, 2002 (the "Agreement"), and the filing with the FCC of the related license assignment applications. This opinion is delivered to you pursuant to Section
11.5 of the Agreement. Unless otherwise defined herein or the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

     In connection with this opinion, I have examined an executed copy of the Agreement. I have also examined the FCC public files that were made available to me by the FCC through its electronic Universal Licensing System database as of ________ __, 2003 ("FCC Public Files") for the FCC Licenses described below and our internal files related to the FCC Licenses (collectively the "File Review"). In such examination and in rendering the opinions set forth herein, I have assumed (i) the genuineness of all signatures where any such signature purports to have been made in a corporate, governmental, fiduciary or other capacity, and that the person who affixed such signatures had authority to do so, (ii) the authenticity of all documents submitted to me as originals and the conformity with the original documents of any copies hereof submitted to me as certified, conformed, or photocopied for my examination, and (iii) the correctness and completeness of the FCC Public Files made available to me.

     With respect to factual matters underlying the opinions set forth herein, I have relied solely upon the File Review described above and upon review of documents, records and instruments provided by AWS and pertinent disclosures to me by appropriate representatives of AWS. All statements of fact in this opinion are made to the best of my knowledge, information and belief.

     The opinions rendered herein are limited to matters arising under the FCC Laws. I express no opinion concerning any other laws. [THE FOLLOWING IS FOR INCLUSION IN THE WBK OPINION LETTER ONLY: Furthermore, this opinion is limited to those matters on which undersigned counsel has represented DCS before the FCC.] No implication shall be drawn from anything herein that has the effect of extending any such opinion beyond what is expressly stated.

     In rendering this opinion, I have undertaken no independent field inspection or other technical or engineering evaluation of the facilities that have been constructed or are authorized pursuant to licenses that are covered by the Agreement. Accordingly, I express no opinion with respect to matters about which I would not know without conducting such a field inspection and evaluation thereof. Additionally, I am expressly not rendering an opinion on how the Alaska Systems are being operated.

     I express no opinion whatsoever in this letter as to the legal qualifications of DCS under the FCC Laws, or such qualifications of its assigns, if any, to directly or indirectly hold any of the Alaska FCC Authorizations.

     Based upon and subject to the foregoing, it is my opinion that:

     1. Cellular Alaska Partnership ("CAP") and AT&T Wireless Services of Alaska, Inc. ("AWS-AK") are the duly authorized licensees of the Alaska FCC Authorizations listed on Schedule 2.3(a)(i) of the Agreement, and CAP and AWS-AK are authorized to utilize the radio frequency spectrum in accordance with the FCC Laws related to the FCC Licenses. Each Alaska FCC Authorization has been granted to CAP or AWS-AK and is in full force and effect. There are no conditions imposed on the Alaska FCC Authorizations except for conditions listed on the Alaska FCC Authorizations or imposed by the FCC Laws.

     2. To my knowledge, except for matters affecting the wireless industry or cellular telecommunications services generally, there are no proceedings, complaints or investigations pending or threatened under the FCC Laws against AWS by or before the FCC that seek the revocation, non-renewal or any material adverse modification of the Alaska FCC Authorizations.

     3. The Staff of the Wireless Telecommunications Bureau of the FCC granted its consent to the assignment of the Alaska FCC Authorizations. FCC consent to the assignments described in the immediately preceding sentence has become a Final Order.

     This opinion is furnished by me to you solely in connection with the subject transactions. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose without my prior written consent. This opinion speaks only as of the date hereof and to its addressee. I expressly disclaim any responsibility or obligation to update this opinion, to consider its applicability or correctness or to take into account changes in law, facts or any other development of which I may later become aware.

                                   Sincerely,


                                   David C. Jatlow
                                   Vice President, Federal Regulatory Affairs

                                                                       EXHIBIT F

                      ADDENDUM NO. 3 TO OPERATING AGREEMENT


     This Addendum No. 3 (the "Addendum") to the Operating Agreement, dated January 16, 1998, as amended (the "OA"), between AT&T Wireless Services, Inc., on behalf of itself and its Affiliates listed in Schedule 1 thereto (individually and collectively, "AWS") and Dobson Cellular Systems, Inc., on behalf of itself and its Affiliates listed on Schedule 2 thereto (individually and collectively, "Dobson"), is entered into as of ________, 2003 (the "Effective Date") by and between AWS and Dobson (collectively the "Parties" and each individually a "Party"). This Addendum is also intended to be binding upon, and is entered into by the Parties on behalf of, the McCaw Parties and the Company Parties (as the case may be) that receive and provide service pursuant to the OA. Unless otherwise defined herein, all capitalized terms used in this Addendum shall have the meaning given such terms in the OA.

     The Parties agree that the OA is hereby amended as follows:

     Schedule 1 (AT&T Wireless Services, Inc. and its Affiliates) is hereby amended to delete Cellular Alaska Partnership with respect to the Anchorage, AK MSA and AT&T Wireless Services of Alaska, Inc. with respect to the Alaska-2 RSA (Wasilla, AK) market, and to add the Santa Cruz, CA MSA and the California-4 RSA.

     Schedule 2 (Dobson Cellular Systems, Inc. and its Affiliates) is hereby amended to delete the Santa Cruz, CA MSA and the California-4 RSA, and to add the Anchorage, AK MSA and the Alaska-2 RSA (Wassilla, AK) market.

     Exhibit A (Dobson Markets) is hereby amended to add the Anchorage, AK MSA and the Alaska-2 RSA (Wasilla, AK) markets and to delete the Santa Cruz, CA MSA and California-4 RSA markets.

     Exhibit B (AWS Markets) is hereby amended to add the Santa Cruz, CA MSA and California-4 RSA markets and to delete the Anchorage, AK MSA and Alaska-2 RSA (Wasilla, AK) markets.

     Exhibit C (Service Charges) is hereby amended by inserting the following language at the end of the "Rates" section of Exhibit C, as such Exhibit C was amended and restated by the Second Addendum to Operating Agreement, dated as of January 1, 2002: *

     Expect as specifically set forth herein, the OA is not amended or modified in any respect and shall continue in full force and effect.

     This Addendum may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Addendum.

     This Addendum shall be construed in accordance with the internal laws of the State of Delaware without reference to the choice of law principles, except as subject to the United States Arbitration Act and the Federal Communications Act.

AT&T Wireless Services, Inc.


By:_________________________________________



Dobson Cellular Systems, Inc.


By:_________________________________________


---------------

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

                                                                      EXHIBIT G




===============================================================================


                        GSM BUILD-OUT AGREEMENT (ALASKA)

                                     between

                          AT&T WIRELESS SERVICES, INC.

                                       and

                          DOBSON CELLULAR SYSTEMS, INC.


                           Dated as of ________, 2003


===============================================================================

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE 1 DEFINITIONS........................................................1

ARTICLE 2 GSM/GPRS SYSTEMS...................................................4

         Section 2.1.     Construction.......................................4
         Section 2.2.     Interoperability...................................4
         Section 2.3.     Network Performance Standards......................5
         Section 2.4.     Core Features and Services.........................5

ARTICLE 3 OTHER AGREEMENTS...................................................6

         Section 3.1.     GPRS Data Roaming..................................6
         Section 3.2.     Funding............................................6
         Section 3.3.     Confidentiality....................................6
         Section 3.4.     Compliance with Law................................6
         Section 3.5.     Further Assurances.................................6

ARTICLE 4 TERM AND TERMINATION...............................................7

         Section 4.1.     Term...............................................7
         Section 4.2.     Termination........................................7
         Section 4.3.     Effect of Termination..............................7

ARTICLE 5 INDEMNIFICATION....................................................7

         Section 5.1.     Indemnification By DCS.............................7
         Section 5.2.     Indemnification By AWS.............................8
         Section 5.3.     Procedures.........................................8

ARTICLE 6 DISPUTE RESOLUTION.................................................8

         Section 6.1.     Dispute Resolution Procedures......................8
         Section 6.2.     Claims Procedures..................................9
         Section 6.3.     Escalation Procedure...............................9
         Section 6.4.     Binding Arbitration................................9

ARTICLE 7 MISCELLANEOUS.....................................................10

         Section 7.1.     Entire Agreement..................................10
         Section 7.2.     Amendment; Waiver.................................10
         Section 7.3.     Successors and Assigns............................11
         Section 7.4.     No Third Party Beneficiaries......................11
         Section 7.5.     Independent Contractors...........................11
         Section 7.6.     Notices...........................................11
         Section 7.7.     Governing Law.....................................12
         Section 7.8.     Specific Performance..............................12
         Section 7.9.     Remedies Cumulative...............................13
         Section 7.10.     Severability.....................................13
         Section 7.11.     Counterparts.....................................13
         Section 7.12.     Construction.....................................13

                        GSM BUILD-OUT AGREEMENT (ALASKA)

     GSM BUILD-OUT AGREEMENT (ALASKA), dated as of ________, 2003, between AT&T WIRELESS SERVICES, INC., a Delaware corporation ("AWS"), and DOBSON CELLULAR SYSTEMS, INC., an Oklahoma corporation ("DCS").

     WHEREAS, in order to induce AWS to enter into the GSM Roaming Agreement (as defined below), DCS has agreed to construct and operate GSM/GPRS Systems (as defined below) to provide GSM/GPRS roaming services to customers of AWS in the State of Alaska.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and other agreements contained herein, the parties hereby agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

     As used herein, the following terms have the following meanings:

     "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, alone or through one or more intermediaries, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" (including the terms "controlling" and "controlled") means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

     "Agreement" means this GSM Build-Out Agreement, as amended, modified, supplemented or restated from time to time.

     "Asset Exchange Agreement" means the Asset Exchange Agreement, dated as of December __, 2002, between AWS and DCS.

     "AWS" is defined in the preamble.

     "AWS GSM/GPRS Systems" means GSM/GPRS Systems owned, operated or managed by AWS or its Affiliates.

     "AWS Indemnitees" is defined in Section 5.1.

     "Bankruptcy" means with respect to any person:

     (i) the filing by such person of a voluntary petition seeking liquidation, dissolution, reorganization, rearrangement, readjustment or similar relief, in any form, of its debts under Title 11 of the United States Code (or corresponding provisions of future laws) or any other bankruptcy or insolvency law, or such person's filing an answer consenting to, or acquiescing in any such petition, or the adjudication of such person as a bankrupt or insolvent;

     (ii) the making by such person of any assignment for the benefit of its creditors or any similar action for the benefit of creditors, or the admission by such person in writing of its inability to pay its debts as they mature;

     (iii) the expiration of 60 days after the filing of an involuntary petition under Title 11 of the United States Code (or corresponding provisions of future laws), an application for the appointment of a receiver for the assets of such person, or an involuntary petition seeking liquidation, dissolution, reorganization, rearrangement or readjustment of its debts or similar relief under any bankruptcy or insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60 day period;

     (v) the appointment (or such person's seeking or acquiescing to such appointment) of any trustee, receiver, conservator or liquidator of such person of all or any substantial part of its properties; or

     (vi) the entry of an order for relief against such person under Title 11 of the United States Code (or corresponding provisions of future laws) or any other bankruptcy or insolvency law.

     "Commencement" is defined in Section 6.4(b).

     "CPR" is defined in Section 6.4(a).

     "Comparable Markets" means:

     (i) with respect to DCS's obligations relating to the Anchorage MSA, markets owned and operated by AWS (or a subsidiary thereof) in Metropolitan Statistical Areas (as defined in the FCC Rules) Nos. 80-120; and

     (ii) with respect to DCS's obligations relating to the remainder of the State of Alaska, markets owned and operated by AWS (or a subsidiary thereof) in rural service areas (as defined in the FCC Rules).

     "DCS" is defined in the preamble.

     "DCS GSM/GPRS Systems" means GSM/GPRS Systems owned, operated or managed by DCS or its Affiliates.

     "DCS Indemnitees" is defined in Section 5.2.

     "Dispute" is defined in Section 6.1.

     "Equity Interests" means capital stock, partnership interests, limited liability company interests or other ownership or beneficial interests in any person.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, with respect to any asset, the cash price at which a willing seller would sell, and a willing buyer would buy, such asset in a transaction negotiated at arm's length between unaffiliated third parties acting without time constraints, each being apprised of and considering all relevant facts and circumstances, and neither acting under compulsion.

     "FCC Rules" means the rules and regulations established by the FCC codified in Title 47 of the Code of Federal Regulations, as the same may be modified or amended from time to time hereafter, together with all orders and public notices of the FCC.

     "FCC" means the Federal Communications Commission.

     "Governmental Authority" means a national, state, provincial, county, city, local or other governmental or regulatory body or authority, whether domestic or foreign.

     "GPRS" means General Packet Radio Service, a wireless communications technology based on GSM and defined by the relevant ETSI or 3GPP standards.

     "GSM" means Global System for Mobile communication, a wireless communications technology defined by the relevant ETSI or 3GPP standards.

     "GSM/GPRS" means a wireless communications technology that combines GSM for voice communications and GPRS for data communications.

     "GSM/GPRS System" means a System that uses GSM/GPRS.

     "GSM/GPRS Roaming Agreement" means the GSM/GPRS Roaming Agreement (Alaska) of even date herewith between AWS and DCS, as amended, modified, supplemented or restated from time to time, in substantially the form of Exhibit ____ to the Asset Exchange Agreement.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, right of first refusal or right of others therein, or encumbrance of any nature whatsoever in respect of such asset.

     "Losses" is defined in Section 5.1.

     "Majority" means, as of any date of determination, with respect to the AWS GSM/GPRS Systems, AWS GSM/GPRS Systems then serving a majority of the Pops served by all such Systems.

     "Person" means any individual, corporation, partnership, firm, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, estate, incorporated or unincorporated organization, Governmental Authority or other entity.

     "Pops" means, with respect to any distinct geographic area, the number of residents of such area based on the most recent publication by Claritas Inc. or any other publication agreed upon by the parties hereto and accepted for such purpose within the telecommunications industry.

     "System" means a mobile wireless communications system.

     "Transaction Documents" has the meaning set forth in the Asset Exchange Agreement.

     "User Interface" means the process, functional commands, and look and feel by which a mobile wireless telecommunications service subscriber operates and utilizes the mobile wireless telecommunications services and service features provided by a System, including the sequence and detail of specific commands or service codes, the detailed operation and response of subscriber equipment to the sequence of keys pressed to effect subscriber equipment function, the response of subscriber equipment to the activation of these keys or signals or data from the System, the manner in which information is displayed on the screen of subscriber equipment, and the use of announcement tones and messages.

     "Wireless Affiliate" means any Person with whom AWS or its Affiliates have any exclusivity and/or preferential roaming arrangements with respect to the provision of mobile wireless communications services.

                                   ARTICLE 2
                                GSM/GPRS SYSTEMS

     Section 2.1. Construction

     DCS shall construct, test and operate DCS GSM/GPRS Systems in the State of Alaska in accordance with the construction plan attached as Schedule 2.1. If DCS fails for any reason to construct, test or operate any such GSM/GPRS System in accordance with such construction plan, then AWS and its Affiliates shall have the right to terminate (i) the preferential roaming tariffs and arrangements granted to DCS in the GSM/GPRS Roaming Agreement (including without limitation under Sections 5.2 and 8.1 thereof) and (ii) the covenant not to compete with DCS in the State of Alaska with respect to Competitive Services (as defined in the Asset Exchange Agreement) using any protocol other than TDMA pursuant to
Section 9.9(a) of the Asset Exchange Agreement.

     Section 2.2. Interoperability

     Upon completion of the construction of the DCS GSM/GPRS Systems in the State of Alaska in accordance with Schedule 2.1, DCS shall at all times cause the DCS GSM/GPRS Systems to be technologically compatible in all material respects with a Majority of the AWS GSM/GPRS Systems. Without limiting the generality of the foregoing, upon completion of the construction of the DCS GSM/GPRS Systems in the State of Alaska in accordance with Schedule 2.1, DCS shall at all times cause the DCS GSM/GPRS Systems to use substantially the same User Interface used in a Majority of the AWS GSM/GPRS Systems, so that the User Interface of the DCS GSM/GPRS Systems shall not differ, in a manner that would be material to subscribers, from the User Interface of a Majority of the AWS GSM/GPRS Systems. AWS shall from time to time notify DCS in writing of changes to the User Interface or other elements of the AWS GSM/GPRS Systems, and DCS shall make commercially reasonable efforts to implement such changes in the DCS GSM/GPRS Systems within 120 days after delivery of any such written notice.

     Section 2.3. Network Performance Standards

     Upon completion of the construction of the DCS GSM/GPRS Systems in the State of Alaska in accordance with Schedule 2.1, DCS shall at all times cause the DCS GSM/GPRS Systems to comply substantially with the network performance standards met and maintained by a Majority of the AWS GSM/GPRS Systems located in Comparable Markets. Schedule 2.3 illustrates the network performance standards; provided, however, that DCS shall not be required to meet any standards greater than those met and maintained by a Majority of the AWS GSM/GPRS Systems located in Comparable Markets. The support information for AWS's compliance with these standards shall be provided to DCS. AWS shall from time to time notify DCS in writing of new or modified network performance standards met by a Majority of the AWS GSM/GPRS Systems located in Comparable Markets, and DCS shall make commercially reasonable efforts to cause the DCS GSM/GPRS Systems to comply substantially with such new or modified standards within 120 days after delivery of any such written notice. The support information for AWS's compliance with these modified standards shall be included within the written notice.

     Section 2.4. Core Features and Services

     Upon completion of the construction of the DCS GSM/GPRS Systems in the State of Alaska in accordance with Schedule 2.1, DCS shall at all times cause the DCS GSM/GPRS Systems to provide the core features and services provided by a Majority of the AWS GSM/GPRS Systems located in Comparable Markets. The initial core features and services provided by a Majority of the AWS GSM/GPRS Systems located in Comparable Markets are set forth on Schedule 2.4 hereto. AWS shall from time to time notify DCS in writing of new or modified core features or services provided to subscribers in a Majority of the AWS GSM/GPRS Systems located in Comparable Markets, and DCS shall make commercially reasonable efforts to cause the DCS GSM/GPRS Systems to provide such new or modified core features and services within 120 days after delivery of any such written notice or such longer period as AWS may reasonably determine. AWS acknowledges that DCS may cause the DCS GSM/GPRS Systems to provide such other features and services as DCS may determine from time to time in its sole discretion.

                                   ARTICLE 3
                                OTHER AGREEMENTS

     Section 3.1. GPRS Data Roaming

     Upon completion of the construction of the DCS GSM/GPRS Systems in the State of Alaska in accordance with Schedule 2.1, DCS shall use commercially reasonable efforts to establish GPRS data roaming capabilities in the State of Alaska compatible with the AWS GSM/GPRS Systems and compliant with the network performance standards met by the AWS GSM/GPRS Systems located in Comparable Markets; provided, that DCS shall direct back to AWS, in accordance with a mutually acceptable protocol, all GPRS data traffic generated by AWS subscribers roaming in the State of Alaska.

     Section 3.2. Funding

     DCS is solely responsible for financing all costs and expenses relating to the performance of its obligations under this Agreement. AWS and its Affiliates have no responsibility for providing any financing or assisting DCS in obtaining any financing. DCS represents that it has, or has access to, funds sufficient to perform its obligations under this Agreement, including the construction and operation of the DCS GSM/GPRS Systems.

     Section 3.3. Confidentiality

     Each party shall keep confidential the existence and terms of this Agreement except as may be otherwise required by law. Any and all non-public information, written or oral, provided by one party (or its Affiliates) to the other party (or its Affiliates) under this Agreement or the other Transaction Documents, whether in connection with the defense of a claim or otherwise, shall be kept confidential by the receiving party and its Affiliates, and shall not be used or disclosed by the receiving party or its Affiliates except to the extent required in connection with the performance of the receiving party's obligations under this Agreement or the other Transaction Documents or as required by law; provided, that the receiving party shall, if requested, provide the other party with a reasonable opportunity to contest such disclosure and shall seek confidential treatment where procedures for requesting the same exist.

     Section 3.4. Compliance with Law

     Each party will comply in all material respects with the FCC Rules and all other applicable laws, rules and regulations in performing its obligations under this Agreement and the other Transaction Documents.

     Section 3.5. Further Assurances

     Each party will execute and deliver such further documents and take such further actions as the other party may reasonably request consistent with the provisions hereof in order to effect the intent and purposes of this Agreement.

                                   ARTICLE 4
                              TERM AND TERMINATION

     Section 4.1. Term

     The initial term of this Agreement shall expire on the tenth (10th) anniversary of the Starting Date under the GSM/GPRS Roaming Agreement. This Agreement shall thereafter renew automatically for successive one-year terms unless terminated by either party on notice given to the other party at least 120 days prior to the expiration of the initial term or any renewal term.

     Section 4.2. Termination

     Either party may terminate this Agreement:

     (a) upon a material breach of this Agreement or any Transaction Document by the other party or any of its Affiliates that remains uncured for 60 days after the non-breaching party notifies the other party of such breach (except that no cure period shall be provided for a breach that by its nature cannot be cured); and

     (b) immediately upon the Bankruptcy of the other party.

     Section 4.3. Effect of Termination

     Termination of this Agreement for any reason shall not relieve any party of any liability which at the time of termination has already accrued to such party or which thereafter may accrue in respect of any act or omission prior to such termination, nor shall any such termination affect in any way the other Transaction Documents or the survival of any right, duty or obligation of any party which is expressly stated elsewhere in this Agreement to survive termination hereof. The provisions of Section 3.3 and Articles 4, 5, 6 and 7 shall survive any termination of this Agreement for any reason.

                                    ARTICLE 5
                                 INDEMNIFICATION

     Section 5.1. Indemnification By DCS

     DCS shall indemnify, defend and hold harmless AWS and its Affiliates, and their respective shareholders, partners, members, controlling persons, directors, managers, officers, employees and agents (collectively, the "AWS Indemnitees"), from and against all costs, including reasonable attorneys' fees (whether in a lawsuit between AWS and DCS or otherwise), damages, taxes, liabilities and expenses arising out of or resulting from (or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of) any breach of any representation, warranty, covenant or agreement of DCS or any of its Affiliates made in this Agreement or in any certificate, instrument or document delivered pursuant hereto.

     Section 5.2. Indemnification By AWS

     AWS shall indemnify, defend and hold harmless DCS and its Affiliates, and their respective shareholders, partners, members, controlling persons, directors, managers, officers, employees and agents (collectively, the "DCS Indemnitees"), from and against all costs, including reasonable attorneys' fees (whether in a lawsuit between AWS and DCS or otherwise), damages, taxes, liabilities and expenses arising out of or resulting from (or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of) any breach of any representation, warranty, covenant or agreement of AWS or any of its Affiliates made in this Agreement or in any certificate, instrument or document delivered pursuant hereto.

     Section 5.3. Procedures

     In the case of any claim, action or proceeding in respect of which DCS or AWS (as the case may be, the "Indemnifying Party") is obligated hereunder to indemnify any AWS Indemnitee or DCS Indemnitee (as the case may be, the "Indemnified Party"), the Indemnified Party shall give prompt written notice thereof to the Indemnifying Party, which may assume the defense thereof by employment of counsel reasonably satisfactory to the Indemnified Party, no later than ten days after the date of such notice, provided that in no event shall any delay or failure to notify the Indemnifying Party relieve the Indemnifying Party of its obligations under this Article 5. If the Indemnifying Party does not so assume the defense, the Indemnified Party may do so, with all costs and expenses thereof being borne by the Indemnifying Party, and if the Indemnifying Party does assume the defense, the Indemnified Party may, if it so desires, employ counsel at its own expense to assist in the handling of such claim, action or proceeding. The Indemnifying Party may, without the Indemnified Party's consent, settle or compromise any claim, action or proceeding or consent to the entry of any judgment if such settlement, compromise or judgment involves only the payment of money by the Indemnifying Party (which payment is made or adequately provided for at the time of such settlement, compromise or judgment), or provides for unconditional release by the claimant or plaintiff of the Indemnified Party and its Affiliates from all liability in respect of such claim, action or proceeding and does not impose injunctive relief against any of them. If such settlement, compromise or judgment would impose injunctive relief on any Indemnified Party, such settlement, compromise or consent to judgment shall be made only with the Indemnified Party's prior written consent, not to be unreasonably withheld. The Indemnified Party shall provide reasonable assistance to the Indemnifying Party in the defense of the claim, action or proceeding.

                                    ARTICLE 6
                               DISPUTE RESOLUTION

     Section 6.1. Dispute Resolution Procedures

     In the event of any controversy or claim of any nature arising out of or relating to this Agreement or the breach, termination or validity thereof, whether based on contract, tort, statute, fraud, misrepresentation or any other legal or equitable theory, or any subject matter governed by this Agreement (a "Dispute") the parties agree to comply with the dispute resolution procedure set forth in this Article 6.

     Section 6.2. Claims Procedures

     If a party shall have a Dispute, that party shall provide written notification to the other party in accordance with Section 7.6, in the form of a claim identifying the issue or amount disputed and including a detailed reason for the claim. The party against whom the claim is made shall respond in writing to the claim within 15 days from the date of receipt of the claim document.

     Section 6.3. Escalation Procedure

     (a) At the written request of one of the parties, each party shall identify a knowledgeable, responsible representative to meet and negotiate in good faith to resolve the Disputes. The business representatives will meet (either by phone or in person) and attempt to resolve the Dispute within 15 days of receiving the written request.

     (b) If the Dispute is not resolved by the business representatives within 30 days of their first meeting, then the Dispute shall be submitted to binding arbitration pursuant to Section 6.4.

     Section 6.4. Binding Arbitration

     (a) All Disputes that are not resolved pursuant to Section 6.3 shall be resolved solely and exclusively by arbitration to be held in New York, New York, by the CPR Institute for Dispute Resolution ("CPR") in accordance with the provisions of this Section 6.4 and the CPR Rules for Non-Administered Arbitration (the "CPR Rules") to the extent such Rules do not conflict with this paragraph and this Agreement.

     (b) The party commencing arbitration (the "claimant") shall deliver to the other party (the "respondent") a notice of arbitration in accordance with the CPR Rules. The arbitration shall be deemed commenced as to any respondent on the date on which the notice of arbitration is received by the respondent (the date of receipt of notice of arbitration being referred to herein as "Commencement"); provided, that in the case of an arbitration commenced against AWS, notice of arbitration shall not be deemed received unless it references this Agreement and is delivered to General Counsel, AT&T Wireless Services, Inc., 7277 164th Avenue N.E., Redmond, WA 98052, with a copy to any other persons to whom any notices under this Agreement must be delivered. The respondent's notice of defense shall be served upon the claimant within ten days after Commencement.

     (c) The arbitration shall be conducted by a single arbitrator, knowledgeable in the legal and technical aspects of the Dispute, appointed by CPR.

     (d) Discovery shall be limited to the production of documents to be used by each party to prove or defend against the claims and counterclaims alleged in the notices of arbitration and defense and, if depositions are required, each party shall be limited to three depositions of no longer than three hours each. If the arbitrator decides to hold an evidentiary hearing, each party's presentation of its case, including its direct and rebuttal testimony, shall be limited to three days.

     (e) The arbitrator shall issue an order preventing the parties, CPR and any other participants to the arbitration from disclosing to any third party any information obtained via the arbitration, including discovery documents, evidence, testimony and the award except as may be required by law.

     (f) All requests for injunctive relief shall be decided by the arbitrator, provided, however, that requests for temporary injunctive relief may be submitted to a court of competent jurisdiction if the arbitrator has not yet been appointed. The arbitrator shall have the authority to modify any injunctive relief granted by such a court.

     (g) The arbitration award shall: (i) be in writing; (ii) state only the damages and injunctive relief granted, if any; (iii) be made final within 30 days of Commencement; and (iv) be entered by either party in any court having competent jurisdiction provided that the party entering the award shall request that the court prevent the award from becoming publicly available except as may be required by law. The arbitrator shall not limit, expand or otherwise modify the terms of this Agreement, and shall not award punitive or other damages in excess of compensatory damages. The arbitrator shall orally state the reasoning on which the award rests but shall not state such reasoning in any writing.

     (h) Each party shall bear its own expenses, but those related to the compensation of the arbitrator shall be borne equally.

     (i) The parties agree that the existence and contents of the entire arbitration, including the award, shall be deemed a compromise of a dispute under Rule 408 of the Federal Rules of Evidence, shall not be discoverable in any proceeding, shall not be admissible in any court (except for the enforcement thereof) or arbitration and shall not bind or collaterally estop either party with respect to any claim or defense made by any third party.

                                    ARTICLE 7
                                  MISCELLANEOUS

     Section 7.1. Entire Agreement

     This Agreement and the other Transaction Documents, together with any schedules and exhibits hereto and thereto, contain the entire agreement and understanding of the parties relating to the subject matter hereof and supersede all prior negotiations, proposals, offers, agreements and understandings (written or oral) relating to such subject matter.

     Section 7.2. Amendment; Waiver

     Neither this Agreement nor any provision hereof may be amended or modified except in a writing signed by both parties. No failure or delay of any party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce any such right or power, preclude any other further exercise thereof or the exercise of any other right or power. No waiver by any party of any departure by any other party from any provision of this Agreement shall be effective unless the same shall be in a writing signed by the party against which enforcement of such waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

     Section 7.3. Successors and Assigns

     This Agreement shall inure to the benefit of the parties and their respective successors and permitted assigns, and shall be binding upon any transferee of, or successor to, all or any portion of the Systems owned by DCS or its controlled Affiliates. Neither party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party and any purported assignment or delegation without such prior written consent shall be null and void and without force or effect; provided, that AWS may assign its rights and delegate its duties hereunder in whole or in part to any direct or indirect subsidiary of AWS (it being understood and agreed that no such assignment or delegation shall relieve AWS of its obligations hereunder).

     Section 7.4. No Third Party Beneficiaries

     This Agreement is entered into solely for the benefit of the parties and no person other than the parties, their respective successors and permitted assigns, their Affiliates to the extent expressly provided herein, and (to the extent provided in Article 5) the persons entitled to indemnification pursuant to Article 5, may exercise any right or enforce any obligation hereunder.

     Section 7.5. Independent Contractors

     The parties are independent contractors, and this Agreement does not create a partnership or agency relationship between the parties, or any other relationship between the parties except as expressly set forth herein. No party shall have any right or authority to assume, create or incur any liability or obligation, express or implied, in the name or on behalf of the other party.

     Section 7.6. Notices

     All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given or made (i) upon delivery if delivered personally (by courier service or otherwise) or (ii) upon confirmation of dispatch if sent by facsimile transmission (which confirmation shall be sufficient if shown on the journal produced by the facsimile machine used for such transmission), in each case to the addresses set forth below (or such other address as the recipient may specify pursuant to this Section):

     If to AWS:

                           AT&T Wireless Services, Inc.
                           7277 164th Avenue N.E.
                           Redmond, Washington 98052
                           Attention: Mark D. Bradner
                           Facsimile: 425-580-8405

     With a required copy (which shall not constitute notice) to:

                           Friedman Kaplan Seiler & Adelman LLP
                           1633 Broadway, 46th Floor
                           New York, New York 10019
                           Attention: Matthew S. Haiken
                           Facsimile: (212) 833-1250

     If to DCS:

                           Dobson Cellular Systems, Inc.
                           14201 Wireless Way
                           Oklahoma City, OK  73134
                           Attention: Ronald L. Ripley, Senior Corporate Counsel
                           Facsimile: (405) 529-8765

     with a copy (which shall not alone constitute notice) to:

                           Edwards & Angell, LLP
                           2800 Financial Plaza
                           Providence, Rhode Island  02903
                           Attention: David K. Duffell
                           Facsimile: (401) 276-6611

     Section 7.7. Governing Law

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of law.

     Section 7.8. Specific Performance

     The parties acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, in an arbitration or a court of competent jurisdiction, to the extent permitted hereunder, apply for specific performance or injunctive or other relief as such arbitration or court may deem just and proper in order to enforce this Agreement or to prevent violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

     Section 7.9. Remedies Cumulative

     All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall, be cumulative and not alternative, and the exercise or beginning of the exercise of any right, power or remedy thereof by a party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     Section 7.10. Severability

     If any provision of this Agreement shall be held invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall be enforced to the greatest extent permitted by applicable law, so long as the economic and legal substance of this Agreement is not affected in any manner adverse to any party.

     Section 7.11. Counterparts

     This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     Section 7.12. Construction

     Each of the parties hereto acknowledges that it has reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be used in the interpretation of this Agreement or any amendments hereto. The captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require. Unless otherwise specified, (a) the terms "hereof," "herein" and similar terms refer to this Agreement as a whole, (b) references herein to Articles or Sections refer to Articles or Sections of this Agreement and (c) the word "including" means "including without limitation" unless the context requires otherwise.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this GSM Build-Out Agreement (Alaska) as of the date first above written.

                                       AT&T WIRELESS SERVICES, INC.



                                       By
                                          Name:
                                          Title:


                                       DOBSON CELLULAR SYSTEMS, INC.



                                       By
                                          Name:
                                          Title:

                                  Schedule 2.1

                        Dobson GSM Construction Schedule



--------------------------------------------------------------------------------
                        Market                    GSM Launch Date
--------------------------------------------------------------------------------
               Alaska-1 RSA (Fairbanks)                  *
--------------------------------------------------------------------------------
                Alaska-2 RSA (Wasilla)                   *
--------------------------------------------------------------------------------
                Alaska-3 RSA (Juneau)                    *
--------------------------------------------------------------------------------
                  Anchorage, AK MSA                      *
--------------------------------------------------------------------------------

---------------

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

                                  Schedule 2.3

*

---------------

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

                                  Schedule 2.4

                           Core Features and Services

911 - Support for 911 services based on local law enforcement agencies.

AIRLINK ENCRYPTION - Cyphering SGSN enabled.

AIRLINK QUALITY MONITORING - The mobile end station (MES) shall support GPRS standard mobility management features.

AUTHENTICATION - Process that validates the subscriber's identity when the phone is turned on (i.e. registers). The SIM, handset and network perform authentication of the user.

BARRING ALL INCOMING/OUTGOING CALLS (BAIC & BAOC) - Feature initiated by carrier or subscriber that intercepts (i.e. bars) all incoming/outgoing calls to/from the subscriber's mobile. Barred calls receive treatment rather than going to voice mail. Subscribers with BAIC feature will not receive/place calls while on the AWS network or while roaming on other networks. Emergency and customer care calls are allowed.

BARRING/ALLOWING OUTGOING INTERNATIONAL CALLS (BOIC) - Feature initiated by AWS that intercepts (i.e. bars) outgoing international calls placed from the subscriber's mobile. Subscribers with the BOIC feature will not be able to originate calls on the AWS network or while roaming on another network.

CALL DELIVERY - Feature that permits subscriber to receive incoming calls while in home market or while roaming in other networks.

CALL FORWARDING -Feature that allows subscribers to forward unconditionally calls to any number defined by the subscriber that falls within the pre-defined rules (e.g. no call forwarding to 800, 900, international, etc.).

CALL FORWARDING UNCONDITIONAL - Calls are forwarded immediately when the mobile subscriber's number is dialed.

CALL ORIGINATION - Feature that permits subscriber to make a call depending on the subscriber's call category while in home market or while roaming in other networks.

CALL WAITING - Feature that informs the subscriber of an incoming call and allows the subscriber to toggle between the initial and incoming call.

CALLING NUMBER ID PRESENTATION (CNIP) - Feature that allows the originating caller to present its Caller ID on a per call basis using *82. This feature is only applicable to subscribers who have requested their Caller ID to be blocked for all calls.

CALLING NUMBER ID RESTRICT (CNIR) - Feature that allows the originating caller to block its Caller ID on a per call basis using *67. CAMEL - Support future dialed triggers and VLR triggers using CAMEL technology.

CLOSED USER GROUP (CUG)/- Feature that allows subscribers in the same CUG to dial each other using private numbering plans such as office extensions (e.g. four digit dialing from wireless phone).

PRIVATE NUMBERING PLAN (PNP) A service tailored for enterprise customers that allows abbreviated dialing (ex. 4-digit) to reach home office extensions.

DATA SUPPORT - our subscribers roaming while using data services will be routed back to AWS' SGSN. Some examples of features supported via this arrangement include:

     o Native Internet Behavior for Mobile - same internet behavior as on-net experience

     o WCO Frame Relay - VPN service and equipment will offer secure connection through the foreign network to private third party sites

     o Layer 2 Connection to Enterprises - VPN service and equipment will offer secure connection through the foreign network to private third party sites or RIM Blackberry type services

     o Public Address Space for Mobiles - MES roaming on a foreign network shall have publicly addressable IP addresses

DIRECTORY ASSISTANCE AND CALL COMPLETION (DACC) - Feature that allows a subscriber to utilize nationally consistent dialing patterns to reach a directory assistance call center (i.e. "411", "NPA-555-1212", "00") to request a listed local or long distance number and have the call automatically completed to the requested number. Call completion should be offered to all customers other than toll restrict customers.

DISCONTINUOUS TRANSMISSION (DTX) - Feature that allows the mobile device to transmit only when voice activity is present, significantly extending the talk time of mobiles (up to 65%) and overall system quality. DTX will be provided in both the network and the handset. DTX is part of the network software load and is "on" at all times.

FLEXIBLE ALERTING - Uses Pilot Dialing number, to ring multiple handsets simultaneously or ring a series of handsets sequentially. +

GPRS TRANSPORT 1-4 SLOTS - Feature that allows subscribers with capable handsets or devices to set up a wireless data session using up to 4 timeslots at a time. Each timeslot provides 14 Kb/s data throughput rate.

INTERNATIONAL + CODE DIALING - Also known as International Access Code, is the number defined for the serving country that must be dialed prior to the country code and destination number. Since the international access code is different for every country, the GSM standard has defined the + dialed character to mean the serving system's international access code. In the U.S. this would be 011.

INTERNATIONAL DIRECT DIALING (IDD) - Feature that allows subscribers to direct dial international numbers.

MESSAGE WAITING INDICATOR(MWI) - Indicates a received message on the terminal. MWI will indicate for text and voice mail messages.

MULTI-PARTY SERVICE (3-WAY & 6-WAY CALLING) - Feature that allows the mobile subscriber to create a call with additional parties (i.e. conference call). The number of parties that can be included in the call is limited to six. The mobile subscriber that invokes this service can selectively remove parties from the call through their phone.

NETWORK PERFORMANCE MONITORING - The foreign network shall be monitored for throughput performance by the operator.

OVER THE AIR PROGRAMMING (OAP) - Service that is used periodically to send PLMN updates (i.e. roaming carrier information) and other data (i.e. dynamic IP address, MSISDN, voice mail access number) to customer's devices.

PERSONAL ACCOUNT OPTION - Ability to have two numbers on one handset. +

SHORT MESSAGING SERVICE (SMS) - Feature that allows subscribers to send (i.e. mobile originate) and receive (i.e. mobile terminate) text messages.

SINGLE NUMBER HOTLINE - Feature that allows subscribers to call a single number only (like 911 or 611 customer care). +

STANDARD DIALING - Feature that supports #, +, ten digit and seven digit dialing as required, blocking 900 numbers.

SUBSCRIBER IDENTIFIER - Subscriber ID is the numeric ID used in the network and billing system to uniquely identify the subscriber. The IMSI is the subscriber ID used for the GSM networks and is composed of three parts:

         Mobile Country code (MCC) = 3 digits
         Mobile Network code (MNC) = 2/3 digits
         Mobile Subscriber ID / Number (MSIN) = up to 10 digits

TOLL RESTRICT - Feature that allows AWS to restrict subscriber access to local service only. +

v.42 COMPRESSIONS - Data compression in the network allows faster download speeds to the terminal.

VOICE MAIL - Feature that allows a caller to leave a recorded message for a subscriber when they do not answer their phone.

VOICE MAIL SUPPORT WHILE ROAMING - Feature that allows for efficient routing to voice mail from the mobile's home MSC rather than the serving MSC when roaming.

VOICE PRIVACY - Feature in the network and handsets to enable increased voice security through encryption of the voice channel over the air.

----------------

+    Desired feature is currently Nortel proprietary

                                                                       EXHIBIT H

                     Roaming Agreement for GSM/GPRS (Alaska)


                                     between

                          AT&T Wireless Services, Inc.
                   having its principal place of business at:

                     7277 164th Avenue NE, Redmond, WA 98052
                       (hereinafter referred to as "AWS")

                                       and

                          Dobson Cellular Systems, Inc.
                   having its principal place of business at:

                   14201 Wireless Way, Oklahoma City, OK 73134
                       (hereinafter referred to as "DCS")

The above-mentioned Parties agree to establish Roaming between each other, by operating GSM 1900 MHz digital cellular telecommunications service on the terms and conditions as stated below.

In this GSM/GPRS Roaming Agreement is included the General Terms and Conditions for GSM Roaming and the Annexes (GSM Association Permanent Reference Documents AA.13 and AA.14).

     All references to GSM should read "GSM 800/900 and/or GSM 1800/1900"

The term "Agreement" used throughout the General Terms and Conditions for GSM Roaming shall mean this Roaming Agreement for GSM/GPRS (Alaska) and the General Terms and Conditions for GSM Roaming as defined above.

In case of additional requirements, exceptions and/or contradictions between the Agreement and any Technical Specifications or GSM Association Permanent Reference Documents, the provisions of the Agreement shall prevail.

All notices, information and communication required under the Agreement shall be given as described in Annex C.1: Agreement Management Principles.

The targeted starting date for commercial Roaming in respect of the Agreement shall be agreed upon by both Parties. However, both Parties have to confirm the actual commercial starting date for Roaming (the "Starting Date") in written form after successful substantial completion of all necessary test procedures.



---------------------------------------- ---------------------------------------

AT&T Wireless Services, Inc.             Dobson Cellular Systems, Inc.


                                         Having its principal place of business:
Having its principal place of business:  14201 Wireless Way, Oklahoma City, OK
7277 164th Avenue NE, Redmond WA 98052   73134

                                         By: ___________________________________
By:_________________________________
Mr. Robert Stokes
Senior Vice President
Acquisitions and Business Development

                                         Date: _________________________________
Date: ________________________________
---------------------------------------- ---------------------------------------

Table of Contents
Section                                                           Page
-------                                                           ----
Roaming Agreement for GSM                                           1
1.       Parties                                                    4
2.       Introduction                                               4
3.       Definitions                                                4
4.       Annexes                                                    5
5.       Scope of the Agreement                                     6
6.       Implementation of the network and services                 6
7.       Modifications                                              6
8.       Charging, Billing and Accounting                           7
9.       Customer Care                                              8
10.      Confidentiality                                            8
11.      Data Privacy                                               8
12.      Fraud Prevention                                           9
13.      Liability of the Parties                                   9
14.      Suspension of Services                                     9
15.      Force Majeure                                             11
16.      Duration of the Agreement                                 11
17.      Termination of the Agreement                              11
18.      Changes to the Agreement, Annexes and Addenda             12
19.      Miscellaneous                                             11
20.      Choice of Law                                             12
21.      Dispute Resolution & Arbitration                          12
OVERVIEW OF THE ANNEX STRUCTURE                                    15
Individual annexes:                                                16

1.   Parties

     General Terms and Conditions for GSM Roaming apply for the Parties who have signed the Roaming Agreement

2.   Introduction

2.1 The Parties have expressed their wish to make a bilateral agreement for the establishment of Roaming Services between their GSM/GPRS networks and it is therefore agreed as follows:

3.   Definitions

     For the purpose of the Agreement the following terms shall have the meanings set forth in their respective definitions, unless a different meaning is called for in the context of another provision in the Agreement:

3.1 "Date of the Agreement" shall mean the date as of which both Parties have signed the Agreement by their duly authorized representatives.

3.2 "Roaming Subscriber" shall mean a person or entity with valid subscription for use issued by one of the Parties and using a GSM SIM (Subscriber Identity Module) and/or a GSM USIM (Universal Subscriber Identity Module) who seeks GSM service(s) in a geographic area outside the area served by its HPMN Operator.

3.3 "Technical Specifications" shall mean the technical specifications defined and adopted by 3GPP (Third Generation Partnership Project), including the ETSI technical specifications defined and adopted by 3GPP.

3.4 "GSM Association Plenary" shall mean the group of appointed representatives of the Signatories of the GSM Association.

3.5 "GSM Association Permanent Reference Documents" shall mean the documents that are established, recognized and classified as binding by the GSM Association Plenary.

3.6 "HPMN Operator" shall mean a Party who is providing Services to its subscribers in a geographic area where it holds a license or has a right to establish and operate a GSM network.

3.7 "VPMN Operator" shall mean a Party who allows Roaming Subscribers to use its GSM network(s).

3.8       "PMN Operator" shall mean a Public Mobile Network Operator.

3.9 "Memorandum of Understanding of GSM Association" shall mean the agreement signed by the Network Operators and/or Authorities on 7th September 1987 and the Addendum to the Memorandum of Understanding dated 24th September 1991.

3.10 "Roaming" shall mean use of the network of the VPMN Operator by the subscribers of the HPMN Operator, which shall include GSM Roaming and GPRS Roaming.

3.11 "TAP" shall mean Transferred Account Procedure as defined and described in GSM Association Permanent Reference Documents.

3.12 "Services" shall mean the services for GSM Roaming as agreed upon by the Parties in AA.14 and may include:

3.12.1 Circuit Switched based services, hereinafter called "CS" as specified in AA.14, Annex 1.2, article I.2.1; and/or

3.12.2 Packet Switched based services, hereinafter called "GPRS" as specified in AA.14, Annex 1.2, article I.2.2

3.13      An "Affiliated Company" of a Party means any other legal entity

          o         directly or indirectly owning or controlling the Party, or

          o under the direct or indirect ownership or control of the same legal entity directly or indirectly owning or controlling the Party, or

          o         directly or indirectly owned or controlled by the Party,

          for so long as such ownership or control lasts.

          Ownership or control shall exist through the direct or indirect ownership of more than 50% of the nominal value of the issued equity share capital or of more than 50% of the shares entitling the holders to vote for the election of directors or persons performing similar functions.

3.14 "GPRS Roaming" shall mean General Packet Radio Service Roaming, providing packet mode transmission between PMN's and interworking with external networks. GPRS Roaming allows the service subscriber to send and receive data in an end-to-end packet transfer mode, without utilizing network resources in circuit switched mode, outside of their HPMN.

3.15 "GSM Roaming" shall mean GSM Roaming which means providing circuit mode and packet mode transmission between PMN's. GSM Roaming allows the service subscriber to send and receive data in an end-to-end packet transfer mode outside their HPMN and also make circuit switched connections, such as voice calls.

3.16 "Session" shall mean the time between PDP Context Activation until PDP Context deactivation.

3.17 "Party" means a signatory hereto and/or Affiliated Company of a signatory hereto.

3.18 "Exchange Agreement" means the Asset Exchange Agreement, dated as of December __, 2002, between the Parties.

3.19 "Build-Out Agreement" means the GSM Build-Out Agreement (Alaska) of even date herewith between the Parties.

4.   Annexes

     The Annexes are divided as set out in the Overview of the Annex Structure, in Common Annexes and in 2 sets of individual Annexes; one set for each operator.

5.   Scope of the Agreement

5.1 In respect of and subject to their licenses or rights and other national binding regulations to establish and operate GSM networks, the Parties to the Agreement agree to establish Roaming between DCS's GSM/GPRS network(s) in Alaska and AWS's GSM/GPRS networks in the United States in accordance with relevant Technical Specifications and GSM Association Permanent Reference Documents, including all the commercial aspects, as defined in the Annexes hereto or as may be amended from time to time.

5.2 So long as no material breach by DCS of the Build-Out Agreement has occurred and is continuing, AWS, in its capacity as a HPMN Operator, shall cause substantially all of its Roaming Subscribers, when Roaming in the State of Alaska, to normally seek Services as Roaming Subscribers from DCS prior to seeking Services from any other carrier. Any nationwide GSM/GPRS Roaming agreement between AWS and DCS, as contemplated by Section 8.1.1 shall, with respect to the State of Alaska, contain an obligation of AWS substantially similar to the obligation of AWS set forth in the preceding sentence of this Section
          5.2. AWS represents and warrants that each GSM/GPRS Roaming agreement to which it or a controlled Affiliate is a party that is in existence on the date hereof does not prohibit AWS from granting DCS Roaming preference on DCS's GSM/GPRS networks in the State of Alaska.

5.3 Additional requirements and exceptions to the Technical Specifications and GSM Association Permanent Reference Documents, as agreed between the Parties, are detailed in the Annexes to the Agreement or as may be amended from time to time.

6.   Implementation of the network and services

6.1       Network Implementation

          The Parties agree to comply with the relevant requirements and procedures of the GSM Association Permanent Reference Documents agreed by the GSM Association from time to time and as amended by the GSM Association from time to time.

6.2       Services

6.2.1 The Services provided by each Party are defined in Annex I.2 as may be amended from time to time.

6.2.2 The Services made available to individual Roaming Subscribers shall only be those for which the Roaming Subscribers have valid subscriptions in their HPMN.

6.2.3 Both Parties agree that their subscribers, while Roaming, may experience conditions of service different from the conditions in their HPMN.

7.   Modifications

7.1 Nothing in this Agreement shall limit either Party's right to implement new Services or change its existing Services as it sees fit. Each Party agrees to use its best efforts to give the other Party at least four (4) weeks written notice of any major change which has an impact on Roaming.

7.2 Following such notice of change both Parties agree to discuss the impact of any such change for Roaming Subscribers, including Roaming Subscribers' access to these Services, and the necessary actions to be performed, e.g. testing or administrative activities

8.   Charging, Billing and Accounting

8.1       Charging and tariffs

8.1.1 Both Parties agree that when a Roaming Subscriber uses the Services of the VPMN Operator, the Roaming Subscriber's HPMN Operator shall be responsible for payment of charges for the Services so used in accordance with the tariffs of the VPMN Operator stated in Annex
          I.3.1. Notwithstanding the foregoing, the Parties agree that:

          For the duration of this Agreement, and not subject to change pursuant to Article 8.1.3 below, the VPMN Operator tariffs for domestic GSM and GPRS Roaming shall be the following: *

          ----------------------------------------------------------------------
                             GSM Airtime Rates per MOU   GPRS Rates per Kilobyte
          ----------------------------------------------------------------------
            Period               DCS          AWS as VPMN  Reciprocal GPRS Rates
                            as VPMN- GSM         - GSM
          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

The rates in the above table will become effective at the beginning of the first clearinghouse Roaming cycle following the Closing Date under the Exchange Agreement (for example, if the Closing Date is February 2, 2003, then the rates in the above table would become effective on February 16, 2003); provided, however that the "Year 1" GPRS Roaming rate will become effective on the date on which DCS commercially launches its GSM network.

With respect to the GPRS Roaming rate, on or before the expiration of Year 1, AWS and DCS shall agree upon the rate to be applicable in Year 2 and each successive year.

If AWS and DCS enter into a nationwide GSM/GPRS Roaming agreement and such agreement includes the Roaming preference language set forth in Article 5.2 and the reduced Roaming tariffs described below in this paragraph, then such nationwide GSM/GPRS Roaming agreement will supersede this Agreement in all respects. The nationwide GSM/GPRS Roaming agreement will contain a provision that, for a period of five years from the Closing Date under the Exchange Agreement, the GSM Roaming rate DCS pays for its customers in the Alaska Markets who Roam on AWS's GSM/GPRS network will be *

AWS and Dobson agree to work together in good faith to implement the rate differential set forth in the above table and in the preceding paragraph, provided that the parties will not be obligated to implement such rate differential in the event it is not technologically feasible or is unreasonably costly.

The "AWS GSM Average Roaming Rate" is the *

8.1.2 However, the HPMN Operator shall not be liable for the payment of charges for chargeable Services provided by the VPMN Operator without Subscriber Identity Authentication as defined in GSM Association Permanent Reference Documents, except to the extent that the HPMN Operator actually recovers all charges due in relation to the Roaming Subscriber. In the case of re-authentication malfunction, procedures are further detailed in Annex I.5.2.

8.1.3 Notwithstanding Article 18.1 either Party shall have the right to vary its tariff stated in the Annex I.3.1 or subsequent variation thereof, other than those set forth in 8.1.1 above. In the case of scheduled changes (as described in BA.27) a Party shall give 60 days written notice of any variation to its tariff and the new change shall take effect on the first day of the month following the expiration of the 60 day notice period. In the case of unscheduled changes (as described in BA.27) a Party shall use all reasonable endeavours to give adequate notice of such changes and the new change shall take effect on the first day following the expiration of the notice period given. Any variation in the tariff shall be deemed to be incorporated into the Agreement.

8.2       Implementation of TAP

          The implementation of TAP shall be done according to the GSM Association Permanent Reference Documents and the provisions set out in the Annex C.3.1.

8.3       Billing and Accounting

          The implementation of billing and accounting shall be done according to the GSM Association Permanent Reference Documents and the provisions set out in Annex C.3.2 as amended from time to time or where there is a differing accounting practice or regulations in the U.S., the U.S. practice or regulations shall prevail.

9.   Customer Care

     The responsibilities of each Party concerning Customer Care are described in Annex C.4.

10.  Confidentiality

10.1 The Parties agree that all aspects of the contents of the Agreement shall be treated as confidential and that no information in respect of the content of the Agreement shall be disclosed without the prior written consent of both of the Parties except as necessary to implement the Agreement and inform customers.

10.2 The Parties hereby agree to treat all information exchanged between them (hereinafter referred to as "Information") in connection with the Agreement as confidential and agree not to disclose such Information in any manner whatsoever, in whole or in part except as provided in this Article 10. The other Party shall not use any Information other than in connection with the discussions between them and any transactions resulting therefrom, or for the borrowing of funds or obtaining of insurance, in which case the disclosing Party shall cause the lenders or insurance companies to undersign a confidentiality undertaking which has the equivalent content as this Article 10 before receiving the Information. Each Party shall be liable in accordance with Article 13 to the other Party in respect of any unauthorized disclosure of Information made by the lender or by the insurance company to whom it has disclosed Information.

10.3 The Parties will disclose Information only to their directors, employees, professional advisers and agents who need to know such Information for the purposes of providing Roaming Services and any transaction resulting therefrom, or for the borrowing of funds or obtaining of insurance and who are informed of the confidential nature of such Information.

10.4 In addition to the above, Information may be transmitted to Governmental, judicial or regulatory Authorities, as may be required by any Governmental, judicial or regulatory Authority, provided, that the Party transmitting such Information gives the other Party reasonable notice and opportunity to seek confidential treatment of such Information by any such Authority.

10.5 For the purposes of the Agreement, Information shall not be considered to be confidential if such Information is:

          a) in or passed into the public domain other than by breach of this Article; or

          b) known to a receiving Party prior to the disclosure by a disclosing Party; or

          c) disclosed to a receiving Party without restriction by a third party having the full right to disclose; or

          d) independently developed by a receiving Party to whom no disclosure of confidential Information relevant to such Information has been made.

10.6 Article 10 shall survive the termination of the Agreement for a period of ten (10) years.

11.  Data Privacy

11.1 Each Party's obligations hereunder to transfer information to the other Party shall not apply to the extent that a Party is prohibited from doing so by applicable regulations and laws applicable to Roaming and/or data protection.

11.2 The Parties confirm that they shall comply with applicable Data Privacy Regulations/Laws. Further Details of Data Privacy aspects are given in Annexes C.6. and I.6

12.  Fraud Prevention

     The Parties shall co-operate in good faith regarding the procedures concerning fraudulent or unauthorised use by Roaming Subscribers. Details of Fraud Prevention procedures are given in Annex C.7.

13.  Liability of the Parties

13.1 In no event shall either Party be liable for any consequential damage or loss of whatsoever nature, including but not limited to, loss of profit or loss of business.

14.  Suspension of Services

14.1 Suspension of Services to individual Roaming Subscribers or all Roaming Subscribers

          Notwithstanding anything in the Agreement to the contrary, the VPMN Operator may without liability suspend or terminate all or any of its Services to Roaming Subscriber(s) in circumstances where it would suspend or terminate those Services to its own subscribers, including but not limited to:

          a) subscribers using equipment which is defective or illegal;

          b) subscribers causing any technical or other problems on the VPMN Operator's network;

          c) suspected fraudulent or unauthorised use;

          d) authentication of the subscription not being possible; or

          e) maintenance or enhancement of the network.

14.2      Suspension of Services to all Roaming Subscribers by VPMN Operator

          In case of a proposed suspension of Services to all Roaming Subscribers, the VPMN Operator shall use its best efforts to give four
          (4) weeks written notice to the other Party prior to the suspension taking effect. If the suspension continues for more than six (6) months, the other Party shall have the right to terminate the Agreement by written notice.

14.3      Suspension of Services to all Roaming Subscribers by HPMN Operator

          The HPMN Operator has the right at any time, without discriminating among operators and without liability, by giving reasoned written notice to the VPMN Operator, to suspend access to the VPMN Services for its own subscribers Roaming in the VPMN, or if it is technically more practicable, to require that the VPMN Operator takes actions to suspend all of its Services to Roaming Subscribers of the HPMN Operator. The VPMN Operator shall use its best efforts to comply with such requirement within five (5) working days after receipt of the notice.

          The suspension shall be removed as soon as the reason for the suspension has been overcome by the VPMN Operator to the reasonable satisfaction of the HPMN Operator.

15.  Force Majeure

15.1 Non-performance of either Party's obligations pursuant to the Agreement or delay in performing same shall not constitute a breach of the Agreement if to the extent, and for as long as, it is due to a force majeure event, including, but not being limited to, governmental action, or requirement of regulatory authority, lockouts, strikes, shortage of transportation, war, rebellion or other military action, fire, flood, natural catastrophes, or any other unforeseeable obstacles that a Party is not able to overcome with reasonable efforts, or non-performance of obligations by a sub-contractor to a Party pursuant to any of the aforementioned reasons. The Party prevented from fulfilling its obligations shall on becoming aware of such event inform the other Party in writing of such force majeure event as soon as possible. If the force majeure event continues for more than six (6) months, either Party shall have the right to terminate the Agreement with immediate effect by written notice.

15.2 If the affected Party fails to inform the other Party of the occurrence of a force majeure event in accordance with Article 15.1 above, then such Party thereafter shall not be entitled to refer to such event as force majeure as a reason for non-fulfilment, to the extent such Party is disadvantaged by such delay. This obligation does not apply if the force majeure event is known by both Parties or the affected Party is unable to inform the other Party due to the force majeure event.

16.  Duration of the Agreement

          The initial term of this Agreement shall expire on the tenth (10th) anniversary of the Starting Date. Unless either party provides the other with no less than ninety (90) days notice prior to the expiration of the initial term, the Agreement shall continue on a month-to-month basis, subject to termination by either party on ninety
          (90) days notice

17.  Termination of the Agreement

17.1 In addition to the conditions of Article 16, the Agreement may be terminated as follows:

          a) by mutual agreement of the Parties; or

          b) by one of the Parties, with immediate effect, when the other party is in material breach of the Agreement and does not remedy, or is not capable of remedying, such breach within thirty (30) days of receipt of a written notice to such effect; or

          c) by AWS with immediate effect if DCS no longer owns or operates the Alaska Markets or assigns this Agreement in contravention of Article 19.1;

          d) by one of the Parties, with immediate effect, if the other Party becomes bankrupt or insolvent or if that other Party enters into any composition or arrangement with its creditors and that other Party is not able to ensure performance of its obligations under the Agreement by a guarantee from a first class bank, payable on first written demand; or

          e) by written notice of either Party to the other in the event that Roaming becomes technically or commercially impracticable on either Party's network and the provisions set out in Article 14 are not sufficient to solve the problem or if an unacceptable level of unauthorized use occurs and the other Party is not capable of remedying such unauthorized use within sixty (60) days of receipt of a written notice to such effect; or

          f) subject to Article 19.1 by one of the Parties, with immediate effect, in the event a final order by the relevant governmental authority revoking or denying renewal of the GSM license(s) or permission to operate a GSM network(s) granted to the other Party, or any other license necessary to operate the GSM Services, takes effect.

18.  Changes to the Agreement, Annexes and Addenda

18.1 Any amendments and/or additions to the Agreement and/or Annexes and/or Addenda shall be valid only if made in writing and signed by duly authorized representatives of both Parties hereto.

18.2 It is also recognised by the Parties that it may be appropriate to seek changes to the Agreement in the light of experience and development in the GSM Association and the establishment of Roaming between the Parties. Accordingly, in such event the Parties shall enter into good faith discussions with a view to agreeing mutually acceptable modifications to the Agreement.

19.  Miscellaneous

19.1      Successors and Assigns

          The Agreement and the rights and obligations specified herein shall be binding upon the Parties hereto and their respective legal successors and permitted assigns, and neither Party shall sell, transfer or assign the Agreement or any part, interest, right or obligation hereunder, except that a Party shall have the right to transfer or assign the Agreement in whole (but not in part) to an Affiliated Company who is also the Signatory to the GSM Association provided that such assignee expressly assumes, by written instrument approved by the Parties, all of the obligations of such Party hereunder and thereby becomes a Party hereunder, it being understood that such assignment shall not release the assigning Party of its obligations under Article 10 of this Agreement. No person other than a Party to the Agreement shall acquire any rights hereunder as a third-party beneficiary or otherwise by virtue of the Agreement.

19.2      Headings

          The headings of the Agreement are for the convenience of reference only and shall in no way limit or affect the meaning or interpretation of the provisions of the Agreement.

19.3      No waiver

          Failure by any Party at any time or times to require performance of any provisions of the Agreement shall in no manner affect its rights to enforce the same, and the waiver by any Party of any breach of any provisions of the Agreement shall not be construed to be a waiver by such Party of any succeeding breach of such provision or waiver by such Party of any breach of any other provision hereof.

19.4      Provisions severable

          If any part of the Agreement is held to be invalid or unenforceable, such determination shall not invalidate any other provision of the Agreement; and the Parties shall attempt, through negotiations in good faith, to replace any part of the Agreement so held to be invalid or unenforceable. The failure of the Parties to agree on such replacement shall not affect the validity of the remaining parts of the Agreement.

20.  Choice of Law

     The Agreement and any matters relating hereto shall be governed by and construed in accordance with the internal laws of the State of New York.

21.  Dispute Resolution & Arbitration

21.1 The parties shall use and strictly adhere to the following dispute resolution processes, except as otherwise expressly provided in this
          Section 21.1, to resolve any and all disputes, controversies or claims, whether based on contract, tort, statute, fraud, misrepresentation or any other legal or equitable theory (hereinafter, "Dispute(s)"), arising out of or relating to this Agreement (and any prior agreement this Agreement supersedes), including without limitation, its making, termination, non-renewal, its alleged breach and the subject matter of this Agreement:

21.2 The parties shall first attempt to settle each Dispute through good faith negotiations. The aggrieved party shall initiate such negotiations by giving the other party written notice of the existence and nature of the Dispute. The other party shall in writing to the aggrieved party acknowledge such notice of Dispute within ten (10) business days. Such acknowledgement may also set forth any Dispute that the acknowledging party desires to have resolved in accordance with this Section.

21.3 Thereafter, if any Dispute is not resolved by the parties through negotiation within thirty (30) calendar days of the date of the notice of acknowledgement, either party may terminate informal negotiations with respect to that Dispute and request that the Dispute be submitted to non-binding mediation. Any mediation of a Dispute under this Section shall be conducted by the CPR Institute for Dispute Resolution ("CPR") in accordance with the then current CPR "Model Mediation Procedure for Business Disputes" ("Model Procedures") and the procedures specified in this Section to the extent that they conflict with, modify or add to such Model Procedures. Any demand for initiation of mediation of a Dispute must be given in writing to both the other party involved and to the CPR and must set forth the nature of the Dispute. Each party to the mediation shall bear its own expenses with respect to mediation and the parties shall share equally the fees and expenses of the CPR and the mediator. The failure by a party to timely pay its share of the mediation fees and expenses of the CPR and the mediator shall be a bar to arbitration under Section
          21.4 of that party's Dispute(s). Any mediation under this Section shall be conducted within the State of New York at a site selected by the mediator that is reasonably convenient to the parties. Each party shall be represented in the mediation by representatives having final settlement authority with respect to the Dispute(s). All information and documents disclosed in mediation by any party shall remain private and confidential to the disclosing party and may not be disclosed by any party outside the mediation. No privilege or right with respect to any information or document disclosed in mediation shall be waived or lost by such disclosure.

21.4 Any dispute not finally resolved after negotiation and mediation in accordance with Sections 21.2 and 21.3 shall, upon the written demand of any involved party delivered to the other party and the CPR, be finally resolved through binding arbitration in accordance with the then current CPR "Non-Administered Arbitration Rules" ("Arbitration Rules") and the procedures specified in this Section to the extent that they conflict with, modify or add to such Arbitration Rules. Any Dispute of any other party not finally resolved after negotiation and mediation pursuant to Sections 21.2 and 21.3 may be made a part of the arbitration demanded by another party, provided that the written notice of demand for arbitration of that Dispute is received by the CPR before selection of an arbitrator by the CPR. Any demand for arbitration of a Dispute received by the CPR after the selection of the arbitrator must be resolved through a separate arbitration proceeding in accordance with the Section. Each party shall bear its own expenses with respect to arbitration and the parties shall share equally the fees and expenses of the CPR and the arbitrator. Unless otherwise mutually agreed by the parties in writing, the arbitration shall be conducted by one (1) neutral arbitrator. The arbitration shall be conducted in the State of New York at a site selected by the arbitrator that is reasonably convenient to the parties. The arbitrator shall be bound by and strictly enforce the terms of the Agreement and may not limit, expand, or otherwise modify the terms of this Agreement. The arbitrator shall make a good faith effort to apply applicable law, but an arbitration decision and award shall not be subject to review because of errors of law. The arbitrator shall have the sole authority to resolve issues of the arbitrability of any Dispute, including the applicability or running of any statute of limitation. The arbitrator shall not have power to award damages in connection with any Dispute in excess of actual compensatory damages or to award punitive damages and each party irrevocably waives any claim thereto. The arbitrator shall not have the power to order pre-hearing discovery of documents or the taking of depositions. The arbitrator may compel, to the extent provided by the FAA (as hereinafter defined), attendance of witnesses and the production of documents at the hearing. The arbitrator's decision and award shall be made and delivered to the parties within six (6) months of selection of the arbitrator by the CPR and judgment on the award by the arbitrator may be entered by any court having jurisdiction thereof.

21.5 This Section shall be interpreted, governed by and enforced in accordance with the United States Arbitration Act, 9 U.S.C. Sections 1-14 (the "Federal Arbitration Act" or "FAA"). The laws of the State of New York, except those pertaining to choice of law, arbitration of disputes and those pertaining to the tie limits for bringing an action that conflict with the terms of this Dispute resolution provision, shall govern all other substantive matters pertaining to the interpretation and enforcement of the other terms of this Agreement with respect to any Dispute. Any party to a Dispute, which is the subject of a notice initiating the Dispute resolution procedures under this Section, may seek a temporary injunction in any state or federal court of competent jurisdiction to the limited extent necessary to preserve the status quo during the pendency of final resolution of a Dispute in accordance with this Section. If court proceedings to stay litigation of a Dispute or compel arbitration of a Dispute are necessary, the party who unsuccessfully opposes such proceedings shall pay all associated costs, expenses, and attorneys' fees that the other party reasonably incurs in connection with such court proceedings. An order to pay such costs, expenses and attorney fees shall become part of any decision and award of the arbitrator of the Dispute. An arbitrator appointed pursuant to Section 21.4 to resolve a Dispute may also issue such injunctive orders and shall have the power to modify or dissolve the injunctive order of any court to the extent it pertains to the Dispute which the arbitrator has been selected to finally resolve. The parties, their representatives, other participants, and the mediator and arbitrator shall hold the existence, content and result of the mediation and arbitration of a Dispute in confidence except to the limited extent necessary to enforce a final settlement agreement or to obtain and secure enforcement of or a judgment on an arbitration decision and award.

21.6 The statute(s) of limitation applicable to any Dispute shall be tolled upon initiation of the Dispute resolution procedures under this Section and shall remain tolled until the Dispute is resolved by mediation or arbitration under this Section. Tolling shall cease if the aggrieved party with a Dispute does not initiate mediation within sixty (60) calendar days after good faith negotiations are terminated by any party and, after mediation of a Dispute, if the aggrieved party with a Dispute does not initiate a demand for arbitration within sixty
          (60) calendar days after mediation is terminated. However, any Dispute is forever barred that has not expressly been made the subject of the written notice required under Section 21.2 above hereafter within have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute in the Southern District of New York and New York County. Each of the Parties hereby agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Parties hereby consents to process being served by any party to this Agreement in any actions by the transmittal of a copy thereof to such Party at the address listed on the first page of this Agreement.

OVERVIEW OF THE ANNEX STRUCTURE

Common annexes:

-----------------------------------------------------------------------------
Annex no.          Annex name
-----------------------------------------------------------------------------
ANNEX C.1          Agreement Management Principles
-----------------------------------------------------------------------------
ANNEX C.2          Services
-----------------------------------------------------------------------------
ANNEX C.3          Billing and Accounting
-----------------------------------------------------------------------------
    ANNEX C.3.1    Information on Billing Data
-----------------------------------------------------------------------------
    ANNEX C.3.2    Settlement Procedure
-----------------------------------------------------------------------------
ANNEX C.4          Customer Care Principles
-----------------------------------------------------------------------------
ANNEX C.5          Technical Aspects
-----------------------------------------------------------------------------
    ANNEX C.5.1    Testing
-----------------------------------------------------------------------------
    ANNEX C.5.2    Security
-----------------------------------------------------------------------------
    ANNEX C.5.3    Information on Signalling Interconnection and/or IP
                   Connectivity
-----------------------------------------------------------------------------
ANNEX C.6          Data Privacy, General Principles
-----------------------------------------------------------------------------
ANNEX C.7          Fraud Prevention Procedures
-----------------------------------------------------------------------------
ANNEX C.8 ...      Additional annexes (optional)
-----------------------------------------------------------------------------

Individual annexes:
-------------------------------------------------------------------------------------------------------------
                       AWS                                                   DCS
-------------------------------------------------------------------------------------------------------------
Annex I         Annex name                         Annex I        Annex name
Section no.:                                       Section no.:
-------------------------------------------------------------------------------------------------------------
0               REVISION SHEET                     0              REVISION SHEET
-------------------------------------------------------------------------------------------------------------
1               AGREEMENT MANAGEMENT PRINCIPLES    1              AGREEMENT MANAGEMENT PRINCIPLES
-------------------------------------------------------------------------------------------------------------
1.1             Contact Points for Agreement       1.1            Contact Points for Agreement Management
                Management
-------------------------------------------------------------------------------------------------------------
2               SERVICES                           2              SERVICES
-------------------------------------------------------------------------------------------------------------
2.1             GSM services and GPRS PS           2.1            GSM services and GPRS PS Capabilities
                Capabilities provided for Roaming                 provided for Roaming Subscribers
                Subscribers
-------------------------------------------------------------------------------------------------------------
2.2             Additional Services provided for   2.2            Additional Services provided for Roaming
                Roaming Subscribers                               Subscribers
-------------------------------------------------------------------------------------------------------------
2.3             SMS Interworking Services          2.3            SMS Interworking Services
-------------------------------------------------------------------------------------------------------------
2.4             GPRS PS Services and Applications  2.4            GPRS PS Services and Applications
-------------------------------------------------------------------------------------------------------------
3               BILLING AND ACCOUNTING             3              BILLING AND ACCOUNTING
-------------------------------------------------------------------------------------------------------------
3.1             GSM  Roaming Tariffs               3.1            GSM  Roaming Tariffs
-------------------------------------------------------------------------------------------------------------
3.3             Mailing list for TAP               3.3            Mailing list for TAP
-------------------------------------------------------------------------------------------------------------
3.4             Mailing list for Inter PMN         3.4            Mailing list for Inter PMN Invoices
                Invoices
-------------------------------------------------------------------------------------------------------------
3.5             Application of VAT                 3.5            Application of VAT
-------------------------------------------------------------------------------------------------------------
4               CUSTOMER CARE                      4              CUSTOMER CARE
-------------------------------------------------------------------------------------------------------------
4.1             Inter Operator Customer Care       4.1            Inter Operator Customer Care Contact
                Contact
-------------------------------------------------------------------------------------------------------------
4.2             Customer Services Numbers          4.2            Customer Services Numbers
-------------------------------------------------------------------------------------------------------------
4.3             Customer Care Contact Numbers      4.3            Customer Care Contact Numbers
-------------------------------------------------------------------------------------------------------------
5               TECHNICAL ASPECTS                  5              TECHNICAL ASPECTS
-------------------------------------------------------------------------------------------------------------
5.1             Contact Points for Handling Test   5.1            Contact Points for Handling Test SIM
                SIM and/or USIM Cards                             and/or USIM Cards
-------------------------------------------------------------------------------------------------------------
5.2             Security                           5.2            Security
-------------------------------------------------------------------------------------------------------------
6               DATA PRIVACY                       6              DATA PRIVACY
-------------------------------------------------------------------------------------------------------------
6.1             National Requirements for Data     6.1            National Requirements for Data Privacy
                Privacy
-------------------------------------------------------------------------------------------------------------
7               FRAUD PREVENTION PROCEDURES        7              FRAUD PREVENTION PROCEDURES
-------------------------------------------------------------------------------------------------------------
7.1             Information on Fraud Prevention    7.1            Information on Fraud Prevention Procedures
                Procedures
-------------------------------------------------------------------------------------------------------------
8 ...           Additional annexes (optional)      8 ...          Additional annexes (optional)
-------------------------------------------------------------------------------------------------------------

---------------

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

                                                                       EXHIBIT I
                               [Letterhead of AWS]

[Closing Date]

Everett R. Dobson
Chief Executive Officer
Dobson Cellular Systems, Inc.
14201 Wireless Way
Oklahoma City, OK 73134


Re:      System Operator Code Issues


Dear Everett:

This letter agreement sets forth the terms pursuant to which Dobson Cellular Systems, Inc. and its subsidiaries ("Dobson") may use the AT&T Wireless Services, Inc. ("AWS") System Operator Code ("SOC"; and, each phone which is programmed to search for the AWS SOC, a "SOC-locked phone") in the Anchorage, Alaska MSA and the portions of the AK-2 RSA (collectively, the "Alaska Markets") that AWS is transferring to Dobson pursuant to an Asset Exchange Agreement dated as of December 24, 2002 (the "Asset Exchange Agreement") between Dobson and AWS. The execution of this letter agreement is a condition to the closing of the transactions contemplated by the Asset Exchange Agreement.

In order to facilitate the transfer of the Alaska Markets from AWS to Dobson, AWS hereby grants Dobson the right to use the AWS SOC in the Alaska Markets during the period (the "Term") from the date hereof until the earlier of (a) the five-year anniversary of the last date (the "Last Sales Date") on which a SOC-locked phone is sold by Dobson in the Alaska Markets (which date shall not be later than the first date on which AWS is no longer providing AWS Transition Services pursuant to the Transition Services Agreement (as defined in the Exchange Agreement) and (b) the first date on which the Benchmark Calculation (as defined below) is 7.5% or less. Within 30 days of the end of each quarter, Dobson shall provide AWS a written report setting forth the Benchmark Calculation. For purposes of this letter agreement, the term "Benchmark Calculation" shall mean the quotient derived from dividing the number of phones in use in the Alaska Markets at the time of calculation which were also in use as of the Last Sales Date by the total number of phones which were in use in the Alaska Markets as of the Last Sales Date, multiplied by one hundred (100) (it being understood that Dobson shall not provide service to a subscriber who uses a SOC-locked phone if such subscriber is no longer eligible to receive service from Dobson in accordance with Dobson's customary business practices).

After expiration of the Term, (a) AWS may terminate Dobson's right to use the AWS SOC upon 120 days' written notice to Dobson and (b) Dobson may discontinue using the AWS SOC upon 30 days' written notice to AWS.

AWS will use commercially reasonable efforts, at Dobson's expense, to facilitate an over-the-air change of the alpha tag on the SOC-locked phones, if necessary, in the event of a brand change in the Alaska Markets.

We request that you sign and return the enclosed copy of this letter indicating your agreement to the terms set forth above. If you have any questions, please contact me.

Sincerely,


Mark D. Bradner
Corporate Development



AGREED TO AND ACCEPTED BY:

Dobson Cellular Systems, Inc.



Name:
Title:

                                                                       EXHIBIT J

                               ACKNOWLEDGEMENT *




---------------

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission.